SECOND AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT

                                    among

                   THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

           as "Administrative Agent", "Co-Arranger" and a "Lender",

             DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

                       as "Co-Arranger" and a "Lender"

                                     and

            THE OTHER LENDERS LISTED ON THE SIGNATURE PAGES HEREOF

                                 as "Lenders"

                                     and

                             DT INDUSTRIES, INC.,

                                     and

           THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HEREOF

                                as "Borrower"

                                July 19, 1996

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                               Table of Contents


   1.     Effective Date ............................................      1

   2.     Definitions and Rules of Construction .....................      2
          2.1.     Definitions .....................................       2
          2.2.     References to Borrower, Canadian Borrower and
                   Borrower's Representative .......................       2
          2.3.     References to Covered Person ....................       2
          2.4.     References to Required Lenders ..................       2
          2.5.     Accounting Terms; Consolidated Basis ............       2
          2.6.     "Satisfactory" ..................................       2
          2.7.     Computation of Time Periods .....................       2
          2.8.     General .........................................       3

   3.     Lenders' Commitments ......................................      3
          3.1.     Revolving Commitments ...........................       3
                   3.1.1.     Revolving Advances ....................      3
                   3.1.2.     Limitation on Revolving Advances ......      3
                   3.1.3.     Borrowing Base ........................      4
                              3.1.3.1 ...............................      4
                              3.1.3.2 ...............................      4
          3.2.     Swingline Commitment .............................      4
                   3.2.1.     Swingline Advances ....................      4
                   3.2.2.     Limitations on Swingline Advances .....      5
          3.3.     Term Commitment ..................................      5
          3.4.     Canadian Term Commitment .........................      5
          3.5.     Post-Offering Acquisition Loan Commitment ........      5
          3.6.     Extension of Post-Offering Acquisition Loan
                   Commitment .......................................      6
          3.7.     Determination of Post-Offering Acquisition Loan
                   Amount ...........................................      6
          3.8.     General Acquisition Loan Commitment ..............      6
          3.9.     Letter of Credit Commitment ......................      7
          3.10.    Existing Letters of Credit .......................      7
                   3.10.1.    Canadian Letter of Credit .............      7
                   3.10.2.    Swiftpack Letter of Credit ............      7
                              3.10.2.1.      Subrogation Agreement ..      8

   4.     Interest; Yield Protection ................................      8
          4.1.     Interest on Loans ................................      8
          4.2.     Interest on Draws on Letters of Credit ...........      8
          4.3.     Definitions of Alternate Base Rate and Adjusted
                   LIBO Rate ........................................      8
                   4.3.1.     The Alternate Base Rate ...............      8
                   4.3.2.     Adjusted LIBO Rate ....................      8
          4.4.     CBR Increments and LIBOR Increments ..............      9
          4.5.     Interest Periods for LIBOR Loans .................     10
          4.6.     Conversion of Loans ..............................     10

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          4.7.     Time of Accrual ..................................     11
          4.8.     Computation ......................................     11
          4.9.     Rate After Maturity ..............................     11
          4.10.    Taxes ............................................     11
                   4.10.1.    Net Payments ..........................     11
                   4.10.2.    Exemption Forms .......................     12
                   4.10.3.    Exclusions From Gross-Up Obligations ..     12
          4.11.    Compensation for Increase In LIBOR Loan Costs ....     13
          4.12.    LIBOR Loan Funding Losses ........................     13
          4.13.    Capital Adequacy Reimbursement ...................     14
          4.14.    Usury ............................................     15

   5.     Fees ......................................................     15
          5.1.     Upfront Fee to Co-Arrangers ......................     15
          5.2.     Commitment Fee to Lenders ........................     15
          5.3.     Administrative Fee to Administrative Agent .......     16
          5.4.     Letter of Credit Fees to Lenders .................     16
          5.5.     Letter of Credit Fees to Administrative Agent
                   as Letter of Credit Issuer .......................     16
          5.6.     Special U.K. LC Fee ..............................     16
          5.7.     DTUK Special LC Fee Backstop .....................     16

   6.     Payments ..................................................     16
          6.1.     Scheduled Payments on Revolving Loans and
                   the Swingline Loan ...............................     16
                   6.1.1.     Interest ..............................     16
                   6.1.2.     Principal .............................     16
                              6.1.2.1.       Daily Payments .........     17
                              6.1.2.2.       Payment on Revolver
                                             Maturity Date ..........     17
          6.2.     Scheduled Payments on Term Loan and Canadian
                   Term Loan ........................................     17
                   6.2.1.     Interest ..............................     17
                   6.2.2.     Principal .............................     17
          6.3.     Scheduled Payments on Post-Offering Acquisition
                   Loan and General Acquisition Loan ................     18
                   6.3.1.     Interest ..............................     18
                   6.3.2.     Principal .............................     18
                   6.3.3.     Special General Acquisition Loan
                              Payment Provisions ....................     18
          6.4.     Prepayments; Reduction of Revolving Commitment ...     19
                   6.4.1.     Voluntary Prepayments .................     19
                   6.4.2.     Voluntary Reduction of Aggregate
                              Revolving Commitment ..................     19
                   6.4.3.     Mandatory Prepayments When
                              Over-Advances Exist ...................     19
                   6.4.4.     Other Mandatory Prepayments ...........     19
                              6.4.4.1.       Proceeds from Sales
                                             of Assets ..............     20

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                              6.4.4.2.       Proceeds from Sale of
                                             Securities .............     20
                              6.4.4.3.       Application of Insurance/
                                             Condemnation Proceeds ..     20
                              6.4.4.4.       Excess Cash Flow .......     21
                   6.4.5.     Mandatory Reduction of Revolving
                              Commitment ............................     21
          6.5.     Manner of Payments and Timing of Application of
                   Payments .........................................     21
                   6.5.1.     Payment Requirement ...................     21
                   6.5.2.     Application of Payments and Proceeds ..     22
                   6.5.3.     Interest Calculation ..................     22
          6.6.     Returned Instruments .............................     22
          6.7.     Compelled Return of Payments or Proceeds .........     22
          6.8.     Due Dates Not on Business Days ...................     22

   7.     Borrowings ................................................     23
          7.1.     Advances to Borrower .............................     23
          7.2.     Revolving Advances to Repay the Swingline Loan ...     23
                   7.2.1. ...........................................     23
                   7.2.2. ...........................................     23
          7.3.     Lenders' Right to Make Other Revolving Advances ..     24
          7.4.     Letters of Credit ................................     24
          7.5.     Administrative Agent's Notice to Lenders;
                   Funds Deposit ....................................     24
                   7.5.1.     Advances ..............................     24
                   7.5.2.     Funding Draws on Letters of Credit          24
          7.6.     Advances Ratable .................................     24
          7.7.     Administrative Agent's Availability Assumption ...     25
          7.8.     Disbursement .....................................     25
          7.9.     Amount, Number, and Purpose Restrictions on
                   Advances .........................................     25
          7.10.    Restriction on Number of LIBOR Loans .............     25
          7.11.    Each Advance Request and Letter of Credit
                   Request a Certification ..........................     25
          7.12.    Requirements for Every Advance Request ...........     26
          7.13.    Requirements for Every Letter of Credit Request ..     26
          7.14.    Exoneration of Administrative Agent and Lenders ..     26
          7.15.    Suspension of Obligation to Make LIBOR Advances ..     26

   8.     Security and Guaranties ...................................     26
          8.1.     Security Agreements ..............................     26
          8.2.     Mortgages ........................................     27
          8.3.     Intellectual Property Assignments ................     27
          8.4.     Stock Pledge Agreements ..........................     27
          8.5.     Account Assignment ...............................     27
          8.6.     Guaranty .........................................     27

   9.     Power of Attorney .........................................     27
          9.1. ......................................................     27
          9.2. ......................................................     28

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   10.    Conditions of Lending .....................................     28
          10.1.    Conditions to Initial Advance ....................     28
                   10.1.1.    Listed Documents and Other Items ......     28
                   10.1.2.    Net Worth .............................     28
                   10.1.3.    Availability Under Aggregate
                              Revolving Commitment ..................     28
                   10.1.4.    Financial Condition ...................     28
                   10.1.5.    Mid-West Enterprises and Mid-West
                              Systems Financial Statements ..........     29
                   10.1.6.    Default ...............................     29
                   10.1.7.    Perfection of Security Interests ......     29
                   10.1.8.    Representations and Warranties ........     29
                   10.1.9.    Material Adverse Change ...............     29
                   10.1.10.   Pending Material Proceedings ..........     29
                   10.1.11.   Payment of Fees .......................     29
                   10.1.12.   Legal Opinion .........................     29
                   10.1.13.   Other Items ...........................     29
          10.2.    Conditions to All Subsequent Advances ............     29
                   10.2.1.    General Conditions ....................     29
                   10.2.2.    Representations and Warranties ........     29
                   10.2.3.    Default ...............................     30

   11.    Special Conditions to Post-Offering Acquisition
          Advances; General Acquisition Advances; Certain
          Revolving Advances ........................................     30
          11.1.    Acquisitions Requiring Approval ..................     30
          11.2.    Other Acquisition Provisions .....................     30
                   11.2.1.    Certain Post-Offering Acquisition
                              Advances ..............................     30
                              11.2.1.1. .............................     30
                              11.2.1.2. .............................     31
                              11.2.1.3. .............................     31
                              11.2.1.4. .............................     31
                   11.2.2.    Certain General Acquisition Advances ..     31
                              11.2.2.1. .............................     31
                              11.2.2.2. .............................     31
          11.3.    Surviving Company Becomes a Borrower or a
                   Guarantor ........................................     31
          11.4.    Security Interests Granted in Assets .............     32
          11.5.    Acquisition Documents Assignment .................     32
          11.6.    Other Approvals Obtained .........................     32
          11.7.    Satisfactory Due Diligence Completed .............     32
          11.8.    Special Opinion of Counsel .......................     32
          11.9.    Proforma Financial Statements ....................     32
          11.10.   Contemporaneous Closing ..........................     32
          11.11.   Other Conditions .................................     33

   12.    Conditions to Issuance of Letter of Credit ................     33
          12.1.    Reimbursement Agreement ..........................     33
                   12.1.1.    Special Swiftpack Letter of Credit
                              Provisions ............................     33
          12.2.    No Prohibitions ..................................     33

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          12.3.    Representations and Warranties ...................     33
          12.4.    No Default .......................................     33
          12.5.    Other Conditions .................................     33

   13.    Representations and Warranties ............................     33
          13.1.    Organization and Existence .......................     33
          13.2.    Authorization ....................................     34
          13.3.    Due Execution ....................................     34
          13.4.    Enforceability of Obligations ....................     34
          13.5.    Burdensome Obligations ...........................     34
          13.6.    Legal Restraints .................................     34
          13.7.    Labor Contracts and Disputes .....................     34
          13.8.    No Material Proceedings ..........................     34
          13.9.    Material Licenses ................................     34
          13.10.   Compliance with Material Laws ....................     34
                   13.10.1.   General Compliance with Environmental
                              and Employment Laws ...................     34
                   13.10.2.   Proceedings ...........................     35
                   13.10.3.   Investigations Regarding Hazardous
                              Materials .............................     35
                   13.10.4.   Notices and Reports Regarding
                              Hazardous Materials ...................     35
                   13.10.5.   Hazardous Materials on Real Property ..     35
                   13.10.6.   Environmental Property Transfer Acts ..     35
          13.11.   Other Names ......................................     35
          13.12.   Prior Transactions ...............................     35
          13.13.   Capitalization ...................................     35
          13.14.   Solvency .........................................     35
          13.15.   Financial Statements .............................     36
          13.16.   No Change in Condition ...........................     36
          13.17.   No Defaults ......................................     36
          13.18.   Investments ......................................     36
          13.19.   Indebtedness .....................................     36
          13.20.   Indirect Obligations .............................     36
          13.21.   Encumbrances .....................................     36
          13.22.   Operating Leases .................................     36
          13.23.   Capital Leases ...................................     36
          13.24.   Tax Liabilities; Governmental Charges ............     36
          13.25.   Pension Benefit Plans ............................     36
                   13.25.1.   Prohibited Transactions ...............     37
                   13.25.2.   Claims ................................     37
                   13.25.3.   Reporting and Disclosure Requirements .     37
                   13.25.4.   Accumulated Funding Deficiency ........     37
                   13.25.5.   Multi-employer Plan ...................     37
          13.26.   Welfare Benefit Plans ............................     37
          13.27.   Retiree Benefits .................................     37
          13.28.   Distributions ....................................     37
          13.29.   Real Property ....................................     37
          13.30.   State of Collateral and other Property ...........     38

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                   13.30.1.   Accounts ..............................     38
                   13.30.2.   Inventory .............................     38
                   13.30.3.   Equipment .............................     39
                   13.30.4.   Intellectual Property .................     39
                   13.30.5.   Documents, Instruments and Chattel
                              Paper .................................     39
          13.31.   Chief Place of Business; Locations of Collateral .     39
                   13.31.1. .........................................     39
                   13.31.2. .........................................     39
                   13.31.3. .........................................     39
          13.32.   Negative Pledges .................................     39
          13.33.   Security Documents ...............................     39
                   13.33.1.   Security Agreements ...................     40
                   13.33.2.   Mortgages .............................     40
                   13.33.3.   Intellectual Property Assignments .....     40
                   13.33.4.   Account Assignment ....................     40
                   13.33.5.   Stock Pledge Agreement ................     40
                   13.33.6.   Acquisition Documents Assignments .....     40
          13.34.   S Corporation ....................................     40
          13.35.   Subsidiaries and Affiliates ......................     40
          13.36.   Bank Accounts and Lockboxes ......................     40
          13.37.   Margin Stock .....................................     40
          13.38.   Securities Matters ...............................     41
          13.39.   Investment Company Act, Etc. .....................     41
          13.40.   No Material Misstatements or Omissions ...........     41
          13.41.   Filings ..........................................     41
          13.42.   Broker's Fees ....................................     41
          13.43.   Eligibility of Collateral ........................     41

   14.    Survival of Representations ...............................     41

   15.    Affirmative Covenants .....................................     41
          15.1.    Use of Proceeds ..................................     42
          15.2.    Corporate Existence ..............................     42
          15.3.    Maintenance of Property and Leases ...............     42
          15.4.    Inventory ........................................     42
          15.5.    Insurance ........................................     42
          15.6.    Payment of Taxes and Other Obligations ...........     43
          15.7.    Compliance With Laws .............................     43
                   15.7.1.    Environmental Laws ....................     43
                   15.7.2.    Pension Benefit Plans .................     43
                   15.7.3.    Employment Laws .......................     43
          15.8.    Discovery and Clean-Up of Hazardous Material .....     43
                   15.8.1.    In General ............................     43
                   15.8.2.    Asbestos Clean-Up .....................     44
          15.9.    Termination of Pension Benefit Plan ..............     44
          15.10.   Notice to Co-Arrangers of Material Events ........     44
                   15.10.1. .........................................     44
                   15.10.2. .........................................     44

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                   15.10.3. .........................................     44
                   15.10.4. .........................................     45
                   15.10.5. .........................................     45
                   15.10.6. .........................................     45
                   15.10.7. .........................................     45
                   15.10.8. .........................................     46
                   15.10.9. .........................................     46
                   15.10.10. ........................................     46
                   15.10.11. ........................................     46
                   15.10.12. ........................................     46
          15.11.   Borrowing Officer ................................     46
          15.12.   Maintenance of Security Interests of Security
                   Documents ........................................     46
                   15.12.1.   Preservation and Perfection of
                              Security Interests ....................     46
                   15.12.2.   Collateral Held by Warehouseman,
                              Bailee, etc. ..........................     47
                   15.12.3.   Compliance With Terms of Security
                              Documents .............................     47
          15.13.   Accounting System ................................     47
                   15.13.1.   Account Records .......................     47
                   15.13.2.   Inventory Records .....................     47
          15.14.   Financial Statements .............................     47
                   15.14.1.   Annual Financial Statements ...........     47
                   15.14.2.   Quarterly Financial Statements ........     48
                   15.14.3.   Monthly Financial Statements ..........     48
          15.15.   Other Financial Information ......................     48
                   15.15.1.   Borrowing Base Certificate ............     48
                   15.15.2.   Agings Report .........................     49
                   15.15.3.   Other Reports or Information
                              Concerning Accounts or Inventory ......     49
                   15.15.4.   Stockholder and SEC Reports ...........     49
                   15.15.5.   Pension Benefit Plan Reports ..........     49
                   15.15.6.   Tax Returns ...........................     49
          15.16.   Review of Accounts ...............................     49
          15.17.   Inventory ........................................     49
          15.18.   Annual Projections ...............................     49
          15.19.   Other Information ................................     49
          15.20.   Audits by Co-Arrangers; Lenders ..................     49
          15.21.   Verification of Accounts and Notices to
                   Account Debtors ..................................     50
          15.22.   Appraisals of Collateral .........................     50
          15.23.   Access to Officers and Auditors ..................     50
          15.24.   Proformas for Permitted Acquisitions;
                   Historical Combined Financial Statements .........     50
          15.25.   Acquisition Documents ............................     51
          15.26.   Interest Rate Protection Agreements ..............     51
          15.27.   Further Assurances ...............................     51

   16.    Negative Covenants ........................................     52
          16.1.    Investments ......................................     52

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                   16.1.1. ..........................................     52
                   16.1.2. ..........................................     52
                   16.1.3. ..........................................     52
                   16.1.4. ..........................................     52
                   16.1.5. ..........................................     52
                   16.1.6. ..........................................     52
          16.2.    Indebtedness .....................................     52
                   16.2.1. ..........................................     52
                   16.2.2. ..........................................     52
                   16.2.3. ..........................................     52
                   16.2.4. ..........................................     53
                   16.2.5. ..........................................     53
                   16.2.6. ..........................................     53
                   16.2.7. ..........................................     53
          16.3.    Prepayments ......................................     53
          16.4.    Indirect Obligations .............................     53
          16.5.    Security Interests ...............................     53
                   16.5.1. ..........................................     53
                   16.5.2. ..........................................     53
                   16.5.3. ..........................................     53
                   16.5.4. ..........................................     54
                   16.5.5. ..........................................     54
                   16.5.6. ..........................................     54
                   16.5.7. ..........................................     54
                   16.5.8. ..........................................     54
          16.6.    Acquisitions .....................................     54
          16.7.    Bailments; Consignments; Warehousing .............     54
          16.8.    Disposal of Property .............................     54
          16.9.    Distributions ....................................     55
          16.10.   Change of Control ................................     55
          16.11.   Capital Structure; Equity Securities .............     55
          16.12.   Change of Business ...............................     55
          16.13.   Transactions With Affiliates .....................     55
          16.14.   No Default on Indebtedness or Material
                   Agreements .......................................     55
          16.15.   Conflicting Agreements ...........................     55
          16.16.   Bank Accounts ....................................     55
          16.17.   Sale and Leaseback Transactions ..................     55
          16.18.   New Subsidiaries .................................     55
          16.19.   Fiscal Year ......................................     55
          16.20.   Transactions Having a Material Adverse Effect ....     56
          16.21.   Mid-West Bank Accounts ...........................     56

   17.    Financial Covenants .......................................     56
          17.1.    Special Definitions ..............................     56
          17.2.    Capital Expenditures .............................     57
          17.3.    Capital Leases ...................................     57
          17.4.    Operating Lease Obligations ......................     57
          17.5.    Minimum Adjusted Operating Cash Flow .............     57

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          17.6.    Minimum Interest Coverage ........................     58
          17.7.    Minimum Fixed Charge Coverage ....................     58
          17.8.    Indebtedness to Adjusted Operating Cash Flow .....     58
          17.9.    Minimum Net Worth ................................     58
          17.10.   Minimum Current Ratio ............................     59
          17.11.   Indebtedness Plus Eight Times Operating
                   Lease Payments to Capitalization .................     59

   18.    Default ...................................................     59
          18.1.    Events of Default ................................     59
                   18.1.1.    Failure to Pay Principal or Interest ..     59
                   18.1.2.    Failure to Pay Other Amounts Owed
                              to Lenders ............................     59
                   18.1.3.    Failure to Pay Amounts Owed to Other
                              Persons ...............................     59
                   18.1.4.    Representations or Warranties .........     60
                   18.1.5.    Certain Covenant ......................     60
                   18.1.6.    Other Covenants .......................     60
                   18.1.7.    Acceleration of Other Indebtedness ....     60
                   18.1.8.    Default Under Other Agreements ........     60
                   18.1.9.    Bankruptcy; Insolvency; Etc. ..........     60
                   18.1.10.   Judgments; Attachment; Etc. ...........     61
                   18.1.11.   Pension Benefit Plan Termination,
                              Etc. ..................................     61
                   18.1.12.   Liquidation or Dissolution ............     61
                   18.1.13.   Seizure of Assets .....................     61
                   18.1.14.   Racketeering Proceeding ...............     61
                   18.1.15.   Loan Documents; Security Interests ....     61
                   18.1.16.   Loss to Collateral ....................     62
                   18.1.17.   Material Adverse Change ...............     62
          18.2.    Cross-Default ....................................     62
          18.3.    Rights and Remedies in the Event of Default ......     62
                   18.3.1.    Termination of Commitments ............     62
                   18.3.2.    Acceleration ..........................     62
                   18.3.3.    Right of Set-off ......................     62
                   18.3.4.    Notice to Account Debtors .............     62
                   18.3.5.    Entry Upon Premises and Access to
                              Information ...........................     62
                   18.3.6.    Completion of Uncompleted Inventory
                              Items .................................     63
                   18.3.7.    Borrower's Obligations ................     63
                   18.3.8.    Secured Party Rights ..................     63
                              18.3.8.1. .............................     63
                              18.3.8.2. .............................     63
                   18.3.9.    Miscellaneous .........................     64
                   18.3.10.   Application of Funds ..................     64
          18.4.    Limitation of Liability; Waiver ..................     64
          18.5.    Notice ...........................................     64

   19.    Administrative Agent and Lenders ..........................     65

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          19.1.    Appointment of Administrative Agent ..............     65
          19.2.    Powers ...........................................     65
          19.3.    General Immunity of Administrative Agent .........     65
          19.4.    No Responsibility for Loans, Recitals, Etc. ......     65
          19.5.    Action on Instructions of Required Lenders .......     65
          19.6.    Employment of Agents and Counsel .................     65
          19.7.    Reliance on Documents; Counsel ...................     65
          19.8.    Administrative Agent's Reimbursement and
                   Indemnification ..................................     65
          19.9.    Rights as a Lender ...............................     66
          19.10.   Independent Credit Decisions .....................     66
          19.11.   Successor Administrative Agent ...................     66
          19.12.   Notification of Lenders ..........................     66
          19.13.   No Knowledge of Default ..........................     67
          19.14.   Collections and Distributions to Lenders by
                   Administrative Agent .............................     67

   20.    General ...................................................     67
          20.1.    Lenders' Right to Cure ...........................     67
          20.2.    Rights Not Exclusive .............................     68
          20.3.    Survival of Agreements ...........................     68
          20.4.    Assignments and Participations ...................     68
                   20.4.1.    Permitted Assignments .................     68
                              20.4.1.1. .............................     68
                              20.4.1.2. .............................     68
                              20.4.1.3. .............................     68
                              20.4.1.4. .............................     68
                              20.4.1.5. .............................     69
                   20.4.2.    Consequences and Effect of
                              Assignments ...........................     69
                              20.4.2.1. .............................     69
                              20.4.2.2. .............................     69
                   20.4.3.    Assignment Fee ........................     69
                   20.4.4.    Administrative Agent to Retain Copies
                              Assignments and Acceptances ...........     69
                   20.4.5.    Notice to Borrower of Assignment ......     70
                   20.4.6.    Sale of Participations ................     70
                              20.4.6.1. .............................     70
                              20.4.6.2. .............................     70
                              20.4.6.3. .............................     70
                              20.4.6.4. .............................     70
                              20.4.6.5. .............................     70
                    20.4.7.  Assignments to Affiliates ..............     70
          20.5.    Payment of Expenses ..............................     70
          20.6.    General Indemnity. ...............................     71
                   20.6.1. ..........................................     71
                   20.6.2. ..........................................     72
                   20.6.3. ..........................................     72
          20.7.    Letters of Credit ................................     72

          20.8.    Changes in Accounting Principles .................     72
          20.9.    Loan Records .....................................     72
          20.10.   Other Security and Guaranties ....................     73
          20.11.   Negotiated Transaction ...........................     73
          20.12.   Choice of Forum ..................................     73
          20.13.   Service of Process ...............................     73
          20.14.   Jury Trial .......................................     74

   21.    Miscellaneous .............................................     74
          21.1.    Notices ..........................................     74
          21.2.    Amendments, Waivers and Consents .................     74
          21.3.    Successors and Assigns ...........................     75
          21.4.    Severability .....................................     75
          21.5.    Counterparts .....................................     75
          21.6.    Governing Law; No Third Party Rights .............     75
          21.7.    Counterpart Facsimile Execution ..................     75
          21.8.    No Other Agreements ..............................     75
          21.9.    Incorporation By Reference .......................     76
          21.10.   Statutory Notice .................................     76

           SECOND AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT


   This is an agreement (this "Agreement") among DT INDUSTRIES, INC. ("DTI"), a Delaware corporation, formerly known as Detroit Tool and Engineering Company, DETROIT TOOL AND ENGINEERING COMPANY, a Delaware corporation ("Engineering"), DETROIT TOOL METAL PRODUCTS CO., a
   Missouri  corporation,  ("Metal  Products"),  SENCORP  SYSTEMS,  INC., a
   Delaware  corporation   ("Sencorp"),   PHARMA  GROUP,  INC.  a  Delaware
   corporation, formerly known as Stokes-Merrill Corporation ("PGI"), ADVANCED ASSEMBLY AUTOMATION, INC., an Ohio corporation ("AAA"), DT CANADA INC., a New Brunswick, Canada corporation ("DT Canada"), KALISH CANADA INC., a New Brunswick, Canada corporation ("Kalish Canada") and MID-WEST AUTOMATION ENTERPRISES, INC., an Illinois corporation ("Mid-West Enterprises") (DTI, Engineering, Metal Products, Sencorp, PGI, AAA, DT Canada, Kalish Canada and Mid-West Enterprises) referred to herein both collectively and individually as "Borrower"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS ("Boatmen's"), as "Administrative Agent", "Co-Arranger" and as a "Lender", DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES ("Dresdner"), as "Co-Arranger", and as a "Lender" and Boatmen's, Dresdner and the additional lenders listed on the signature pages hereof, as "Lenders".

                                  RECITALS:

   A. DTI, Engineering, Metal Products, Sencorp, PGI and AAA and the Prior Lenders entered into that certain Loan Agreement dated as of August 16, 1995 (the "Initial Loan Agreement").

   B. The Initial Loan Agreement has been amended by amendment numbers one through five (collectively, the "Amendments", and together with the Initial Loan Agreement, the "Original Loan Agreement").

   C. As a result of certain acquisitions reflected in the Amendments, DT Canada and Kalish Canada became obligated as borrowers under the Original Loan Agreement and Armac Industries Co. ("Armac") and Assembly Machines, Inc. ("AMI") became obligated as guarantors of the obligations of the borrowers under the Original Loan Agreement.

   D. There is currently outstanding under the Original Loan Agreement certain indebtedness of Borrower to the Prior Lenders (the "Prior Senior Indebtedness"). The Prior Senior Indebtedness is being acquired by, and allocated among, the Lenders, pro rata in accordance with the terms of this Agreement.

   E. Borrower and Guarantors have requested that the Original Loan Agreement be amended and restated to provide funds for the acquisition of Mid-West Enterprises, and its wholly-owned subsidiary, Mid-West Automation Systems, Inc. ("Mid-West Systems", and for other purposes, as set forth herein.

   F. Lenders have agreed to amend and restate the Original Loan Agreement, subject to the terms and conditions set forth herein.


                                  AGREEMENT

            Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and Lenders hereby agree as follows:

   1. Effective Date. This Agreement shall become effective on July 19, 1996 (the "Effective Date") as an amendment and restatement of the Original Loan Agreement.

   2.       Definitions and Rules of Construction.

            2.1. Definitions. Each capitalized term in this Agreement shall have the meaning defined in the Glossary and Index of Defined Terms (the "Glossary") which is ttached hereto as Exhibit 2.1. If a capitalized term is not defined in the Glossary, it shall have the meaning as defined elsewhere in this Agreement. If a capitalized term is not defined in either the Glossary or elsewhere in this Agreement, it shall have the meaning as defined in the UCC.

            2.2.     References   to   Borrower,   Canadian   Borrower  and
   Borrower's Representative. The term "Borrower" herein refers to DTI, Engineering, Metal Products, Sencorp, PGI, AAA, DT Canada, Kalish
   Canada and Mid-West Enterprises both separately and collectively, except that DT Canada and Kalish Canada are Borrowers only with respect to the Aggregate Canadian Term Loan and the indebtedness and obligations thereunder. The words "a Borrower", "any Borrower", "each Borrower" and "every Borrower" refer to each of DTI, Engineering, Metal Products, Sencorp, PGI, AAA, DT Canada, Kalish Canada and Mid-West Enterprises separately, except that such terms refer to DT Canada and Kalish Canada only with respect to the Aggregate Canadian Term Loan and the indebtedness and obligations thereunder. The term "Canadian Borrowers" refers to DT Canada and Kalish Canada. The obligations of each Borrower (other than the Canadian Borrowers) under the Loan Documents are joint and several with respect to all of the Loan Documents. The obligations of the Canadian Borrowers are joint and several with respect to the Indebtedness and obligations under the Aggregate Canadian Term Loan. The term "Borrower's Representative" herein refers to DTI, which is hereby appointed as the agent and attorney-in-fact for every Borrower and has full power and authority to perform every act that Borrower's Representative is herein required or permitted to do. Every such act of Borrower's Representative may be relied upon by Administrative Agent and Lenders as an act authorized and directed by every Borrower.

            2.3. References to Covered Person. The term "Covered Person" means each Borrower, and if any of them now has or acquires any Subsidiaries, each of such Subsidiaries. The words "a Covered Person", "any Covered Person", "each Covered Person" and "every Covered Person" refer to each Borrower, and each of their respective Subsidiaries, separately.

            2.4. References to Required Lenders. The term "Required Lenders" means any one or more Lenders whose shares of the Lenders' Exposure at the relevant time aggregate at least 66 2/3%.

            2.5. Accounting Terms; Consolidated Basis. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial measurements herein respecting "Borrower" shall be made and calculated for each Borrower and all of their Subsidiaries, if any, unless otherwise expressly provided otherwise herein, on a consolidated basis in accordance with GAAP.

            2.6. "Satisfactory". Wherever herein a document or matter is required to be satisfactory either to Administrative Agent, a Lender, Required Lenders or the Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent, such Lender, Required Lenders or Lenders (as applicable) in both form and substance, and unless expressly stated otherwise they shall have the absolute discretion to determine whether the document or matter is satisfactory.

            2.7. Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

            2.8. General. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such
   Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word "Exhibit" refers to an Exhibit to this Agreement unless it expressly refers to something else;
   (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

   3. Lenders' Commitments. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lenders make the following commitments to Borrower:

            3.1.     Revolving Commitments.

            3.1.1.   Revolving  Advances.  Subject  to the  limitations  in
   Section 3.1.2 and elsewhere herein, each of the Lenders commits to make available for advances to Borrower (each a "Revolving Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on the fifth anniversary of the Effective Date (the "Revolver Maturity Date") such Lender's prorata share of the Aggregate Revolving Commitment as listed on Exhibit 3 hereto. The "Aggregate Revolving Commitment" on any date shall be
   $55,000,000, or such lesser or greater Dollar amount to which it may have been changed as provided herein. Each Lender's "Revolving
   Commitment" is its prorata share of the Aggregate Revolving Commitment as listed on Exhibit 3 hereto. (The from time to time outstanding principal balance of all Revolving Advances from Lenders is referred to herein as the "Aggregate Revolving Loan" and each Lender's prorata share thereof is referred to herein as a "Revolving Loan".) The obligation of Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to such Lender's Revolving Commitment and otherwise in the form attached hereto as Exhibit 3.1.1 (individually a "Revolving Note" and collectively the "Revolving Notes") satisfactory to such Lender. Subject to the limitations in Section 3.1.2 and elsewhere herein, amounts applied to reduce the Aggregate Revolving Loan may be reborrowed as Revolving Advances. At any time after an Event of Default occurs, the Aggregate Revolving Commitment may be canceled as provided in Section 18.3.

            3.1.2. Limitation on Revolving Advances. No Revolving Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount and no Revolving Advance will be made on or after the Revolver Maturity Date. Lenders may, however, in their absolute discretion, make such Revolving Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Advances thereafter. The "Maximum Available Amount" on any date for any Revolving Advance shall be a Dollar amount equal to (i) the lesser of the Aggregate Revolving Commitment or the Borrowing Base on such date, minus (ii) the sum of (a) 100% of the Lenders' Letter of Credit Exposure (except to the extent that such Revolving Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit),
   (b) the Swingline Loan, and (c) the sum of (1) the amount, if any by which the Dollar equivalent of the sum of the Swiftpack Letter of Credit Available Amount plus all amounts drawn on the Swiftpack Letter of Credit and not reimbursed by Borrower exceeds $21,000,000. For purposes of calculating the Maximum Available Amount only, the Lenders' Letter of Credit Exposure shall not be deemed to include the Swiftpack Letter of Credit except as set forth in clause (c) above.

            3.1.3. Borrowing Base. The "Borrowing Base" on any date for any Revolving Advance or any Swingline Advance shall be the sum of:

            3.1.3.1. Eighty-five percent (85%) of the total outstanding principal balance of Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 15.15.1, whichever is less; plus

            3.1.3.2. An amount equal to 65% of

                     (i) the value of Eligible Inventory as of the close of business on suchdate, or as certified in the Borrowing Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 15.15.1, whichever is less, plus Costs and Estimated Earnings in Excess of Amounts Billed, as such amount would be shown in Borrower's financial statements, exclusive of the earnings component thereof;

                     minus

                     (ii) the total of all customer advances and deposits, as such amount would be shown in Borrower's financial statements.

            All Inventory shall be valued at the lower of cost or market on a first-in-first-out basis.

            3.2.     Swingline Commitment.

            3.2.1. Swingline Advances. In order to reduce the frequency of the transfer of funds from Lenders to Administrative Agent for making Revolving Advances, but subject to the limitations in Section
   3.2.2 and elsewhere herein, Boatmen's may in its absolute discretion make advances (each a "Swingline Advance") to Borrower from time to time during the period commencing on the Effective Date and ending at the close of business on the Revolver Maturity Date (the "Swingline Commitment"); provided, however, that Boatmen's shall make no Swingline Advance if there is pending an Existing Default, Default, or Event of Default and Boatmen's has received written notice from the Required Lenders directing it to make no further Swingline Advances. (The from time to time outstanding principal balance of all Swingline Advances from Boatmen's is referred to herein as the "Swingline Loan".) The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Boatmen's in a maximum principal amount equal to $5,000,000 and otherwise in the form attached hereto as Exhibit 3.2 (the "Swingline Note") satisfactory to Boatmen's. Subject to the limitations in Section 3.2.2 and elsewhere herein, amounts applied to reduce the Swingline Loan may be reborrowed as Swingline Advances. Boatmen's may terminate the Swingline Commitment at any time in its absolute discretion.

            3.2.2. Limitations on Swingline Advances. Boatmen's shall not be obligated to make any particular Swingline Advance, the making of any particular Swingline Advance at any particular time being absolutely discretionary. In any event, no Swingline Advance will be made on or after the Revolver Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Maximum Swingline Amount. The "Maximum Swingline Amount" on any date for any Swingline Advance shall be a Dollar amount equal to the lesser of (i) $5,000,000 or (ii) an amount equal to the Maximum Available Amount as of such date minus the Revolving Loan immediately prior to any such Swingline Advance.

            3.3. Term Commitment. Each Lender commits to make a term loan to Borrower (its "Term Commitment") in the amount of its prorata share of $94,000,000 (the "Aggregate Term Commitment") as listed on
   Exhibit 3 hereto in a single advance by each Lender (the aggregate of all such advances being referred to herein as the "Term Advance"). (The from time to time outstanding principal amount of the Term Advance is referred to herein as the "Aggregate Term Loan" and each Lender's prorata share thereof is referred to herein as a "Term Loan".) The obligation of Borrower to repay each Lender's prorata share of the Aggregate Term Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to such Lender's prorata share of the Aggregate Term Commitment and otherwise in substantially the form attached hereto as Exhibit 3.3 (individually a "Term Note" and collectively the "Term Notes"). Amounts applied to reduce the Aggregate Term Loan may not be reborrowed.

            3.4. Canadian Term Commitment. Each Lender commits to make a term loan to the Canadian Borrowers (its "Canadian Term Commitment") in the amount of its prorata share of $10,000,000 (the "Aggregate Canadian Term Commitment") as listed on Exhibit 3 hereto in a single advance by each Lender (the aggregate of all such advances being referred to herein as the "Canadian Term Advance"). (The from time to time outstanding principal amount of the Canadian Term Advance is referred to herein as the "Aggregate Canadian Term Loan" and each Lender's prorata share thereof is referred to herein as a "Canadian Term Loan".) The obligation of Canadian Borrowers to repay each Lender's prorata share of the Aggregate Canadian Term Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to such Lender's prorata share of the Aggregate Canadian Term Commitment and otherwise in substantially the form attached hereto as Exhibit 3.4 (individually a "Canadian Term Note" and collectively the "Canadian Term Notes"). Amounts applied to reduce the Aggregate Canadian Term Loan may not be reborrowed.

            3.5. Post-Offering Acquisition Loan Commitment. Subject to the limitations in Section 3.7, each Lender commits to make available a term loan facility to Borrower (its "Post-Offering Acquisition Loan Commitment") in an amount equal to the Term Loan Equity Prepayment (the "Aggregate Post-Offering Acquisition Loan Commitment") in one or more advances by Lenders in accordance with their prorata shares of the Aggregate Post-Offering Acquisition Loan Commitment as listed on
   Exhibit 3 hereto (each advance by a Lender being referred to herein as a "Post-Offering Acquisition Advance"). Borrower may request Post-Offering Acquisition Advances solely for purposes of making Permitted Acquisitions from time to time during the period commencing on the Post-Offering Acquisition Loan Availability Date and ending at the close of Administrative Agent's business at the Lending Office one year after the Post-Offering Acquisition Loan Availability Date. Except for Post-Offering Acquisition Advances made within 90 days after the consummation of a Permitted Acquisition for the purpose of paying the post-closing expenses and fees incurred in connection with such acquisition, no Post-Offering Acquisition Advance will be made after the expiration of the Post-Offering Acquisition Loan Availability Period. (The
   from time to time outstanding principal amount of all Post-Offering Acquisition Advances from Lenders is referred to herein as the "Aggregate Post-Offering Acquisition Loan" and each Lender's prorata share thereof is referred to herein as a "Post-Offering Acquisition Loan".) No Post-Offering Acquisition Advance will be made which would result in the Aggregate Post-Offering Acquisition Loan exceeding the Post-Offering Acquisition Loan Commitment. The obligation of Borrower to repay each Lender's prorata share of the Aggregate Post-Offering
   Acquisition Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to its prorata share of the Aggregate Post-Offering Acquisition Loan Commitment and otherwise in the form attached hereto as Exhibit 3.5 (individually a "Post-Offering Acquisition Note" and collectively the "Post-Offering Acquisition Notes"). Amounts applied to reduce the Aggregate Post-Offering Acquisition Loan may not be reborrowed.

            3.6. Extension of Post-Offering Acquisition Loan Commitment. If at the end of the Post-Offering Acquisition Loan Availability Period, (i) there is remaining availability under the Aggregate Post-Offering Acquisition Loan Commitment and (ii) there is no Existing Default, Borrower may at its option extend the Post-Offering Acquisition Loan Availability Period through the second anniversary of the Post-Offering Acquisition Loan Availability Date by providing written notice of such election to Administrative Agent within 30 days prior to the original expiration date of the Post-Offering Acquisition Loan Availability Period.

            3.7. Determination of Post-Offering Acquisition Loan Amount. If, within one year after the Effective Date, Borrower issues equity securities in a minimum amount of $50,000,000 and makes a prepayment on the Aggregate Term Loan with the net proceeds thereof, the Aggregate Post-Offering Acquisition Loan Commitment shall, as of the date of such prepayment, be an amount equal to the Term Loan Equity Prepayment. Until Borrower makes such prepayment, the Aggregate Post-Offering Acquisition Loan Commitment shall be zero Dollars. In addition, no Post-Offering Acquisition Advances will be made until after the Aggregate General Acquisition Loan Commitment has been fully drawn pursuant to clause (ii) of Section 3.8.

            3.8. General Acquisition Loan Commitment. Subject to Borrower's satisfaction of the terms of Sections 11.3 through 11.11, each Lender commits to make available a term loan facility to Borrower (its "General Acquisition Loan Commitment") in the amount of its prorata share of up to $20,000,000 (the "Aggregate General Acquisition Loan Commitment") in one or more advances by Lenders in accordance with their prorata shares of the Aggregate General Acquisition Loan Commitment as listed on Exhibit 3 hereto (each advance by a Lender being referred to herein as a "General Acquisition Advance"). Borrower may request General Acquisition Advances solely for the purposes of (i)
   paying the portion of the cost of the acquisition of Mid-West Enterprises and Mid-West Systems that is equal to cash on the balance sheets of Mid-West Enterprises and Mid-West Systems as of the closing date of such acquisition, and (ii) making subsequent Permitted Acquisitions and paying the post closing costs of such subsequent acquisitions. General Acquisition Advances for the purpose of clause
   (i) above shall be Alternate Base Rate Advances. The General Acquisition Loan Commitment shall be available during the period commencing on the Effective Date and ending at the close of Administrative Agent's business at the Lending Office on the General Acquisition Expiration Date. Except for General Acquisition Advances made within 90 days after the consummation of a Permitted Acquisition for the purpose of paying the post-closing expenses and fees incurred in connection with such acquisition, no General Acquisition Advance will be made after General Acquisition Expiration Date. (The from time to time outstanding principal amount of all General Acquisition Advances from Lenders is referred to herein as the "Aggregate General Acquisition Loan" and each Lender's prorata share thereof is referred to herein as a "General Acquisition Loan".) No General Acquisition Advance will be made which would result in the Aggregate General Acquisition Loan exceeding the General Acquisition Loan Commitment. The obligation of Borrower to repay each Lender's prorata share of the Aggregate General Acquisition Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to its prorata share of the

   Aggregate General Acquisition Loan Commitment and otherwise in the form attached hereto as Exhibit 3.8 (individually a "General Acquisition Note" and collectively the "General Acquisition Notes"). After all payments required by Section 6.3.3 have been made and the Aggregate General Acquisition Loan has been paid down to zero, the Aggregate General Acquisition Loan Commitment shall automatically return to $20,000,000. Except as provided in the immediately preceding sentence, amounts applied to reduce the Aggregate General Acquisition Loan may not be reborrowed.

            3.9. Letter of Credit Commitment. Boatmen's commits to issue Standby Letters of Credit and Commercial Letters of Credit for the account of Borrower from time to time during the period commencing on the Effective Date and ending on the Revolver Maturity Date, but only in connection with transactions satisfactory to Administrative Agent and only if the Letter of Credit Exposure pursuant to this
   Section 3.9 will not as a result of such  issuance  exceed the lesser of
   (a) $5,000,000, and (b) any excess of the Maximum Available Amount over the Aggregate Revolving Loan the "Letter of Credit Commitment"). The expiration date of any Letter of Credit other than the Canadian Letter of Credit and the Swiftpack Letter of Credit will not be more than one year after its issuance date and in no event will be later than the Revolver Maturity Date. Immediately upon the issuance by Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and each such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a prorata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's prorata undivided interest shall be the same as such other Lender's prorata share of the Aggregate Revolving Commitment.

            3.10.    Existing Letters of Credit.

            3.10.1. Canadian Letter of Credit. Boatmen's has previously issued a Letter of Credit for the account of Borrower in connection with a revolving loan made by NBD Bank, Canada to Kalish Canada (the "Canadian Letter of Credit") to secure the Indebtedness of Kalish Canada under such loan facility in the face amount of $3,060,000 (Cdn.). The expiration date of the Canadian Letter of Credit will not be later than the maturity date of the revolving loan made by NBD Bank, Canada and in no event will be later than the Revolver Maturity Date. Immediately upon the date that any Person becomes a Lender hereunder, Boatmen's and each Lender hereunder shall be deemed to have sold and transferred to such other Lender, and each such other Lender shall be deemed to have purchased and received from the other Lenders, a prorata undivided interest and participation in the Canadian Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Each Lender's prorata undivided interest in the foregoing shall be the same as such Lender's prorata share of the Aggregate Revolving Commitment.

            3.10.2. Swiftpack Letter of Credit. Boatmen's has previously issued a Letter of Credit (the "Swiftpack Letter of Credit") in the face amount of pound sterling 13,500,000 for the account of Borrower in connection with, and as security for, the Dresdner UK Loan. The expiration date of the Swiftpack Letter of Credit will be such date as is acceptable to Dresdner UK, but in no event later than December 31, 2000. The maximum amount available for draws under the Swiftpack Letter of Credit reduces automatically and permanently in accordance with its terms by the amount of each drawing made thereon. Immediately upon the date that any Person becomes a Lender hereunder, Boatmen's and each Lender hereunder shall be deemed to have sold and transferred to such other Lender, and each such other Lender shall be deemed to have purchased and received from the other Lenders, a prorata undivided interest and participation in the Swiftpack Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Each Lender's prorata undivided interest in the foregoing shall be the same as such Lender's prorata share of the Aggregate Revolving Commitment.

            3.10.2.1. Subrogation Agreement. In connection with the Swiftpack Letter of Credit, Administrative Agent, on behalf of the Prior Lenders, entered into the Subrogation Agreement with Dresdner UK. Immediately upon the date that any Person becomes a Lender hereunder, Boatmen's and each Lender hereunder shall be deemed to have sold and transferred to such other Lender, and each such other Lender shall be deemed to have purchased and received from the other Lenders, a prorata undivided interest and participation in the Subrogation Agreement, and all rights and obligations thereunder. Each Lender agrees to reimburse Administrative Agent such Lender's prorata share of any payments Administrative Agent is required to make under the terms of the Subrogation Agreement. Each Lender's prorata undivided interest in the foregoing shall be the same as such Lender's prorata share of the Aggregate Revolving Commitment.

   4.       Interest; Yield Protection.

            4.1. Interest on Loans. Each Loan other than the Swingline Loan shall bear interest at a rate per annum that is either the Alternate Base Rate or the Adjusted LIBO Rate, as designated by Borrower as provided herein. The Swingline Loan shall bear interest at the Alternate Base Rate. Each LIBOR Loan shall bear interest at the Adjusted LIBO Rate throughout the Interest Period for such Loan. All payments made pursuant to the provisions of Sections 4.10 and 4.11 hereof shall be deemed to be interest payments.

            4.2. Interest on Draws on Letters of Credit. Borrower shall pay interest on the unreimbursed amount of each draw on a Letter of Credit at a rate per annum equal to the then current Alternate Base Rate.

            4.3.     Definitions  of Alternate  Base Rate and Adjusted LIBO
   Rate.

            4.3.1. The Alternate Base Rate. The "Alternate Base Rate" shall be the Corporate Base Rate plus the applicable increment (the "CBR Increment") from the table in Section 4.4.

            4.3.2. Adjusted LIBO Rate. The "Adjusted LIBO Rate" shall be the LIBO Rate plus the applicable increment (the "LIBOR Increment") from the table in Section 4.4. The "LIBO Rate" shall be the interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

            (i) the rate at which Dollar deposits in immediately available funds, approximately equal in amount to the applicable portion of the Loan which is a LIBOR Loan and for a maturity equal to the applicable Interest Period, are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the applicable Advance Date or Conversion Date, as reported on Telerate Screen LIBO page 3750, divided by

            (ii) a number equal to one minus the decimal equivalent of the aggregate of the maximum rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which any Lender is subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation
            D. (The amount of every LIBOR Loan shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.) The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

            4.4. CBR Increments and LIBOR Increments. Prior to a prepayment of the Aggregate Term Loan from the proceeds of the issuance of equity securities, the CBR and LIBOR Increments shall be as follows:



   Ratio of Borrower's        CBR Increment             LIBOR Increment
   Indebtedness to Operating
   Cash Flow
   less than 1.00 to 1.00     0.00%                     0.75%

   equal to or greater than   0.00%                     1.00%
   1.00 to 1.00 but less
   than 1.5 to 1.00

   equal to or greater than   0.00%                     1.25%
   1.50 to 1.00 but less
   than 2.00 to 1.00

   equal to or greater than   0.00%                     1.50%
   2.00 to 1.00 but less
   than 2.50 to 1.00

   equal to or greater than   0.25%                     1.75%
   2.50


   Beginning on the first day of the first full calendar month after Borrower has made a principal prepayment of not less than $50,000,000 on the Aggregate Term Loan from the proceeds of the issuance of equity securities, the CBR and LIBOR Increments shall be as follows:



Ratio of Borrower's        CBR Increment             LIBOR Increment
Indebtedness to Operating
Cash Flow
less than 1.50 to 1.00     0.00%                     0.75%

equal to or greater than   0.00%                     1.00%
1.50 to 1.00 but less
than 2.00 to 1.00

equal to or greater than   0.00%                     1.25%
2.00 to 1.00 but less
than 2.50 to 1.00

equal to or greater than   0.00%                     1.50%
2.50


   For purposes of calculating the CBR Increment and the LIBOR Increment, Operating Cash Flow shall be calculated as of the end of each fiscal quarter for the four fiscal quarters then ended based on the Adjusted

   Operating Cash Flow set forth in the Financial Statements provided to Administrative Agent as required under Section 15.14.

   The LIBOR Increment for each LIBOR Loan shall be determined quarterly. Such determination shall be made ten days after Borrower delivers its Financial Statements for a fiscal quarter to Administrative Agent, but shall not be effective as to any existing LIBOR Loan until and unless it is renewed as a LIBOR Loan.

   The CBR Increment for each CBR Loan shall be determined quarterly, ten days after Borrower delivers its Financial Statements for a fiscal quarter to Administrative Agent and shall become effective for all CBR Loans immediately.

   If Borrower does not deliver its quarterly Financial Statements to Administrative Agent within the period required by Section 15.14.2, and such failure continues for 2 Business Days after notice from
   Administrative Agent, the highest possible CBR Increment and LIBOR Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Administrative Agent.

            4.5. Interest Periods for LIBOR Loans. For each Loan that Borrower designates to be a LIBOR Loan, Borrower shall select an interest period (each an "Interest Period") to be applicable to such Loan. The Interest Period for a LIBOR Loan shall be either a one-, two-, three-, or six-month period; provided that:

            (i) every such Interest Period for an Advance shall commence on the date of the Advance;

            (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following
            calendar   month,  it  shall  expire  on  the  first  preceding
            Business Day;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (iv) no Interest Period for a Revolving Loan shall extend beyond the Revolver Maturity Date, and no Interest Period for a Term Loan or Canadian Term Loan shall extend beyond the Term Maturity Date; and

            (v) no Interest Period for a Term Loan or Canadian Term Loan may extend beyond a date on which the Borrower is required to make a scheduled principal payment on the Aggregate Term Loan or Aggregate Canadian Term Loan unless the aggregate amount of all other Term Loans or Canadian Term Loans that are Alternate Base Rate Loans or that have Interest Periods expiring on or before such date equals or exceeds the amount of the scheduled principal payment.

            4.6. Conversion of Loans. Borrower may (i) at any time convert a Loan of one type into a Loan of another type, or (ii) at the end of any Interest Period for a LIBOR Loan, continue such LIBOR Loan for an additional Interest Period; provided, however, that a LIBOR Loan may only be so converted or continued on the last day of its Interest Period; and provided, further, that the Swingline Loan may not be converted into LIBOR Loans. To cause a conversion or continuation, Borrower shall give Administrative Agent, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective (the "Conversion Date"), a written request (which may be mailed, personally delivered or telecopied as provided in Section 21.1) (a "Notice of Conversion/Continuation") (i) identifying the Loan to be converted or continued, (ii) specifying whether a conversion or continuation is requested, (iii) in the case of a conversion, specifying whether the Adjusted LIBOR Rate or the Alternate Base Rate is to be applicable to the Loan upon the conversion, and (iv) in the case of conversion to or continuation of a LIBOR Loan, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the last day of the Interest Period for a Loan with a Base Rate for which an Interest Period must be specified, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Administrative Agent requesting to convert the Loan to an Alternate Base Rate Loan.

            4.7. Time of Accrual. Interest shall accrue on all principal amounts outstanding from and including the date when first outstanding to but excluding the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

            4.8. Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Corporate Base Rate shall change simultaneously with any change in the Corporate Base Rate and such rates shall be effective for the entire day on which such Corporate Base Rate change becomes effective.

            4.9. Rate After Maturity. Borrower shall pay interest on each Loan after its Maturity, and (at the option of Lenders) upon each of the Loans and the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2% in excess of the rate which would otherwise apply hereunder, such rate to change simultaneously with any change in the Alternate Base Rate or the Adjusted LIBO Rate, as applicable.

            4.10.    Taxes.

            4.10.1. Net Payments. If any Tax is required to be withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Administrative Agent or any Lender under the Loan Documents, Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and
   (ii) shall pay to  Administrative  Agent or such Lender,  as applicable,
   (a) such additional amounts as may be necessary so that the net amount received by Administrative Agent or such Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents and (b) an amount equal to all Taxes payable by Administrative Agent or such Lender as a result of payments made by Borrower (whether to a taxing authority or to Administrative Agent or such Lender) pursuant to this Section. If any Tax is withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Administrative Agent or any Lender under the Loan Documents, Borrower shall, within 30 days after the date of such payment, furnish to Administrative Agent or such Lender, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to Administrative Agent or any Lender under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority under circumstances that would lead Administrative Agent or such Lender to reasonably believe such withholding or deduction is required, Borrower shall, within 30 days after any request from Administrative Agent or such Lender, as applicable, furnish to Administrative Agent or such Lender a certificate from such taxing authority, or an opinion of counsel acceptable to Administrative Agent or such Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by Borrower in connection with, such payment. For purposes of this Section only, the term "Tax" shall not be deemed to include any tax based upon net income, such as but not limited to the tax on net income imposed under the Internal Revenue Code of 1986, as amended, and similar state income taxes.

            4.10.2. Exemption Forms. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the
   Code) agrees to deliver to Borrower and Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 20.4, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue
   Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code (a "Non-bank Lender") and cannot deliver either Internal Revenue Service Form 1001 or 4224, (x) a certificate substantially in the form of Exhibit 4.10.2 (each an "Exemption Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and an Exemption Certificate, as the case may be, and such other forms as may be required in order to confirm or stablish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Agent of its inability to deliver any such Form or Certificate.

            4.10.3. Exclusions From Gross-Up Obligations. Notwithstanding anything to the contrary contained in Section 4.10.1, but subject to the immediately succeeding sentence, (i) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (ii) Borrower shall not be obligated pursuant to Section 4.10.1 hereof to gross-up payments to be made to a Lender in respect of income or similar Taxes imposed by the United
   States if (A) such Lender has not provided to Borrower the Internal Revenue Service Forms required to be provided to Borrower pursuant to
   Section 4.10.2 or (B) in the case of a payment, other than interest, to a Non-bank Lender, to the extent that such forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.10, Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
   Section 4.10.1 (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the inter-pretation thereof, relating to the deducting or withholding of income or similar Taxes.

            4.11. Compensation for Increase In LIBOR Loan Costs. If after the Execution Date there is any change in any Law or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) and as a result thereof or as a result of compliance therewith by a Lender or its parent holding company:

            (i) such Lender is subject to any tax, duty or other charge with respect to its LIBOR Loans or its obligation to make Advances that are LIBOR Loans, or the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Loans, or its obligation to make the same, change (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or other jurisdiction in which such Lender's principal executive office is located); or

            (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender is imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make them is imposed on such Lender or the London Interbank Market;

   and as a result thereof there is any increase in the cost to such Lender of agreeing to make or making an Advance that is a LIBOR Advance or maintaining its LIBOR Loans (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by such Lender, then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Administrative Agent), pay to such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate such Lender in the amount of such increased cost. If such Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder and the basis therefor. Borrower shall have the burden of proving that any such certificate is not correct.

            4.12. LIBOR Loan Funding Losses. Borrower shall pay to any Lender upon demand an amount sufficient to compensate such Lender for all loss and expense suffered by such Lender, including but not limited to loss of profit and the cost of acquiring funds to make or carry a LIBOR Advance or LIBOR Loan, (i) if for any reason (other than a default by such Lender or pursuant to Section 7.15 hereof) a Borrowing does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment or repayment of a LIBOR Loan or conversion of a LIBOR Loan to a Loan with a Base Rate other than the LIBO Rate, whether or not required hereby, occurs on a date which is not the last day of the Interest Period therefor, or
   (iii) if for any reason Borrower fails to repay a LIBOR Loan when required by the terms of this Agreement. The minimum that Borrower shall be obligated to pay to such Lender in any such event shall be an amount equal to (x) the greater of zero or


                                  [Ax(B-C)xD]
                                  -----------
                                      360

   wherein

            "A" is the Affected Principal Amount;

            "B" is the decimal equivalent of the LIBO Rate that is (or would be in the case of Borrower's failure to borrow after giving a Notice of Borrowing) payable by Borrower on such Loan;

            "C" is the  decimal  equivalent  of the LIBO  Rate  that  would apply to a hypothetical LIBOR Advance whose Borrowing Date were on the last Business Day on or before the first day of the Remaining Interest Period and whose amount and whose Interest Period were approximately equal, as determined by such Lender, to the Affected Principal Amount and the Remaining Interest Period; and

            "D" is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

   plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

   For purposes of this Section:

            "Affected Principal Amount" means, as applicable, (i) the principal amount of a LIBOR Advance that Borrower fails to take after having given an Advance Request; (ii) the entire principal amount of a LIBOR Loan that Borrower fails to repay when required by the terms of this Agreement; or (iii) the amount of any prepayment or repayment on a LIBOR Loan that occurs, or the entire principal amount of a LIBOR Loan that converts to a Loan with a Base Rate other than the LIBOR Rate, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

            "Remaining Interest Period" means, as applicable, (i) the entire Interest Period that would have been applicable to a Loan that Borrower fails to take after having given an Advance Request; (ii) a period equal in duration to the Interest Period of a LIBOR Loan that Borrower fails to repay when required by the terms of this Agreement; or (iii) if a prepayment or repayment on a LIBOR Loan occurs, or a LIBOR Loan converts to a Loan with a Base Rate other than the LIBOR Rate, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

   A certificate of a Lender claiming compensation under this Section and setting forth the amounts to be paid to it hereunder and the method of calculation thereof shall be deemed and treated as prima facie correct. Any compensation payable by Borrower to a Lender under this Section shall be payable without regard to whether such Lender has funded its LIBOR Advances through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBO Rate under Section 4.3.2.

            4.13. Capital Adequacy Reimbursement. If after the Execution Date there is any change of Law, or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), regarding the capital that financial institutions in a class that includes a Lender are required to maintain, and which has the effect of reducing the rate of return on, or increasing the cost of maintaining, such Lender's capital as a consequence of its obligations hereunder, then such Lender may from time to time demand, and Borrower shall pay to such Lender within fifteen days after each demand, such additional amount as will compensate such Lender for such reduction or increase. If a Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such additional compensation calculated by a Lender is not correct.

            4.14.    Usury.   Notwithstanding   any   provisions   to   the
   contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 4.14, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in
   Section 18.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 18.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 18.3.10; and (iii) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

   5.       Fees.

            5.1. Upfront Fee to Co-Arrangers. Borrower shall pay each Co-Arranger a one-time upfront fee (the "Upfront Fee") in the amount set forth in, and in accordance with the terms of, the Fee Letter. No additional upfront fee shall be paid in connection with the creation of availability under the Aggregate Post-Offering Acquisition Loan Commitment.

            5.2. Commitment Fee to Lenders. Borrower shall pay to Administrative Agent for the ratable account of Lenders a "Commitment Fee" calculated by applying the daily equivalent of the Commitment Fee Rate to the Unused Aggregate Commitment on each day during the period from the Effective Date to the Revolver Maturity Date. The "Unused Aggregate Commitment" on any day shall be an amount equal to (i) the sum of the amounts of (a) the Aggregate Revolving Commitment, (b) the Aggregate Term Commitment (minus all Term Advances), (c) the Aggregate Canadian Term Commitment (minus all Canadian Term Advances), (d) the Aggregate Post-Offering Acquisition Loan Commitment, and (e) the Aggregate General Acquisition Loan Commitment minus (ii) the sum of the amounts of (a) the Aggregate Revolving Loan plus (1) the Letter of Credit Exposure and (2) the Swingline Loan, (b) the Aggregate General Acquisition Loan, and (c) the Aggregate Post-Offering Acquisition Loan. The Commitment Fee shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Revolver Maturity Date. The "Commitment Fee Rate" shall be an annual rate equal to the applicable rate in the table below:



If Indebtedness to Operating Cash Flow  Then the Commitment Fee Rate is:
is:
greater than or equal to 2.00 to 1.00   0.375%

less than 2.00 to 1.00                  .250%


   For purposes of calculating the Commitment Fee Rate, Operating Cash Flow shall be calculated as of the end of each fiscal quarter for the four fiscal quarters then ended based on the Adjusted Operating Cash Flow set forth in the Financial Statements provided to Administrative Agent as required under Section 15.14.

            5.3. Administrative Fee to Administrative Agent. Borrower shall pay to Administrative Agent for its own account as Administrative Agent an "Administrative Fee" in accordance with the terms of the Fee Letter.

            5.4. Letter of Credit Fees to Lenders. Borrower shall pay to Administrative Agent for the ratable account of Lenders a non-refundable fee for the Canadian Letter of Credit and each Letter of Credit issued pursuant to Section 3.9 (and specifically excluding the Swiftpack Letter of Credit) (the "Letter of Credit Fee") that shall be calculated by applying the quarterly equivalent of the then applicable LIBOR Increment to the undrawn amount of such Letter of Credit. The Letter of Credit Fee for each such Letter of Credit shall be payable quarterly in advance on the date of issuance and on the first day of each calendar quarter thereafter so long as such Letter of Credit remains outstanding.

            5.5. Letter of Credit Fees to Administrative Agent as Letter of Credit Issuer. Borrower shall pay to Administrative Agent for its own account as the Letter of Credit Issuer such fees as and when customarily charged by it to its customers for whose account it issues letters of credit similar to the Letters of Credit, plus 1/4% of the face amount of the Letter of Credit payable at issuance.

            5.6. Special U.K. LC Fee. In connection with the Swiftpack Letter of Credit, Dresdner UK is obligated to pay in pounds sterling to Administrative Agent, for the ratable benefit of Lenders, (quarterly in arrears on the last Business Day of each calendar quarter, but if and only to the extent that Dresdner UK collects an equivalent amount from DTUK), a special letter of credit fee calculated by multiplying the quarterly equivalent of the applicable LIBOR
   Increment hereunder by the "Maximum Available Amount" (as defined in the Swiftpack Letter of Credit) under the Swiftpack Letter of Credit. Promptly upon receipt of such payment from Dresdner UK, or in the alternative, upon receipt of the payment received from DTI pursuant to
   Section 5.7, Administrative Agent shall distribute such payment pro rata to the Lenders.

            5.7.     DTUK  Special  LC  Fee  Backstop.  In the  event  DTUK
   fails to pay to Dresdner UK, as and when due, the "Special LC Fees" payable with respect to the "Loan" and the "Loan Note Guaranty", as such terms are defined in the Dresdner UK Credit Agreement, Borrower shall on demand pay to Administrative Agent for the ratable benefit of Lenders the Dollar equivalent of the amount in British Pounds respecting such "Special LC Fees" which Administrative Agent would otherwise have received from Dresdner UK as provided in the Subrogation Agreement.

   6.       Payments.

            6.1.     Scheduled   Payments  on   Revolving   Loans  and  the
   Swingline Loan.

            6.1.1. Interest. Borrower shall pay interest accrued on each Alternate Base Rate Loan that is a Revolving Loan and on the Swingline Loan monthly in arrears beginning on the first Business Day of the first calendar month following the Effective Date and continuing on the first Business Day of each calendar month thereafter, and on the Revolver Maturity Date. Borrower shall pay interest accrued on each LIBOR Loan that is a Revolving Loan at the end of its Interest Period, and in addition, for each LIBOR Loan with an Interest Period longer than three months, Borrower shall pay interest on such LIBOR Loan quarterly on the first Business Day of each calendar quarter following the first day of such Interest Period. Borrower shall pay interest accrued on each Revolving Loan and the Swingline Loan after the Revolver Maturity Date on demand.

            6.1.2.   Principal.

            6.1.2.1. Daily Payments. Borrower shall maintain one or more lockboxes with Administrative Agent under its standard lockbox agreements or other institutions acceptable to Administrative Agent (the "Lockboxes"). Administrative Agent will establish on its books an account in the name of Borrower designated as the "Cash Collateral Account". Borrower shall direct all Account Debtors to remit payments on their Accounts to one or another of the Lockboxes. All proceeds of Collateral and all funds Borrower receives directly (other than Revolving Advances and Swingline Advances) shall be deposited in the Cash Collateral Account. Collected funds in the Cash Collateral Account on each Business Day, to the extent they do not exceed the Swingline Loan on such Business Day, shall be remitted by Administrative Agent to Boatmen's and applied by Boatmen's to reduce the Swingline Loan. The collected funds remaining in the Cash Collateral Account on every Wednesday (the "Settlement Date") after such remittance and application to reduce the Swingline Loan, to the extent they do not exceed the aggregate of the Alternate Base Rate Revolving Loans on the Settlement Date, shall be remitted by Administrative Agent to Lenders in accordance with their prorata shares of the Revolving Commitment and applied by Lenders to reduce the Alternate Base Rate Revolving Loans. Any collected funds still remaining in the Cash Collateral Account after such remittances and application to reduce the Swingline Loan and Alternate Base Rate Revolving Loans on any date which is the last day of an Interest Period for LIBOR Loans that are Revolving Loans shall be remitted by Administrative Agent to Lenders in accordance with their prorata shares of the respective Aggregate Commitments and applied by Lenders to reduce such LIBOR Loans.

            6.1.2.2. Payment on Revolver Maturity Date. Borrower shall pay the entire amount of the Aggregate Revolving Loan on the Revolver Maturity Date.

            6.2.     Scheduled  Payments  on Term  Loan and  Canadian  Term
   Loan.

            6.2.1. Interest. Borrower shall pay interest accrued on each Alternate Base Rate Loan that is a Term Loan or Canadian Term Loan monthly in arrears, beginning on the first Business Day of the first calendar month following the Effective Date, and continuing on the first Business Day of each calendar month thereafter, and on the Term Maturity Date. Borrower shall pay interest accrued on each LIBOR Loan that is a Term Loan or Canadian Term Loan at the end of its Interest Period, and in addition, for each LIBOR Loan with an Interest Period longer than three months, Borrower shall pay interest on such LIBOR Loan quarterly on the first Business Day of each calendar quarter following the first day of such Interest Period. Borrower shall pay interest accrued on each Term Loan and Canadian Term Loan after the Term Maturity Date on demand.

            6.2.2. Principal. Commencing on the first day of January, 1997, Borrower shall repay the Aggregate Term Loan and Aggregate Canadian Term Loan on the dates and in the amounts set forth in the following table:


                                       Term Loan         Canadian Term
            Date                       Payment           Loan Payment
            January 1, 1997            $4,750,000
            April 1, 1997              $4,750,000
            July 1, 1997               $4,750,000
            October 1, 1997            $4,750,000
            January 1, 1998            $5,000,000
            April 1, 1998              $5,000,000
            July 1, 1998               $5,000,000
            October 1, 1998            $5,000,000
            January 1, 1999            $5,250,000
            April 1, 1999              $5,250,000
            July 1, 1999               $5,250,000
            October 1, 1999            $5,250,000
            January 1, 2000            $5,500,000
            April 1, 2000              $5,500,000
            July 1, 2000               $5,500,000
            October 1, 2000            $5,500,000
            January 1, 2001            $5,500,000
            April 1, 2001              $5,500,000
            Term Maturity Date         Balance           Balance

            6.3. Scheduled Payments on Post-Offering Acquisition Loan and General Acquisition Loan.

            6.3.1. Interest. Subject to Section 6.3.3 with respect to the Aggregate General Acquisition Loan, Borrower shall pay interest accrued on each Alternate Base Rate Loan that is a Post-Offering
   Acquisition Loan or a General Acquisition Loan monthly in arrears, beginning on the first Business Day of the first full calendar month following the Effective Date, and continuing on the first Business Day of each calendar month thereafter, and on July 23, 2001. Borrower shall pay interest accrued on each LIBOR Loan that is a Post-Offering Acquisition Loan or a General Acquisition Loan at the end of its Interest Period, and in addition, for each LIBOR Loan with an Interest Period longer than three months, Borrower shall pay interest on such Loan quarterly on the first Business Day of each calendar quarter following the first day of such Interest Period. Borrower shall pay interest accrued on each Post-Offering Acquisition Loan or General Acquisition Loan after July 23, 2001 on demand.

            6.3.2. Principal. Subject to Section 6.3.3 with respect to the Aggregate General Acquisition Loan, Borrower shall repay the amount of each Post-Offering Acquisition Advance of the Aggregate Post-Offering Acquisition Loan and the amount of each General Acquisition Advance of the Aggregate General Acquisition Loan in quarterly installments, commencing on the first Business Day of the second full calendar quarter beginning after such Post-Offering Acquisition Advance or General Acquisition Advance, as applicable, and continuing on the first Business Day of each calendar quarter thereafter, each in an amount equal to 5% of the amount of such Post-Offering Acquisition Advance or General Acquisition Advance, and a final installment in the amount of the Aggregate Post-Offering Acquisition Loan (the "Post-Offering Acquisition Balloon Payment") or the Aggregate General Acquisition Loan (the "General Acquisition Balloon Payment") on July 23, 2001.

            6.3.3. Special General Acquisition Loan Payment Provisions. General Acquisition Advances made in connection with the acquisition of Mid-West Enterprises and Mid-West Systems shall be repaid as follows:
   Within 15 days after the making of such General Acquisition Advances, Borrower shall make a principal payment of at least $10,000,000, together with all interest accrued and outstanding on the Aggregate General Acquisition Loan to the date of such payment. As soon as Administrative Agent has established an operating account for Borrower at Administrative Agent's office, and in no event later than 30 days
   after  the  making  of  the  General   Acquisition   Advances   for  the
   acquisition of Mid-West Enterprises and Mid-West Systems, Borrower shall repay the full principal balance of the Aggregate General Acquisition Loan, together with all interest accrued thereon to the date of such payment. Borrower may request Revolving Advances to make such repayment.

            6.4.     Prepayments; Reduction of Revolving Commitment.

            6.4.1.   Voluntary   Prepayments.   Borrower   shall   not   be
   entitled to prepay any LIBOR Loan. Borrower may wholly prepay the Aggregate Alternate Base Rate Term Loan, the Aggregate Alternate Base Rate Canadian Term Loan, the Aggregate Alternate Base Rate
   Post-Offering Acquisition Loan, the Aggregate Alternate Base Rate General Acquisition Loan, the Aggregate Alternate Base Rate Revolving Loan, or the Swingline Loan at any time and may make partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in
   Section 21.1) of Borrower's intention to make such prepayments at least one Business Day prior to tendering the prepayments, (ii) the total amount of the prepayments is a whole multiple of $500,000, and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment. Each such prepayment will be applied by Lenders, in accordance with their respective prorata shares of the applicable Commitments, to reduce the Alternate Base Rate Loans and, in the case of the Term Loans, the Canadian Term Loans, the Post-Offering Acquisition Loans and the General Acquisition Loans, to reduce the repayment installments due under Sections 6.2.2 and 6.3.2 in the inverse order of their due dates; provided that the Canadian Term Loan shall not be prepaid until the Aggregate Term Loan, the Aggregate Post-Offering Acquisition Loan and the Aggregate General Acquisition Loan have been paid down to zero.

            6.4.2. Voluntary Reduction of Aggregate Revolving Commitment. Borrower may reduce the Aggregate Revolving Commitment in whole multiples of $500,000 at any time and from time to time, but only if (i) Borrower gives Administrative Agent written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required under Section 6.4.3 as a consequence of the reduction. Any such reduction of the Aggregate Revolving Commitment shall be permanent.

            6.4.3. Mandatory Prepayments When Over-Advances Exist. If at any time the sum of the Aggregate Revolving Loan and the Swingline Loan exceeds the Maximum Available Amount (an "Overadvance"), whether as a result of optional Revolving Advances by Lenders as contemplated by Section 3.1.2 or otherwise, Borrower shall on demand by Administrative Agent make a prepayment in the amount of the excess. Each such prepayment shall be applied first by Boatmen's to reduce the Swingline Loan until it is reduced to zero, then by Lenders in accordance with their respective prorata shares of the Revolving

   Commitment to reduce the Alternate Base Rate Revolving Loan until it is reduced to zero and then to reduce LIBOR oans that are Revolving Loans, until they are reduced to zero.

            6.4.4.   Other Mandatory Prepayments.

            6.4.4.1. Proceeds from Sales of Assets. If Borrower sells any of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall make a prepayment on the Loans (in the order of application specified below) in the amount of the gross proceeds therefrom less reasonable selling expenses and the increment in federal, state and local income taxes, if any, payable as a consequence of any taxable gain from such sale. Borrower need not make such prepayment, however, (i) unless the net proceeds from such sale or sales exceed $150,000, or (ii) from the net proceeds of any such sale of a capital asset to the extent such net proceeds are expended by Borrower within 90 days of completion of the sale for replacement of such asset by another asset of comparable type and utility and such expenditure will not result in Borrower exceeding the limits for Capital Expenditures in Section 17.2.

            6.4.4.2. Proceeds from Sale of Securities. If after the Execution Date any Borrower or its parent corporation issues any equity or debt securities, or warrants or options therefor, Borrower shall make a prepayment on the Loans (in the order of application specified below) promptly after such sale in an amount equal to the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses; provided, however, Borrower need not make such prepayment with respect to proceeds up to $1,000,000 which are received as a result of the exercise of stock options held by officers of Borrower.

            6.4.4.3. Application of Insurance/Condemnation Proceeds. All Insurance/Condemnation Proceeds shall be deposited in an interest-bearing account with Administrative Agent in the name of Borrower (the "Proceeds Account") promptly upon receipt thereof by
   Borrower or Administrative Agent. Within 90 days after such receipt Borrower may expend, or commit to expend, some or all the funds in the Proceeds Account for rebuilding, repairing or replacing the property for which such Insurance/Condemnation Proceeds were paid. All funds in the Proceeds Account that have not been committed to be so expended by the 90th day after receipt shall be applied to reduce the Aggregate Term Loan and/or the Aggregate Canadian Term Loan, depending on whether the Insurance/Condemnation Proceeds are received as a result of a loss to assets located in Canada or the United States, and all funds remaining in the Proceeds Account upon completion of such rebuilding, repairing or replacement shall be applied to reduce the Aggregate Term Loan and or the Aggregate Canadian Term Loan, as applicable; provided , however, that in no event shall the aggregate mandatory prepayment of the Aggregate Canadian Term Loan pursuant hereto exceed $1,999,999.
   The foregoing notwithstanding, Administrative Agent shall have the right to debit the Proceeds Account in the amount of, and apply the debit amount to pay, any of the Loan Obligations that are not paid when due as provided herein. The Proceeds Account shall, contemporaneously with its establishment, be assigned by Borrower to Administrative Agent
   as  security   for  the  Loan.   Expenditures   by  Borrower   for
   such rebuilding, repairing or replacement in excess of the amount of the Insurance/Condemnation Proceeds shall be deemed Capital Expenditures subject to the limits in Section 17.2). In the event that any insurance Condemnation Proceeds remain after application as described above, they shall be applied as specified below.

            6.4.4.4. Excess  Cash  Flow.  Within  120 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending on the last Sunday in June, 1997, Borrower shall pay to Administrative Agent for the ratable account of Lenders funds in an amount equal to 75% of Borrower's Excess Cash Flow for such fiscal year. Such funds shall be applied ratably to the Post-Offering Acquisition Balloon Payment and the General Acquisition Balloon Payment until each is reduced to zero. If, after any such application, the Post-Offering Acquisition Balloon Payment and the General Acquisition Balloon Payment shall have been reduced to zero and there shall be funds remaining from Borrower's Excess Cash Flow, 50% of such funds shall be applied to reduce ratably the remaining scheduled principal payments of the Aggregate Post-Offering Acquisition Loan, the Aggregate General Acquisition Loan and the Aggregate Term Loan. The remainder shall be returned to Borrower. Each year thereafter, within 120 days after the end of each fiscal year of Borrower, Borrower shall pay to Administrative Agent for the ratable account of Lenders funds in an amount equal to 50% of Borrower's Excess Cash Flow for such fiscal year, which funds shall be applied to reduce ratably the remaining scheduled principal payments of the Aggregate Post-Offering Acquisition Loan, the Aggregate General Acquisition Loan and the Aggregate Term Loan. If such application reduces the Aggregate Post-Offering Acquisition Loan, the Aggregate General Acquisition Loan and the Aggregate Term Loan to zero, the remaining amount of such prepayment and all subsequent prepayments shall be applied to reduce the Aggregate Revolving Loan, with a corresponding permanent reduction in the
   Aggregate Revolving Commitment. "Excess Cash Flow" means, for any period of calculation, Operating Cash Flow minus the sum of Fixed Charges (including principal payments, interest payments and Capital Expenditures, but exclusive of dividends) and the amount of any voluntary prepayment (including prepayment premium) of long term indebtedness of Borrower in such period.

   Each prepayment required under Section 6.4.4.1 or 6.4.4.2 (or, to the extent applicable, under Section 6.4.4.3) shall be applied to reduce the Aggregate Term Loan, the Aggregate Post-Offering Acquisition Loan and the Aggregate General Acquisition Loan ratably. If application of any prepayment to the Aggregate Term Loan, the Aggregate Post-Offering Acquisition Loan and the Aggregate General Acquisition Loan reduces each of the foregoing to zero, the remaining amount of such prepayment and all subsequent prepayments shall be applied to reduce the Aggregate Revolving Loan, with a corresponding permanent reduction in the Aggregate Revolving Commitment.

            6.4.5. Mandatory Reduction of Revolving Commitment. At Co-Arrangers' option, but no less often than quarterly, Administrative Agent shall calculate the Dollar equivalent of the face amount of the Swiftpack Letter of Credit using the rate at which Administrative Agent could convert British Pounds into Dollars on such date and, to the extent, if any, that such amount exceeds $21,000,000, the Revolving Commitment shall be automatically reduced temporarily by the amount of such excess until the next such calculation.

            6.5.     Manner  of  Payments  and  Timing  of  Application  of
   Payments.

            6.5.1.   Payment  Requirement.  Except as  provided  in Section
   6.1.2.1. with respect to payments from collected funds in the Cash Collateral Account and unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Administrative Agent for the account of the Lenders as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in Section
   19.14 for application to the Loan Obligations as provided herein.

            6.5.2. Application of Payments and Proceeds. All payments received by a Lender in immediately available funds at or before 2:00 p.m., St. Louis time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 2:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as expressly provided otherwise herein, Lenders may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion. Borrower hereby irrevocably waives the right to direct the application of payments and proceeds of the Collateral.

            6.5.3. Interest Calculation. Section 6.5.2 notwithstanding, for purposes of interest calculation only, (i) a payment by check, draft or other instrument received at or before 2:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 2:00 p.m. on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash or by wire transfer received at or before 2:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m., St. Louis time, on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

            6.6. Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

            6.7. Compelled Return of Payments or Proceeds. If a Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to such Lender, and shall indemnify such Lender for and hold such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by such Lender shall be without prejudice to such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations.

            6.8. Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

   7.       Borrowings.

            7.1. Advances to Borrower. Borrower may request Advances by submitting an Advance Request to Administrative Agent. Administrative Agent may treat every request for an Alternate Base Rate Revolving Advance as a request for a Swingline Advance to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Advance in the amount of the excess.
   Every Advance Request shall be irrevocable. An Advance Request received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m., St. Louis time, on a Business Day shall be treated as having been received by Administrative Agent at 11:00 a.m., St. Louis time, on the next Business Day.

            7.2.     Revolving Advances to Repay the Swingline Loan.

            7.2.1. Boatmen's shall, on any Advance Date for an Advance other than a Swingline Advance, on any date when a prepayment of an Alternate Base Rate Revolving Loan is made as permitted or required under Section 6.4, and on each Settlement Date, and Boatmen's may, on any other date in Boatmen's absolute discretion, give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 12:00 p.m. (St. Louis time) and may include a demand that the Swingline Loan be fully paid. If Boatmen's demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (St. Louis time) on such date, each Lender (other than Boatmen's) shall make an Alternate Base Rate Revolving Advance (a "Mandatory Advance") to Boatmen's for the account of Borrower and the proceeds thereof shall be applied by Boatmen's to reduce the Swingline Loan. Such Alternate Base Rate Advances shall be made by Lenders in accordance with their prorata shares of the Aggregate Revolving Commitment and shall be made notwith-standing that (i) the amount of the aggregate Mandatory Advances may not be in the minimum amount for Advances otherwise required hereunder,
   (ii) any conditions to Advances in Section 10 may not be then satisfied,
   (iii) there is an Existing Default, (iv) the amount of such Mandatory Advances would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such Mandatory Advances may be made after the Revolver Maturity Date; provided, however, that in no event shall any Lender be required to make any Mandatory Advance that would result in the Revolving Loan of such Lender exceeding such Lender's Revolving Commitment. After application of the proceeds of Mandatory Advances to reduce the Swingline Loan, Boatmen's Revolving Loan shall be deemed increased by the remaining amount of the Swingline Loan and the Swingline Loan simultaneously reduced to zero.

            7.2.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to any Borrower, Mandatory Advances cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Boatmen's as of such date a prorata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline
   Loan in accordance with its prorata share of the Aggregate Revolving Commitment. Each Lender shall remit its prorata share of the Swingline Loan to Boatmen's promptly on demand. All interest payable with respect to such Lender's prorata share of the Swingline Loan shall be for the account of Boatmen's to the date such remittance is made, and shall be for the account of and remitted by Boatmen's to such Lender as a participant from and after such date. Further, until such remittance is made, such Lender shall pay to Boatmen's, on demand, interest on such Lender's prorata share of the Aggregate Swing Loan at the Federal Funds Rate.

            7.3. Lenders' Right to Make Other Revolving Advances. With the prior approval of Required Lenders in each instance, Lenders shall have the right themselves (but no Lender shall be obligated) to make prorata Revolving Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Administrative Agent will give notice to Borrower after any such Revolving Advance is made, but failure to give such notice shall not affect the validity of any such Revolving Advance.

            7.4. Letters of Credit. Borrower may request the issuance of a Letter of Credit by submitting a Letter of Credit Request to Administrative Agent and executing the reimbursement agreement required under Section 12.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

            7.5.     Administrative   Agent's  Notice  to  Lenders;   Funds
   Deposit.

            7.5.1. Advances. Not later than 12:00 noon (St. Louis time) on the date when an Advance is requested to be made (each an "Advance Date"), which may only be on a Business Day, Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on that Business Day. Each Lender shall make available by 3:00 p.m. (St. Louis time) on the Advance Date its prorata share of such Advance (except a Swingline Advance, which shall be funded solely by Boatmen's as provided herein), rounded to the nearest penny, in immediately available funds consisting solely of Dollars, to Administrative Agent in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

            7.5.2. Funding Draws on Letters of Credit. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer on demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent's receipt of such notice from Letter of Credit Issuer, Administrative Agent shall promptly notify each Lender thereof and shall have the right to cause a Revolving Advance to be made, regardless of whether such Revolving Advance would result in the Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Advance required to fund such draw, and the amount of each such Lender's ratable share of such Revolving Advance (which notice shall be deemed to be a Revolving Advance Request). Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Advance shall not be later than 12:00 p.m. (St. Louis time) on the first Business Day following Administrative Agent's delivery of notice to the Lenders. By no later than such Advance Date and time, each Lender shall unconditionally make available its prorata share of the Revolving Advance, in immediately available funds consisting solely of Dollars, to Administrative Agent in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Advance made by Lenders pursuant to this Section 7.5.2 shall be deemed to be a Alternate Base Rate Advance.

            7.6. Advances Ratable. All Advances shall be made by Lenders as provided herein in accordance with their prorata shares of the respective Commitments, as applicable. Except as otherwise expressly provided herein, a Lender shall not be obligated to make Revolving Advances in excess of its Revolving Commitment, Term Advances in excess of its Term Commitment, Canadian Term Advances in excess of its Canadian Term Commitment, Post-Offering Acquisition Advances in excess of its Acquisition Commitment or General Acquisition Advances in excess of its General Acquisition Commitment or advance more than its prorata share of any Advance.

            7.7.     Administrative   Agent's   Availability    Assumption.
   Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make available to Administrative Agent such Lender's prorata portion of the Advance which it will be obligated to make on the Advance Date, Administrative Agent may assume that each Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from, but not including, the date such corresponding amount was made available by Administrative Agent to Borrower to, and including, the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for Revolving Advances determined from the Advance Request to which such amount relates. Each Lender shall be obligated only to fund its prorata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its prorata share thereof.

            7.8. Disbursement. Provided that all conditions precedent herein to a requested Advance have been satisfied, Administrative Agent (Boatmen's, in the case of a Swingline Advances) will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in an account of Borrower's at the Lending Office unless Borrower gives Administrative Agent specific disbursement instructions otherwise.

            7.9. Amount, Number, and Purpose Restrictions on Advances. No Advance will be made unless it is a whole multiple of $500,000 and not less than $1,000,000, in the case of a LIBOR Advance, or a whole multiple of $50,000 and not less than $500,000, in the case of an Alternate Base Rate Advance. On any one day, no more than one Revolving Advance will be made from each Lender pursuant to an Advance Request; no more than one Post-Offering Acquisition Advance will be made from each Lender pursuant to an Advance Request; no more than one General Acquisition Advance will be made from each Lender pursuant to an Advance Request; and no more than one Swingline Advance will be made from Boatmen's pursuant to an Advance Request. Advances will only be made for the purposes permitted in Section 15.1.

            7.10. Restriction on Number of LIBOR Loans. No more than ten LIBOR Loans with different Interest Periods may be outstanding at any one time.

            7.11. Each Advance Request and Letter of Credit Request a Certification. Each Advance Request and each Letter of Credit Request by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all representations and warranties of Borrower in this Agreement are then true, with such exceptions as have been disclosed to Administrative Agent in writing by Borrower, and will be true on the Advance Date or Issuance Date, as applicable, as if then made, with such exceptions as have been disclosed to Administrative Agent in writing by Borrower, except that with respect to the representations and warranties made regarding financial data in Section 13.15, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lenders, and (iii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied.

            7.12. Requirements for Every Advance Request. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 21.1) from a Borrowing Officer to Administrative Agent that specifies the amount of the Advance to be made, the Advance Date, whether it is to be a LIBOR Advance or an Alternate Base Rate Advance, and the Interest Period to be applicable to the Advance if it is a LIBOR Advance, shall be treated as an "Advance Request".

            7.13. Requirements for Every Letter of Credit Request. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 21.1) from a Borrowing Officer to Administrative Agent that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 180 days before the Revolver Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a "Letter of Credit Request".

            7.14. Exoneration of Administrative Agent and Lenders. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of Section 7.12 or Section 7.13 as an Advance Request or Letter of Credit Request, as applicable, if Administrative Agent believes in good faith that the Person making the request is a Borrowing Officer. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as an Advance Request or Letter of Credit Request, as applicable, if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

            7.15.    Suspension of Obligation  to Make LIBOR  Advances.  If
   (i) on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the Execution Date affecting the London Interbank Market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of LIBO Rate, or (ii) the making of any Advance which is to be a LIBOR Advance or the continuance of any LIBOR Advance by a Lender has become unlawful by compliance by such Lender in good faith with any Law or any pronouncement of a Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then such Lender shall promptly give notice to Borrower of such determination. Until such Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligation of such Lender to make Advances which are LIBOR Advances shall be suspended, (b) each outstanding LIBOR Advance from such Lender shall be automatically converted into an Alternate Base Rate Advance on the earlier of the last day of the Interest Period for such LIBOR Advance or the last date permitted by applicable law, and (c) all Revolving Advances from such Lender shall be Alternate Base Rate Advances. Notwithstanding anything to the contrary contained herein, if a LIBOR Advance is converted to an Alternate Base Rate Advance pursuant to this Section 7.15, the per annum interest rate applicable thereto from and after the effective date of such conversion shall be the Alternate Base Rate (but otherwise calculated as provided in Section 4).

   8.       Security   and   Guaranties.   As  security   for  payment  and
   performance of the Loan Obligations, Borrower shall on the Execution Date execute and deliver, or cause to be executed and delivered, to Administrative Agent the following documents, each being satisfactory to Lenders:

            8.1. Security Agreements. Security agreements from each Borrower and each Guarantor granting to Administrative Agent for the benefit of Lenders a Security Interest under the UCC in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property and Fixtures of such Borrower and such Guarantor, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests affecting such property and existing on the Execution Date.

            8.2. Mortgages. Mortgages and deeds of trust granting to Administrative Agent for the benefit of Lenders Security Interests in the real property described in Attachment 1 to the Disclosure Schedule, and all income and proceeds thereof, subject only to Permitted Security Interests affecting such real property and existing on the Execution
   Date. If Borrower or any Guarantor acquires or leases any real property after the Execution Date, Borrower shall notify Administrative Agent thereof and shall deliver, or cause to be delivered, to Administrative Agent for the benefit of Lenders a deed of trust or mortgage, or leasehold deed of trust or mortgage, as appropriate, on each parcel of such real property promptly upon request by Administrative Agent.

            8.3. Intellectual Property Assignments. One or more assignments assigning to Administrative Agent for the benefit of Lenders a Security Interest in all the Intellectual Property of Borrower and each Guarantor described in Attachment 2 to the Disclosure Schedule.

            8.4. Stock Pledge Agreements. Stock pledge agreements granting to Administrative Agent for the benefit of Lenders a Security Interest in all of the capital stock and other equity Securities of every Borrower, and every Subsidiary and Affiliate of every Borrower (other than DTI and certain foreign Subsidiaries, as to which less than 100% of such securities may be pledged), and all dividends and other proceeds thereof. If any Borrower or any such Subsidiary or Affiliate issues any such capital stock or other equity Securities, such Borrower, Subsidiary, or Affiliate shall notify Administrative Agent thereof and shall deliver to Administrative Agent a stock pledge agreement granting to Administrative Agent for the benefit of Lenders a Security Interest in such capital stock or other equity Securities.

            8.5.     Account   Assignment.   An  assignment   assigning  to
   Administrative Agent for the benefit of Lenders all of Borrower's rights and interest in the Cash Collateral Account.

            8.6. Guaranty. Guaranties (i) by Armac, AMI and Mid-West Systems (each, a "Guarantor") of the Loan Obligations pursuant to guaranties satisfactory to Administrative Agent (as each of the same may be amended, restated or replaced from time to time, a "Guaranty") and (ii) by each Canadian Loan Guarantor of all of the Indebtedness and obligations of the Canadian Borrowers under the Aggregate Canadian Term Commitment (as each of the same may be amended, restated or replaced from time to time, a "Canadian Loan Guaranty").

   Administrative Agent may, either before or after an Event of Default, but only with the consent or at the direction of Lenders granted or withheld in their absolute discretion, exchange, waive or release the Security Interests in any of the Collateral or permit Borrower or any Guarantor to substitute any real or personal property for any of the Collateral without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral; provided, however, that Administrative Agent may, in its sole discretion and without the consent of any other Lender, do, or permit Borrower or any Guarantor to do, any of the foregoing with respect to the Collateral or other real or personal property with a value of up to $100,000 in the aggregate.

   9. Power of Attorney. Each Borrower hereby authorizes Administrative Agent and irrevocably appoints Administrative Agent (acting by any of its officers) as such Borrower's agent and attorney-in-fact

   (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following until all of the Loan
   Obligations are fully paid and satisfied and the Commitments are terminated:

            9.1. At any time while there is an Existing Default, (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor; (viii) notify the postal authorities of any change of the address for delivery of such Borrower's mail to any address designed by Administrative Agent, and open and process all mail addressed to such Borrower; (ix) endorse such Borrower's name on any verification of Accounts and notices thereof to Account Debtors; (x) make one or more Revolving Advances to pay the costs and expenses of any of the foregoing; and (xi) do anything that Administrative Agent deems necessary in its reasonable discretion to assure that the Loan Obligations are fully paid.

            9.2. At any time, (i) take control in any manner of any item of payment or proceeds of any Account; (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited;
   (iii) endorse such Borrower's name upon any items of payment and deposit the same in the Cash Collateral Account and apply the proceeds thereof to the Loan Obligations as provided herein; (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or other item of the Collateral; and (v) execute in such Borrower's name and on such Borrower's behalf any financing statement or amendments thereto deemed necessary or appropriate by Administrative Agent to assure the perfection or continued perfection of Administrative Agent's Security Interests in the Collateral for the benefit of Lenders.

   The foregoing power of attorney and authorization shall be deemed automatically revoked upon the payment in full of all of the Loan Obligations and the termination of the Commitments.

   10.      Conditions of Lending.

            10.1.    Conditions   to   Initial   Advance.   As   conditions
   precedent to Lenders' obligations to make the initial Advances:

            10.1.1. Listed Documents and Other Items. Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 10.1.1 hereto, with each being (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

            10.1.2. Net Worth. Borrower's aggregate Net Worth shall be not less than $88,000,000.

            10.1.3. Availability Under Aggregate Revolving Commitment. The Maximum Available Amount must be in excess of $9,000,000.

            10.1.4. Financial Condition. Lenders shall have determined to their satisfaction that the financial statements of Borrower for the fiscal year ended June 25, 1995 (the "Initial Financial Statements") and the Historical Combined Financial Statements and proforma financial statements of Borrower dated June 27, 1996 for the periods covering Borrower's fiscal year 1992 through Borrower's fiscal year 2001 and other information concerning Borrower furnished to Administrative Agent by Borrower (i) for the period ended on or before the Effective Date, fairly and accurately reflect the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods in all material respects, and (ii) for the periods that will end after the Effective Date, fairly and accurately forecast the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods, in each case, as of the date of such statements and projections.

            10.1.5. Mid-West Enterprises and Mid-West Systems Financial Statements. Lenders shall have received the audited financial statements of Mid-West Enterprises and Mid-West Systems for the period ended May 28, 1995 and shall have determined to their satisfaction that such financial statements fairly and accurately reflect the business and financial condition of Mid-West Enterprises and Mid-West Systems respectively, their respective cash flows, and the results of their respective operations for such period in all material respects.

            10.1.6. Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

            10.1.7. Perfection of Security Interests. Every Security Interest required to be granted by Borrower to Administrative Agent under Section 8 shall have been perfected and shall be, except as otherwise satisfactory to Lenders, a first priority Security Interest.

            10.1.8. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct.

            10.1.9. Material Adverse Change. Since the date of the most recent Financial Statements delivered to Administrative Agent, there shall not have been any change which would have a Material Adverse Effect.

            10.1.10. Pending  Material  Proceedings.   There  shall  be  no
   pending Material Proceedings.

            10.1.11. Payment  of  Fees.   Borrower   shall  have  paid  and
   reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

            10.1.12. Legal Opinion. Co-Arrangers shall have received an opinion of Borrower's counsel, dated the Effective Date, addressed to Lenders and satisfactory to Co-Arrangers.

            10.1.13. Other Items. Co-Arrangers shall have received such other consents, approvals, opinions, certificates or documents as they reasonably deem necessary.

            10.2. Conditions to All Subsequent Advances. The obligation of Lenders to make any Advance subsequent to the initial
   Advances shall be subject to the prior or concurrent fulfillment of each of the following additional conditions precedent:

            10.2.1. General Conditions. All of the conditions to the initial Advances in Section 10.1 shall have been and shall remain satisfied.

            10.2.2. Representations and Warranties. The representations and warranties contained in the Loan Documents, with such exceptions as have been disclosed to Lenders in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Administrative Agent, shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time, except that with respect to the representations and warranties made regarding financial data in Section 13.15, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lenders.

            10.2.3. Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Revolving Advance being requested or made or the application of the proceeds thereof.

   11. Special Conditions to Post-Offering Acquisition Advances; General Acquisition Advances; Certain Revolving Advances. As additional conditions precedent to any Post-Offering Acquisition Advance, any General Acquisition Advance and any Revolving Advance used in connection with a Permitted Acquisition, whether an initial Advance or a subsequent Advance, Borrower shall have executed and delivered to Lenders (in the case of Post-Offering Acquisition Advances only) the Post-Offering Acquisition Notes as required by Section 3.5, and in addition:

            11.1. Acquisitions Requiring Approval. Subject to the terms of Sections 11.2.1 and 11.2.2, if (i) as of the date of the consummation of an acquisition for which an Advance is requested, the aggregate consideration paid or committed to be paid by Borrower for such acquisition and all prior acquisitions by Borrower made after the Effective Date is greater than $25,000,000, or (ii) the pro forma ratio of Borrower's Indebtedness (after taking into effect any Advances made in connection with such acquisition) to Adjusted Operating Cash Flow (after taking into effect any Operating Cash Flow of the Target Company) is equal to or greater than 2.50 to 1.00 on a trailing 12 month basis (assuming Borrower owned the Target Company for such period) based on the Financial Statements for the acquisition furnished to Co-Arrangers as required in Section 15.24, or (iii) any of the conditions to initial Advances in Section 10.1 shall not then be satisfied or shall not be satisfied after giving effect to the proposed acquisition, then (1) the form and substance of the Acquisition Documents and all financial, accounting, and tax aspects of the transaction and the amount and form of consideration to be paid, must be satisfactory to Required Lenders, and (2) Required Lenders must be satisfied that after giving effect to the terms and conditions under which the acquisition is made, the making of any Advance, or the satisfaction by Borrower of the conditions precedent in this Section 11, each Borrower shall be Solvent.

            11.2.    Other Acquisition Provisions.

            11.2.1. Certain Post-Offering Acquisition Advances. If as of the date of the consummation of an acquisition for which a Post-Offering Acquisition Advance is requested, (i) there is no Existing Default and no Default or Event of Default will occur as a result of such Post-Offering Acquisition Advance being made; (ii) all of the conditions of Sections 11.3 through 11.11 shall have been satisfied (except that Section 11.7 need be satisfied only with respect to Borrower) and (iii) the pro forma ratio of Borrower's Indebtedness (after taking into effect any Advances made in connection with such acquisition) to Adjusted Operating Cash Flow (after taking into effect any Operating Cash Flow of the Target Company) is less than 2.50 to
   1.00 on a trailing 12 month basis (assuming Borrower owned the Target Company for such period) based on the Financial Statements for the acquisition furnished to Co-Arrangers as required in Section 15.24, then either;

            11.2.1.1. if the aggregate consideration paid or committed to be paid by Borrower with Post-Offering Acquisition Advances for such acquisition and all prior acquisitions by Borrower made after the Effective Date is less than $25,000,000, the consent of Required Lenders to such acquisition shall not be required; or

            11.2.1.2. if the aggregate consideration paid or committed to be paid by Borrower with Post-Offering Acquisition Advances for any single acquisition is less than $10,000,000, the consent of Required Lenders to such acquisition shall not be required; or

            11.2.1.3. if the aggregate consideration paid or committed to be paid by Borrower with Post-Offering Acquisition Advances for such acquisition and all prior acquisitions by Borrower made after the Effective Date is greater than $25,000,000 and less than $50,000,000 and the total consideration to be paid by Borrower with Post-Offering Acquisition Advances for such acquisition is equal to or greater than $10,000,000, clauses (1) and (2) of Section 11.1 shall apply; or

            11.2.1.4. if the aggregate consideration paid or committed to be paid by Borrower with Post-Offering Acquisition Advances for such acquisition and all prior acquisitions by Borrower made after the Effective Date is greater than $50,000,000 and the total consideration to be paid by Borrower with Post-Offering Acquisition Advances for such acquisition is equal to or greater than $10,000,000, clauses (1) and (2) of Section 11.1 shall apply and for purposes of this Section 11.2.1.4, the term Required Lenders shall be deemed to include both Co-Arrangers.

            11.2.2.  Certain  General  Acquisition  Advances.  If (i) as of
   the date of the consummation of an acquisition for which a General Acquisition Advance is requested, (i) there is no Existing Default and no Default or Event of Default will occur as a result of such General Acquisition Advance being made; (ii) all of the conditions of Sections
   11.3 through  11.11 shall  have  been  satisfied  (except  that  Section
   11.7 need be satisfied only with respect to Borrower); and (iii) the pro forma ratio of Borrower's Indebtedness (after taking into effect any Advances made in connection with such acquisition) to Adjusted Operating Cash Flow (after taking into effect any Operating Cash Flow of the Target Company) is less than 2.50 to 1.00 on a trailing 12 month basis (assuming Borrower owned the Target Company for such period) based on the Financial Statements for the acquisition furnished to Co-Arrangers as required in Section 15.24, then, either;

            11.2.2.1. if the aggregate consideration paid or committed to be paid by Borrower with General Acquisition Advances for such acquisition and all prior acquisitions by Borrower is less than $20,000,000, the consent of Required Lenders to such acquisition shall not be required; or

            11.2.2.2. if the aggregate consideration paid or committed to be paid by Borrower with General Acquisition Advances for such acquisition and all prior acquisitions by Borrower is equal to or greater than $20,000,000, clauses (1) and (2) of Section 11.1 shall apply notwithstanding any contrary provisions in Section 11.2.1.

            11.3. Surviving Company Becomes a Borrower or a Guarantor. The Surviving Company, if it is not a Guarantor or a Borrower under the Loan Agreement and a party to the Contribution Agreement as of the time of such consummation, shall, contemporaneously with such Advance, become a Borrower or a Guarantor by execution of an appropriate amendment to the Loan Agreement, or a Guaranty, as applicable, and a party to the Contribution Agreement by execution of an appropriate amendment thereto and thereby bound by all of the terms and conditions thereof.

            11.4. Security Interests Granted in Assets. The Surviving Company shall have executed and delivered to Administrative Agent additional Security Documents granting to Administrative Agent for the benefit of Lenders Security Interests in all of the material acquired assets subject only to Permitted Security Interests.

            11.5. Acquisition Documents Assignment. The Acquiring Company shall have executed and delivered to Administrative Agent an assignment assigning to Administrative Agent for the benefit of Lenders all of Borrower's rights and interest under the related Acquisition Documents.

            11.6. Other Approvals Obtained. Any consents, approvals, or no-action notices necessary for the acquisition to be consummated, including any necessary approvals by a Governmental Authority and from the board of directors or shareholders of Borrower and the Target
   Company, shall have been obtained and, if requested by either Co-Arranger, copies thereof provided to Co-Arrangers.

            11.7. Satisfactory Due Diligence Completed. Borrower and Lenders shall have conducted appropriate, independent due diligence investigations, including, without limitation, investigations of fraudulent conveyance risks, contingent liabilities and contractual obligations and the results thereof shall have been provided to Co-Arrangers and shall be satisfactory to Co-Arrangers. All financial, accounting and tax aspects of the acquisition shall be satisfactory to Co-Arrangers.

            11.8. Special Opinion of Counsel. Administrative Agent shall have received an opinion of counsel satisfactory to Co-Arrangers that the Acquisition Documents are enforceable against the parties thereto (except to the extent that the enforceability thereof against such parties may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application) and do not violate any Law or Charter Document of any of the parties thereto, and that the execution and consummation of the Acquisition Documents in accordance with their terms will not violate the terms of the Loan Documents.

            11.9.    Proforma     Financial     Statements.      Borrower's
   Representative shall have delivered to Co-Arrangers the proforma financial statements required under Section 15.24, together with a certificate of a Responsible Officer of Borrower's Representative that the projections therein of Borrower's quarterly financial condition, results of operations, and cash flows represent Borrower's best estimate of Borrower's future financial performance for the periods set forth therein, that such projections have been prepared on the basis of the assumptions described in the proforma financial statements, and that Borrower's Representative believes such assumptions are fair and reasonable in light of current and reasonably foreseeable business conditions.

            11.10. Contemporaneous Closing. The Acquisition Documents shall have been delivered to Co-Arrangers in final form; the execution and delivery of the Acquisition Documents shall have been duly authorized and executed and shall be the valid and binding obligation of the Acquiring Company and the other parties thereto and shall be enforceable in accordance with its terms; each of the parties to the Acquisition Documents shall have performed all of the obligations, covenants, and conditions required of it prior to or as a condition to the consummation of the transactions contemplated by the Acquisition Documents, and no such obligation, covenant, or condition shall have been waived by any party except for waivers agreed to by Borrower in its reasonable discretion and which Co-Arrangers reasonably determine will not have a Material Adverse Effect; Borrower shall not be in default of any of its obligations under the Acquisition Documents; the representations and warranties in the Acquisition Documents shall be true and accurate as of the date of the closing of the acquisition; and the acquisition shall have closed, or w ill close pursuant to the Acquisition Documents contemporaneously with the Advance.

            11.11.   Other  Conditions.   All  of  the  conditions  to  the
   initial Advances in Section 10.1 shall have been and shall remain satisfied.

   12. Conditions to Issuance of Letter of Credit. As conditions precedent to the issuance of any Letter of Credit:

            12.1. Reimbursement Agreement. Borrower shall have executed and delivered to Letter of Credit Issuer a reimbursement agreement satisfactory to Letter of Credit Issuer under which Borrower undertakes to reimburse to Letter of Credit Issuer on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw at the rate provided in Section 4.2.

            12.1.1. Special Swiftpack Letter of Credit Provisions. In addition to all other requirements regarding Letters of Credit, Borrower shall reimburse to Letter of Credit Issuer on demand the amount of each draw on the Swiftpack Letter of Credit, together with interest from the date of the draw at the rate provided in Section 4.2; such reimbursement shall be made solely in Dollars which shall be calculated using the rate at which Administrative Agent could convert the amount drawn into Dollars as of the time of the draw in accordance with its customary practices.

            12.2. No Prohibitions. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

            12.3. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct, with such exceptions as have been disclosed to Administrative Agent in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Administrative Agent, as of the time of issuance.

            12.4. No Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Letter of Credit being requested or issued.

            12.5.    Other  Conditions.   All  of  the  conditions  to  the
   initial Advances in Section 10.1 shall have been and shall remain satisfied.

   13. Representations and Warranties. Except as otherwise described in the disclosure schedule that is attached hereto as Exhibit 13 (the "Disclosure Schedule"), Borrower represents and warrants to Lenders as follows:

            13.1. Organization and Existence. Each Covered Person is duly organized and existing in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in every jurisdiction where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

            13.2. Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

            13.3.    Due   Execution.   Every  Loan  Document  to  which  a
   Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

            13.4. Enforceability of Obligations. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

            13.5. Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

            13.6. Legal Restraints. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

            13.7. Labor Contracts and Disputes. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

            13.8.    No  Material   Proceedings.   There  are  no  Material
   Proceedings pending or, to the best knowledge of Borrower, threatened.

            13.9. Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

            13.10.   Compliance  with Material  Laws.  Each Covered  Person
   is  in  compliance  with  all  Material  Laws.   Without   limiting  the
   generality of the foregoing:

            13.10.1. General Compliance with Environmental and Employment Laws. The operations and employee compensation practices of every Covered Person comply in all material respects with all applicable Environmental Laws and Employment Laws.

            13.10.2. Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws.

            13.10.3. Investigations Regarding Hazardous Materials. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which may have a Material Adverse Effect on such Covered Person, or reduce materially the value of the Collateral.

            13.10.4. Notices and Reports Regarding Hazardous Materials. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed within the immediately preceding four fiscal years, or is required to be filed by any Covered Person.

            13.10.5. Hazardous Materials on Real Property. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon, except for transportation or storage in the ordinary course of business and in compliance with all applicable Laws. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon. No property of such Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

            13.10.6. Environmental Property Transfer Acts. No Environmental Property Transfer Acts are applicable to the transactions contemplated by this Agreement or any Acquisition Documents and Borrower has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement or the Acquisition Documents, to perfect Administrative Agent's Security Interests for the benefit of the Lenders and to operate Borrower's business as presently or proposed to be operated.

            13.11. Other Names. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

            13.12.   Prior   Transactions.   Since  January  16,  1996,  no
   Covered Person has been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business or pursuant to the provisions hereof.

            13.13. Capitalization. Each Borrower's authorized capital stock and issued and outstanding capital stock is as described in section 13.13 of the Disclosure Schedule, and all issued and out-standing shares of each Borrower are validly issued and outstanding, fully paid, and non-assessable.

            13.14.   Solvency.  Each Borrower is presently Solvent.

            13.15. Financial Statements. The Initial Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

            13.16. No Change in Condition. Since the date of the Initial Financial Statements delivered to Administrative Agent, there has been no change which would have a Material Adverse Effect on any Covered Person.

            13.17. No Defaults. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default has occurred.

            13.18. Investments. No Covered Person has any Investments in other Persons except existing Permitted Investments.

            13.19. Indebtedness. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

            13.20.   Indirect  Obligations.   No  Covered  Person  has  any
   Indirect Obligations except existing Permitted Indirect Obligations.

            13.21. Encumbrances. None of the real property purported to be owned by a Covered Person is subject to any Encumbrances except existing Permitted Encumbrances.

            13.22. Operating Leases. No Covered Person has an interest as lessee under any Operating Leases other than leases of non-material items office equipment.

            13.23. Capital Leases. No Covered Person has an interest as a lessee under any Capital Leases other than Capital Leases that are Permitted Indebtedness.

            13.24. Tax Liabilities; Governmental Charges. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person. The federal income tax returns of every Covered Person have been audited by the Internal Revenue Service and passed upon without exception for all fiscal years of Borrower ended on or prior to December 31, 1989, or the period during which any assessments may be made by the IRS with respect to such returns has expired without waiver or extension. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person.

            13.25. Pension Benefit Plans. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate qualify under
   Section 401 of the Code and are in compliance with the provisions of ERISA. Except with respect to events or occurrences which would not have a Material Adverse Effect:

            13.25.1. Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA
   Affiliate has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

            13.25.2. Claims. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate.

            13.25.3. Reporting and Disclosure Requirements. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

            13.25.4. Accumulated  Funding   Deficiency.   No  such  Pension
   Benefit  Plan  has  (i)  incurred  an  accumulated   funding  deficiency
   (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

            13.25.5. Multi-employer Plan. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in Section 13.25.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

            13.26. Welfare Benefit Plans. No Covered Person or ERISA Affiliate maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Each Covered Person and ERISA Affiliate has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

            13.27. Retiree Benefits. No Covered Person or ERISA Affiliate has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

            13.28.   Distributions.   No   Distribution   as   defined   in
   Section 16.9 has been declared, paid or made upon or in respect of any capital stock or other Securities of Borrower on and after the Execution Date, except as expressly permitted hereby.

            13.29.   Real  Property.   Section  13.29   of  the  Disclosure
   Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by Borrower, and (ii) a list of all leases and subleases of real property by Borrower, with Borrower identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Attachment 1 to the Disclosure Schedule contains the legal escriptions from the most recent evidences of title to all the real property in which Administrative Agent will have a Security Interest under a Mortgage as provided in Section 8.2.

            13.30. State of Collateral and other Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

            13.30.1. Accounts. With respect to each Account scheduled, listed or referred to in reports submitted by Borrower to
   Administrative Agent pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it; (iii) the amount of the Account as shown on Borrower's books and records and all invoices and statements which may be delivered to Administrative Agent with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes existing or asserted with respect to the Account and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on Borrower's books and records and all invoices and statements delivered to Administrative Agent with respect thereto;
   (vi) the Account is assignable; (vii) the Account arose in the ordinary course of Borrower's business; (viii) the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except the Permitted Security Interests; (x) there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account; and (xi) no payments have been or shall be made on the Account except payments promptly delivered to Administrative Agent or to other financial institutions approved by Administrative Agent pursuant to this Agreement.

            13.30.2. Inventory. With respect to Inventory scheduled, listed or referred to in any certificate, schedule, list or report given by Borrower, except as disclosed therein: (i) such Inventory (except for Inventory in transit) is located at one or another of the premises listed in section 13.30.2 of the Disclosure Schedule; (ii) Borrower has good and merchantable title to such Inventory subject to no Security Interest whatsoever except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except for existing Permitted Security nterests;
   (iii) such Inventory is of good and
   merchantable quality, free from any material defects; (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale or other disposition of such Inventory by Administrative Agent or Lenders following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the Inventory is subject.

            13.30.3. Equipment.  With respect to the Borrower's  equipment:
   (i) Borrower has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interest except for the first priority Security Interest granted to Administrative Agent for the benefit of Lenders pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of Borrower's business.

            13.30.4. Intellectual  Property.   (i) Section 13.30.4  of  the
   Disclosure Schedule contains a complete and correct list of all of Borrower's Intellectual Property, (ii) Borrower owns all right, title and interest in, under and to such Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto, except for the Intellectual Property Assignments; (iii) no Intellectual Property or grant of license by or to Borrower is subject to any pending or, to Borrower's knowledge, threatened challenge; (iv) to Borrower's knowledge, Borrower has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of Borrower's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person; and
   (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to Borrower's knowledge, threatened, which challenge Borrower's rights in respect of any proprietary or confidential information or trade secrets used in the conduct of Borrower's business.

            13.30.5. Documents, Instruments and Chattel Paper. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by Borrower free and clear of all Security Interests other than Permitted Security Interests.

            13.31. Chief Place of Business; Locations of Collateral. As of the Execution Date,

            13.31.1. the only chief executive office and the principal places of business of Borrower are located at the places listed and so identified in section 13.31.1 of the Disclosure Schedule;

            13.31.2. the books and records of Borrower, and all of Borrower's chattel paper and all records of Accounts, are located only at the places listed and so identified in section 13.31.2 of the Disclosure Schedule; and

            13.31.3. all of the Collateral (except for Inventory which is in transit and Borrower's Real Property Collateral) is located only at the places listed and so identified in section 13.31.3 of the Disclosure Schedule.

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

            13.32. Negative Pledges. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral except Contracts in favor of Lenders.

            13.33.   Security Documents.

            13.33.1. Security Agreements. Each Security Agreement is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in all rights, title and interest of Borrower in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Administrative Agent's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state's UCC), Administrative Agent will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral.

            13.33.2. Mortgages. The Mortgages are effective to grant to Administrative Agent for the benefit of Lenders a legal, valid and enforceable mortgage lien on the Real Property Collateral. Upon proper recording and payment of recording fees and taxes, if any, Administrative Agent will have for the benefit of Lenders a fully perfected first priority lien on the Real Property Collateral subject only to Permitted Security Interests affecting the Real Property Collateral.

            13.33.3. Intellectual Property Assignments. Each Intellectual Property Assignment is effective to assign to Administrative Agent for the benefit of Lenders all of Borrower's rights, title and interest in and to the Intellectual Property, subject only to Permitted Security Interests affecting the Intellectual Property.

            13.33.4. Account Assignment. The Account Assignment is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in all rights, title and interest of Borrower in the Cash Collateral Account.

            13.33.5. Stock Pledge Agreement. Each Stock Pledge Agreement is effective to grant to Administrative Agent for the benefit of Lenders a Security Interest in all of Borrower's rights and interest in the stock and other Securities described therein.

            13.33.6. Acquisition Documents Assignments. Each Acquisition Documents Assignment is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in and lien on all of Borrower's rights, remedies, claims and interests under the related Acquisition Documents.

            13.34.   S  Corporation.  There is no election in effect  under
   Section 1362(a) of the Code for Borrower to be treated as an S Corporation as defined in Section 1361(a) of the Code.

            13.35. Subsidiaries and Affiliates. Each Borrower has no Affiliates who are not individuals and has no Subsidiaries other than those listed in section 13.35 of the Disclosure Schedule.

            13.36. Bank Accounts and Lockboxes. Borrower has no lockbox other than the lockboxes allowed or required hereunder. All bank accounts maintained by Borrower with any bank or other financial institution are described in section 13.36 of the Disclosure Schedule.

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

            13.37. Margin Stock. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G. None of the transactions contemplated by any Acquisition Documents will violate Regulations G, T, U or X of the FRB.

            13.38. Securities Matters. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

            13.39. Investment Company Act, Etc. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

            13.40. No Material Misstatements or Omissions. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Administrative Agent or Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains or any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Administrative Agent and Lenders everything regarding the business, operations, property, financial condition, or business prospects or itself and every Covered Person that would have a Material Adverse Effect on Borrower or any Covered Person.

            13.41. Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

            13.42. Broker's Fees. No broker or finder is entitled to compensation for services rendered with respect to the loan
   transactions   contemplated   by  this  Agreement  and  the  other  Loan
   Documents.

            13.43. Eligibility of Collateral. Each Account or item of Inventory which Borrower, expressly or by implication, requests Administrative Agent to classify as an Eligible Account or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Accounts" and "Eligible Inventory" herein.

   14. Survival of Representations. All representations and warranties in Section 13, and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section 6.6.

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

   15. Affirmative Covenants. Borrower covenants and agrees that, so long as any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower or any Letters of Credit are outstanding, Borrower shall do, or cause to be done, the following:

            15.1. Use of Proceeds. Subject to the terms and conditions hereof, (i) the proceeds of the Term Advance shall be used only for repayment of the Prior Senior Indebtedness, Capital Expenditures and general corporate purposes; (ii) the proceeds of all Revolving Advances and Swingline Advances shall be used solely for repayment of the Prior Senior Indebtedness, Capital Expenditures, Permitted Acquisitions, working capital and general corporate purposes, including for payment of Borrower's reimbursement obligations with respect to draws on Letters of Credit; (iii) the proceeds of Post-Offering Acquisition Advances shall be used to pay the consideration and post-closing expenses and fees payable by Borrower in connection with Permitted Acquisitions consummated during the Post-Offering Acquisition Loan Availability Period; and (iv) the proceeds of General Acquisition Advances shall be used to pay the consideration and post-closing expenses and fees payable by Borrower in connection with Permitted Acquisitions consummated within one year of the Execution Date.

            15.2. Corporate Existence. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those jurisdictions in which it is now or hereafter doing business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

            15.3. Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Borrower shall not permit any of its equipment or other property to become a fixture to real property or an accession to other personal property unless Administrative Agent has a valid, perfected and first priority Security Interest for the benefit of Lenders in such real or personal property. Borrower shall not, without Administrative Agent's prior written consent, alter or remove any identifying symbol or number on its equipment.

            15.4. Inventory. Borrower shall keep its Inventory in good and merchantable condition at its own expense and shall hold such Inventory for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, on terms which do not include bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar repurchase or return terms. All such Inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder.

            15.5. Insurance. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Administrative Agent as an additional

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

   insured for the ratable benefit of Lenders; all fire and casualty policies of insurance maintained hereunder shall reflect Lenders' interests therein as mortgagees under a standard New York or Union mortgagee clause. Administrative Agent is authorized, but not obligated, as the attorney-in-fact for Borrower and for the benefit of Lenders, (i) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower, Administrative Agent and the Lenders, and (iii) to endorse Borrower's name upon any instrument in payment thereof. Such power granted to Administrative Agent shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance.

            15.6. Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

            15.7.    Compliance   With  Laws.  Each  Covered  Person  shall
   comply with all Material Laws. Without limiting the generality of the foregoing:

            15.7.1. Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, with all Environmental Laws.

            15.7.2.  Pension  Benefit  Plans.  Each Covered Person and each
   ERISA Affiliate shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate.

            15.7.3. Employment Laws. Each Covered Person shall comply with all requirements of all Employment Laws applicable to such Covered Person.

            15.8.    Discovery and Clean-Up of Hazardous Material.

            15.8.1. In General. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in Section 15.10.4, or upon any Covered Person otherwise discovering Hazardous Material on any property owned or leased by such Covered Person which is in violation of, or which would result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the property or any person therein as a result of such Hazardous Material; (ii) at the request of Administrative Agent, and at Borrower's sole cost and expense, obtain and deliver to Administrative Agent promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Administrative Agent and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Administrative Agent informed of such actions and the results thereof.

            15.8.2.  Asbestos  Clean-Up.  In the event that any property of any Covered Person contains Asbestos Material, Borrower shall develop and implement, as soon as reasonably possible, an Operations and Maintenance Program (as contemplated by EPA guidance document entitled "Managing Asbestos in Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials") for managing in place the Asbestos Material, and deliver a true, correct and complete copy of such Operations and Maintenance Program to Administrative Agent. In the event that the asbestos survey done in connection with developing the Operations and Maintenance Program reveals Asbestos Material which, due to its condition, location or planned  building  renovation,  is  recommended  to be  encapsulated  or removed, Borrower shall promptly cause the same to be encapsulated or removed and disposed of offsite, in either case by a licensed and experienced asbestos contractor, all in accordance with applicable state, federal and local Laws. Upon completion of any such encapsulation or removal, Borrower shall deliver to Administrative Agent a certificate in such form as is then customarily available signed by the consultant overseeing the activity certifying to
   Administrative Agent that the work has been completed in compliance with all applicable Laws regarding notification, encapsulation, removal and disposal and that no airborne fibers beyond permissible exposure limits remain on site. All costs of such inspection, testing and remedial actions shall be paid by Borrower.

            15.9. Termination of Pension Benefit Plan. No Covered Person or ERISA Affiliate shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code.

            15.10. Notice to Co-Arrangers of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Co-Arrangers of (i) any breach of any of the covenants in Section 15, 16, or 17; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if Insurance/ Condemnation Proceeds are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect on such Covered Person. In addition,

            15.10.1. Borrower shall furnish to Co-Arrangers from time to time all information which Co-Arrangers request with respect to the status of any Material Proceeding.

            15.10.2. Borrower shall furnish to Co-Arrangers from time to time all information which Co-Arrangers request with respect to any Pension Benefit Plan established by a Covered Person or ERISA Affiliate.

            15.10.3. Borrower shall deliver notice to Co-Arrangers of the establishment by a Covered Person or an ERISA Affiliate of any Pension Benefit Plan.

            15.10.4. Borrower shall promptly inform Co-Arrangers of its receipt of, and deliver to Co-Arrangers a copy of, any (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person,
   (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (iii) notice from a Governmental Authority or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

            15.10.5. Borrower shall deliver to Co-Arrangers notice of the following events promptly after they occur: (i) the failure of any Covered Person or ERISA Affiliate to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate; (iii) receipt by a Covered Person or ERISA Affiliate of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA Affiliate of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Co-Arrangers a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate proposes to take with respect thereto. For purposes of this Section, Borrower and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

            15.10.6. Borrower shall promptly deliver to Co-Arrangers notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

            15.10.7. Borrower    shall    promptly    deliver   notice   to
   Co-Arrangers  of the  assertion by the holder of any capital  stock of a
   Covered  Person  or  any   Indebtedness  of  a

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   Covered  Person  in  the  outstanding  principal  amount  in  excess  of
   $250,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

            15.10.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Co-Arrangers of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person.

            15.10.9. Borrower shall promptly deliver notice to Co-Arrangers of any change in the name, state of incorporation, or form of organization of any Covered Person, or the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

            15.10.10.  Borrower  shall,   promptly   after  becoming  aware
   thereof, deliver notice to Co-Arrangers of any event that has or could have a Material Adverse Effect with respect to any Covered Person.

            15.10.11. Borrower shall, promptly after becoming aware thereof, deliver notice to Co-Arrangers of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

            15.10.12. Borrower shall notify Co-Arrangers promptly in writing of any fact or condition of which Borrower is aware which adversely affects the value of the Collateral, including any adverse fact or condition or the occurrence of any event which causes loss or depreciation in the value of any item of the Collateral, and the amount of such loss or depreciation. Borrower shall provide such additional information to Co-Arrangers regarding the amount of any loss or depreciation in value of the Collateral as either Co-Arranger may request from time to time.

            15.11. Borrowing Officer. Borrower's Representative shall keep on file with Administrative Agent at all times an appropriate instrument naming each Borrowing Officer.

            15.12.   Maintenance   of   Security   Interests   of  Security
   Documents.

            15.12.1. Preservation and Perfection of Security Interests. Borrower shall promptly, upon the reasonable request of Administrative Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Administrative Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include
   (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Administrative Agent;
   (ii) delivering to Administrative Agent the original certificates of title for motor vehicles, or applications therefor duly executed, with Administrative Agent's Security Interest for the benefit of Lenders properly shown thereon; (iii) delivering to Administrative Agent the originals of all instruments, documents and chattel paper, and all other Collateral of which Administrative Agent determines it should have physical possession in order to perfect and protect Administrative Agent's Security Interest

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

   for the benefit of Lenders therein, duly endorsed or assigned to Administrative Agent without restriction; (iv) delivering to Admin-istrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) transferring Inventory to warehouses designated by
   Administrative Agent; (vi) delivering to Administrative Agent all letters of credit on which Borrower is named beneficiary; (vii) placing a durable notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon such items of the Collateral as are designated by Administrative Agent; and (viii) placing a notice o f the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Administrative Agent.

            15.12.2. Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Administrative Agent thereof and shall notify such Person of Administrative Agent's Security Interest for the benefit of Lenders in such Collateral and, upon Administrative Agent's request, instruct such Person to hold all such Collateral for Administrative Agent's account subject to Administrative Agent's instructions. If at any time any Collateral is located on any premises that are not owned by Borrower, then Borrower shall obtain written waivers, in form and substance satisfactory to Administrative Agent, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

            15.12.3. Compliance   With   Terms   of   Security   Documents.
   Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

            15.13. Accounting System. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Without limiting the generality of the foregoing:

            15.13.1. Account Records. Each Covered Person shall maintain a record of Accounts at its principal place of business that itemize each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

            15.13.2. Inventory   Records.   Each   Covered   Person   shall
   maintain an inventory system satisfactory to Administrative Agent.

            15.14.   Financial  Statements.  Borrower shall deliver to each
   Lender:

            15.14.1. Annual Financial Statements. Within 120 days after the close of each fiscal year of Borrower, year-end consolidated and consolidating Financial Statements and Historical Combined Financial Statements of Borrower and its Subsidiaries, containing an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Administrative Agent, and accompanied by (a) a Compliance Certificate of the Chief Financial Officer of Borrower, (b) a certificate of the independent certified public accounting firm that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable

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

   detail in such certificate, (c) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (d) if requested by Administrative Agent, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team.

            15.14.2. Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating Financial Statements and Historical Combined Financial Statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end Financial Statements, in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

            15.14.3. Monthly Financial Statements. Within 30 days after the end of each month, unaudited consolidated Financial Statements and Historical Combined Financial Statements of Borrower and its Subsidiaries for each of the months not covered by the latest year-end Financial Statements, in each case accompanied by (i) a Compliance Certificate of the Chief Financial Officer of Borrower, (ii) a statement comparing such Financial Statements with budgeted projections for such month and for the elapsed portion of the fiscal year of Borrower as contained in the annual budget prepared for such fiscal year, (iii) a statement comparing the statements delivered pursuant to clause (ii) above with the statements for the equivalent months and equivalent elapsed periods during the prior fiscal year of Borrower,
   (iv) a management report explaining the significant variances of the statements delivered pursuant to clause (ii) above from the budgeted projections for such month and for the elapsed portion of fiscal year of Borrower as contained in the annual budget prepared for such fiscal year, and (v) a summary of significant items discussed at any meetings of the Board of Directors of Borrower held during such month.

   Each Compliance Certificate shall be in the form of Exhibit 15.14, shall contain detailed calculations of the financial easurements referred to in Section 17 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

            15.15.   Other  Financial  Information.   Borrower  shall  also
   deliver the following to Co-Arrangers:

            15.15.1. Borrowing Base Certificate. On the Effective Date and periodically thereafter, but not less often than monthly within 30 days after the end of each month, a borrowing base certificate in substantially the form of Exhibit 15.15.1 (the "Borrowing Base Certificate") duly completed and signed by the chief financial officer of Borrower's Representative. If there is an Existing Default, or the Maximum Available Amount is less than $1,000,000, Borrower shall provide a Borrowing Base Certificate at least

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

   weekly and more often if so requested by either Co-Arranger in such Co-Arranger's discretion.

            15.15.2. Agings Report. Upon the request of either Co-Arranger, within five days after the end of each month, a report of the aging of all Accounts of Borrower in such reasonable detail as Co-Arrangers may require.

            15.15.3. Other Reports or Information Concerning Accounts or Inventory. Such other reports and information, in form and detail satisfactory to Co-Arrangers, and documents as either Co-Arranger may request from time to time concerning Accounts or Inventory including, to the extent requested by either Co-Arranger, copies of all invoices, bills of lading, shipping receipts, purchase orders, and warehouse receipts.

            15.15.4. Stockholder and SEC Reports. Promptly after their preparation, copies of any and all (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, and (ii) reports, registration statements and prospectuses, if any, filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

            15.15.5. Pension Benefit Plan Reports. Upon the request of Co-Arrangers, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of any Covered Person or any ERISA Affiliate.

            15.15.6. Tax Returns. Upon the request of either Co-Arranger, a copy of each federal, state, or local tax return or report filed by Borrower.

            15.16. Review of Accounts. Not less often than annually, and promptly at either Co-Arranger's request if there is an Existing Default, Borrower shall conduct a review of its Accounts, bad debt reserves, and collection histories of Account Debtors and promptly following such review provide Co-Arrangers with a report of such review in form and detail satisfactory to Co-Arrangers.

            15.17.   Inventory.   Not  less   often  than   annually,   and
   promptly  at  either  Co-Arranger's  request  if  there  is an  Existing
   Default, Borrower shall conduct a physical count of its Inventory and promptly following the completion of such count provide Co-Arrangers with a report thereof in form and detail satisfactory to Co-Arrangers, including the value of such Inventory (on a first-in-first-out basis and valued at the lower of cost or market).

            15.18. Annual Projections. Within the 60 days following the first day of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower as of the end of and for each month of such fiscal year and the next succeeding fiscal year, in such detail as either Co-Arranger may require.

            15.19. Other Information. Upon the request of either Co-Arranger, Borrower shall promptly deliver to Co-Arrangers such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as either Co-Arranger may, from time to time, reasonably request.

            15.20. Audits by Co-Arrangers; Lenders. Either Co-Arranger or Persons authorized by and acting on behalf of such Co-Arranger, may at any time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person. At any time after the occurrence of an Event of Default that has not been cured or waived in writing any Lender may during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person. In the course of any such audit or inspection, such Person may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person hall cooperate with Co-Arrangers and such Persons in the conduct of such audits and shall deliver to Co-Arrangers any instrument necessary for Co-Arrangers to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse each Co-Arranger for all costs and expenses actually incurred by it in conducting each audit; provided, however, that if an Event of Default has not occurred, such reimbursement for each such audit shall be limited to $500 per day per person involved in conducting the audit plus such Co-Arranger's other actual out-of-pocket expenses.

            15.21. Verification of Accounts and Notices to Account Debtors. Administrative Agent shall have the right at any time and from time to time, after first giving either oral or written notice to Borrower, to verify the validity and amount of any Account and any other matter relating to an Account, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Administrative Agent believes represents the Account Debtor.

            15.22. Appraisals of Collateral. Upon either Co-Arranger's reasonable request at any time, Borrower shall provide Co-Arrangers with appraisals, prepared on a basis satisfactory to Co-Arrangers and from appraisers acceptable to Co-Arrangers, of any or all of the Collateral as either Co-Arranger may specify. So long as there is no Existing Default, no more than one such appraisal per calendar year shall be at the expense of Borrower, and any additional appraisals in such calendar year shall be at the expense of Lenders. At any time when there is an Existing Default, all such appraisals shall be at the expense of Borrower.

            15.23.   Access to Officers and Auditors.  Each Covered  Person
   shall permit any Lender and Persons authorized by either Co-Arranger to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as either Co-Arranger may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Co-Arrangers and make full disclosure to Co-Arrangers of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations. Each Lender agrees that it will not disclose to third parties any information that it obtains about Borrower or its operations or finances that are designated by Borrower as confidential or that Borrower has advised Lenders constitutes non-public information. Lenders may, however, disclose such information to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lenders shall advise such persons that such information is to be treated as confidential. A Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that such Lender's counsel advises in writing that such disclosure is reasonably necessary. Lenders' non-disclosure obligation shall not apply to any information that (i) is disclosed to a Lender by a third party not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by a Lender.

            15.24. Proformas for Permitted Acquisitions; Historical Combined Financial Statements. Borrower shall, prior to making any Permitted Acquisition, prepare and furnish to Co-Arrangers proforma financial statements for the Surviving Company, demonstrating to the satisfaction of Co-Arrangers that the Surviving Company will be Solvent upon consummation of such acquisition and upon the passage of time thereafter, and that none of the covenants in Section 17 will be violated as a

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

   consequence of such acquisition or with the passage of time thereafter. Such proforma financial statements shall contain quarterly balance sheets, income statements, statements of cash flows, and such other reports and disclosures, and shall cover such forecast periods, as either Co-Arranger may in its reasonable discretion require. Borrower shall also provide to Co-Arrangers copies of the audited (if available, or unaudited if no audited financial statements exist) financial statements for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year. Borrower shall further provide the amount of Operating Cash Flow attributable to the Target Company quarterly for the immediately preceding four fiscal quarters that will be included by Borrower in its calculation of Adjusted Operating Cash Flow under this Agreement. The financial statements and Adjusted Operating Cash Flow must be satisfactory to Co-Arrangers in their sole discretion (i) if and to the extent of any adjustments therein, or (ii) if unaudited.

            15.25. Acquisition Documents. Borrower shall fully perform all of its obligations under all Acquisition Documents, and shall promptly enforce all of its rights and remedies thereunder as it deems appropriate in its reasonable business judgment; provided, however, that Borrower shall not take any action or fail to take any action which would result in a waiver or other loss of any material right or remedy of Borrower thereunder, unless such waiver or loss of a material right or remedy would not have a Material Adverse Effect on Borrower or any other Covered Person and Borrower's board of directors determines by way of written resolution that such waiver or other loss of any material right was in the best interest of Borrower. Borrower shall not, without Co-Arrangers's prior written consent (which consent will not be unreasonably withheld or delayed), modify, amend, supplement, compromise, satisfy, release or discharge any of the Acquisition Documents, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to the Acquisition Documents or the collateral therefor. Borrower shall notify Co-Arrangers in writing promptly after Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Acquisition Documents which when aggregated with any other claim(s) which could be brought thereunder by Borrower are reasonably determined to exceed $500,000, and shall diligently pursue such right and report to Co-Arrangers on all further developments with respect thereto. If Borrower fails after Administrative Agent's demand to pursue diligently any right under any of the Acquisition Documents, or if there is an Existing Default, then Administrative Agent may directly enforce such right in its own or Borrower's name and may enter into such settlements or other agreements with respect thereto as Administrative Agent determines. Notwithstanding the foregoing, Borrower shall at all times remain liable to observe and perform all of its duties and obligations under all of the Acquisition Documents, and Administrative Agent's exercise of any of its rights with respect to the Collateral shall not release Borrower from any of such duties or obligations. Administrative Agent shall not be obligated to perform or fulfill any of Borrower's duties or obligations under any of the Acquisition Documents or to make any payment thereunder, or to make any inquiry as to the sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts, or any delivery of any property.

            15.26. Interest Rate Protection Agreements. If Borrower has not issued equity securities in the minimum amount of $50,000,000 and made a prepayment on the Aggregate Term Loan with the net proceeds thereof within 120 days after the Execution Date, Borrower shall purchase, within 150 days after the Execution Date, one or more Interest Rate Protection Agreements with respect to an amount of the Loan Obligations and for a period of time as shall be mutually agreed upon among Borrower and Co-Arrangers. If, within 60 days after the Execution Date, Borrower has determined to not effect such issuance of equity securities, Borrower shall purchase, within 90 days after the Execution Date, one or more Interest Rate Protection Agreements with respect to an amount of the Loan Obligations and for a period of time as shall be mutually agreed upon among Borrower and Co-Arrangers.

            15.27. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

   16.      Negative Covenants.

            Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower or any of the Letters of Credit are outstanding, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Required Lenders:

            16.1.    Investments.   Make  any   Investments  in  any  other
   Person except the following ("Permitted Investments"):

            16.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) certificates of deposit issued by and time deposits with any Qualified Financial Institution; (iv) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; or (v) agreements involving the sale to Borrower of United States government securities and their guarantied repurchase the next Business Day by a Qualified Financial Institution.

            16.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

            16.1.3.  Any Investments that are Permitted Acquisitions.

            16.1.4.  Investments   existing  on  the  Execution   Date  and
   disclosed in section 13.18 of the Disclosure Schedule.

            16.1.5. Notes taken by Borrower from purchasers in connection with any Management Incentive Stock Issue.

            16.1.6.  Indebtedness of any Borrower to any other Borrower.

   Borrower may request Administrative Agent to invest on behalf of Borrower all of the excess cash in the Cash Collateral Account as of the end of a Business Day, but only in Permitted Investments described in clauses (ii) and (iv) of Section 16.1.1. Any such request will only be honored by Administrative Agent if made by a Borrowing Officer and received by Administrative Agent before 2:00 p.m., St. Louis time, on a Business Day; and unless a different Permitted Investment is specifically requested, Administrative Agent will invest excess funds in agreements involving the sale to Borrower of United States government securities and their guarantied repurchase on the next Business Day by Administrative Agent.

            16.2. Indebtedness. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following ("Permitted Indebtedness"):

            16.2.1.  Indebtedness  to  trade  creditors   incurred  in  the
   ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

            16.2.2.  The Loan Obligations.

            16.2.3.  Indebtedness secured by Permitted Security Interests.

            16.2.4. Indebtedness of Kalish Canada to NBD Bank, Canada in an amount up to $3,060,000 (Cdn.), or Indebtedness of Kalish Canada incurred in connection with the Kalish Acquisition, but not any extensions, renewals or refundings of such Indebtedness.

            16.2.5. Indebtedness of DTUK to Dresdner UK, in an amount up to pound sterling 13,500,000, incurred in connection with the acquisition of Swiftpack stock, but not any extensions, renewals or refundings of such Indebtedness. Provided there are no material adverse tax consequences to any Lender or to Borrower, Lenders will investigate, and may require, refinancing of the Indebtedness of DTUK to Dresdner UK.

            16.2.6. Indebtedness of Swiftpack to Midland Bank plc (i) in an amount up to pound sterling 456,500 in connection with that certain guaranty facility dated December 22, 1994 and (ii) in an amount up to pound sterling 500,000 in connection with a proposed line of credit, but not any extensions, renewals or refundings of such Indebtedness.

            16.2.7. Indebtedness of AMI in an amount up to $200,000 to the Pennsylvania Industrial Development Authority in connection with the expansion of AMI's facilities, but not any extensions, renewals or refundings of such Indebtedness

            16.3. Prepayments. Voluntarily prepay any Indebtedness other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, and (b) trade payables in the ordinary course of business.

            16.4. Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except (i) Indirect Obligations existing on the Execution Date and disclosed on section 13.20 of the Disclosure Schedule, (ii) the Canadian Loan Guaranty, (iii) a guaranty by DTI of the Indebtedness of Kalish Canada to NBD Bank, Canada referred to in Section 16.2.4, (iv) a guaranty by DTI of the indebtedness of Swiftpack to Midland Bank plc referred to in Section 16.2.6, (v) a guaranty by DTI of the Indebtedness of AMI referred to in
   Section 16.2.7, (vi) guaranties of indebtedness incurred to acquire capital assets in an amount not to exceed $1,000,000 in any Fiscal Year and $5,000,000 n the aggregate, but only to the extent the aggregate purchase price thereof would not (when aggregated with other Capital Expenditures of Borrower in the same period) exceed the limits for Capital Expenditures in Section 17.2, (vi) a guaranty by DTI of the monetary obligations of AMI under a certain Consulting and Noncompetition Agreement dated January 16, 1996 with Charles K. Watters, and (vii) the Guaranties and Canadian Loan Guaranties (collectively, the "Permitted Indirect Obligations").

            16.5. Security Interests. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except in connection with Permitted Acquisitions and the following ("Permitted Security Interests"):

            16.5.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

            16.5.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

            16.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

            16.5.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

            16.5.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an amount not to exceed $3,000,000 in the aggregate during any fiscal year of Borrower and $10,000,000 in the aggregate, but only to the extent the aggregate purchase price thereof would not (when aggregated with other Capital Expenditures of Borrower in the same period) exceed the limits for Capital Expenditures prescribed in
   Section 17.2.

            16.5.6. Security Interests of customers of Borrower in items of Inventory for the manufacture of which such customers have paid deposits to Borrower, to the extent such Security Interests secure the repayment of such deposits.

            16.5.7. Security Interests securing the Loan Obligations in favor of Administrative Agent for the benefit of Lenders.

            16.5.8. Security Interests existing on the Execution Date that are disclosed in section 13.30 of the Disclosure Schedule and are satisfactory to Lenders.

            16.6. Acquisitions. Acquire stock or other equity interest in a Person or acquire all or a material part of the assets of a Person, regardless of the form of the transaction, other than in Permitted Acquisitions.

            16.7. Bailments; Consignments; Warehousing. Store any Inventory in excess of $250,000 in the aggregate with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment of Inventory or similar arrangement, unless Administrative Agent has received a written acknowledgment satisfactory to Administrative Agent from the third party involved which acknowledges the prior perfected Security Interest of Administrative Agent for the benefit of Lenders in such Inventory.

            16.8. Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets, including, without limitation, the shares of stock of DTUK not pledged to Administrative Agent to secure the Loan Obligations, except (i) sales of Inventory in the ordinary course of business and (ii) sales of capital assets approved by Administrative Agent if the net proceeds thereof are used as required or permitted by Section 6.4.4.1. Notwithstanding the foregoing, Borrower may sell, transfer or otherwise dispose of obsolete or unusable equipment having an orderly liquidation value no greater than $50,000 individually, and $100,000 in the aggregate in any fiscal year of Borrower, provided that (a) if such sale, transfer or disposition is effected without replacement of such equipment, or if such equipment is replaced by equipment leased by Borrower or by equipment purchased by Borrower subject to a Permitted Security Interest, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or other disposition to Administrative Agent for application to the Loan Obligations as required by Section 6.4.4.1 or
   (b) if such sale, transfer or other disposition is made in connection with the purchase by Borrower of replacement equipment (other than equipment subject to a Security Interest), then Borrower shall use the proceeds of any such sale, transfer or other disposition to finance the purchase by Borrower of such replacement equipment and shall deliver to Admin-istrative Agent written evidence of the use of the proceeds for such purchase. All replacement equipment purchased by Borrower shall be free and clear of all Security Interests and Encumbrances, except for Permitted Security Interests.

            16.9. Distributions. At any time when there is an Existing Default, directly or indirectly declare or make, or incur any liability to make, any Distribution. For purposes of this Section, a "Distribution" means and includes (i) any cash dividend, (ii) any acquisition or redemption of any outstanding stock, (iii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder.

            16.10. Change of Control. Merge or consolidate with or into another Person, or permit any Person or Group to become the record or beneficial owner, directly or indirectly, of securities representing 30% or more of the voting power of DTI's then outstanding securities having the power to vote, or acquiring the power to elect a majority of the Board of Directors of DTI.

            16.11. Capital Structure; Equity Securities. Make any change in its capital structure which has or could have a Material Adverse Effect; or create any new class of stock, issue any stock, or issue any other equity securities, or non-equity securities that are convertible into equity securities, except common stock and other securities that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Required Lenders.

            16.12. Change of Business. Engage in any business other than substantially as conducted on the Effective Date.

            16.13. Transactions With Affiliates. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate. If there is no Existing Default, however, Borrower may engage in the such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

            16.14. No Default on Indebtedness or Material Agreements. Default upon or fail to pay any Indebtedness for money borrowed in excess of $500,000 as the same matures, or breach, violate, or be in default under any Material Agreement.

            16.15. Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

            16.16. Bank Accounts. Maintain any deposit accounts at institutions other than Administrative Agent except (i) zero or pegged balance payroll accounts and petty cash accounts as described in section 16.16 of the Disclosure Schedule and (ii) other zero or pegged balance payroll accounts and petty cash accounts of which Borrower has notified Administrative Agent in writing and which have an aggregate balance not exceeding $2,000,000.

            16.17. Sale and Leaseback Transactions. Enter into any agreement or arrangement with any Person providing for Borrower to lease or rent property that Borrower has or will sell or otherwise transfer to such Person.

            16.18. New Subsidiaries. Organize, create or acquire any Subsidiary, except as part of a Permitted Acquisition.

            16.19.   Fiscal Year.  Change its fiscal year.

            16.20. Transactions Having a Material Adverse Effect. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

            16.21. Mid-West Bank Accounts. Until the General Acquisition Loan, and all accrued and unpaid interest thereon, is fully and irrevocably paid pursuant to Section 6.3.3, make disbursements (other than in payment of the Loan Obligations) of cash of Mid-West Enterprises or Mid-West Systems or marketable securities of Mid-West
   Enterprises or Mid-West Systems converted to cash which would, when aggregated with all prior disbursements, result in the aggregate all such disbursements from such sources exceeding $10,000,000. Any transfer of a marketable security shall be deemed to be a disbursement of cash in the amount of the market value of such marketable security at the time of such transfer.

   17.      Financial Covenants.

            17.1. Special Definitions. As used in this Section 17 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

            "Adjusted Operating Cash Flow" means, with respect to Borrower, the Operating Cash Flow of Borrower for any period of determination, calculated by including the Operating Cash Flow for such period of every Surviving Company in consummated Permitted Acquisitions as if such Permitted Acquisition had occurred as of the first day of such period.

            "Capital Expenditure": an expenditure for an asset that must be depreciated or amortized under GAAP, or for any asset that under GAAP must be treated as a capital asset, including but not limited to, with respect to every Capital Lease, the amount which under GAAP must be recorded as an amortizable asset.

            "Capitalization" means, as of any date with respect to Borrower, the sum of (a) all Borrower's Indebtedness plus (b) eight times the total rental payments under all Operating Leases of Borrower for the most recently ended four fiscal quarters of Borrower, plus (c) Borrower's Net Worth.

            "Current   Assets"  means  current   assets  as  determined  in
            accordance with GAAP.

            "Current Liabilities" means current liabilities as determined in accordance with GAAP, excluding amounts outstanding under the Aggregate Revolving Loan.

            "Interest Expense" means, for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period.

            "Fixed Charges" means, for any period of calculation, the sum of (i) interest paid, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower (including the
            Aggregate Term Loan, the Aggregate Canadian Term Loan, the Aggregate Post-Offering Acquisition Loan and the Aggregate General Acquisition Loan), (iii) federal, state and local income taxes paid, (iv) Capital Expenditures (excluding permitted expenditures for acquisitions) incurred during the calculation period ending on such date (provided, however, that only the amount of all payments actually made in connection with all such Capital Leases during the applicable calculation period shall be accounted for in calculating Capital Expenditures for the purposes of calculating Fixed Charges), and (v) Dividends.

            "Net Worth" means, as of any date, Total Assets minus Total Liabilities.

            "Operating Cash Flow" means, for any period of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense, (iii) interest expense, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, and (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all calculated for such period.

            "Total Assets" means the sum of all assets as presented in the balance sheet in Borrower's most recent Financial Statements.

            "Total Liabilities" means all liabilities of Borrower as presented in the balance sheet in Borrower's most recent Financial Statements.

   For purposes of Section 17, (i) the term "Borrower" includes DTUK and Swiftpack (ii) all "Indebtedness" of Borrower denominated in British Pounds shall be converted into Dollars at the Base Conversion Rate and
   (iii) "Indebtedness" shall not include the Swiftpack Letter of Credit until it is drawn on. The "Base Conversion Rate" shall be the conversion rate for British Pounds into Dollars quoted as the late New York rate in the Midwest Edition of the Wall Street Journal as of the date of calculation.

   All other capitalized terms used in this Section 17 shall have their meanings and shall be determined under GAAP.

            17.2. Capital Expenditures. Borrower shall not make Capital Expenditures (exclusive of Permitted Acquisitions) in any of the fiscal periods specified below that in the aggregate exceed the amount specified for such fiscal period:



   Period                                  Maximum Capital Expenditures
   Effective Date through 6/30/96          $12,000,000

   7/1/96 through 6/30/97                  $11,500,000

   Each fiscal year thereafter             $12,500,000


            17.3. Capital Leases. Become obligated as lessee under any Capital Leases except Capital Leases existing on the Execution Date and disclosed in section 13.23 of the Disclosure Schedule and Capital Leases entered into by Borrower after the Execution Date for capital assets whose aggregate cost if purchased would not exceed $4,000,000 in any fiscal year and $15,000,000 in the aggregate.

            17.4. Operating Lease Obligations. Become obligated as lessee under any Operating Lease except Operating Leases existing on the Execution Date and disclosed in section 13.22 of the Disclosure Schedule and Operating Leases entered into by Borrower after the Execution Date if, after giving effect thereto, the aggregate amount of all rentals payable by Borrower in respect of all Operating Leases does not exceed $5,500,000 in any fiscal year of Borrower. For purposes hereof, the term "rentals" means all payments due from the lessee or sublessee under an Operating Lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs and insurance premiums.

            17.5. Minimum Adjusted Operating Cash Flow. Borrower's Adjusted Operating Cash Flow for each fiscal period specified below, calculated at the end of each fiscal quarter of Borrower on the basis of the four consecutive fiscal quarters then ended, shall not be less than the amount set forth opposite such period:



   Period                                  Minimum Operating Cash Flow
   Execution Date through 12/31/96         $49,000,000

   1/1/97 through 6/30/97                  $51,000,000

   7/1/97 through 6/30/98                  $52,500,000

   7/1/98 through 6/30/99                  $57,500,000

   Thereafter                              $61,000,000


            17.6. Minimum Interest Coverage. The ratio of Borrower's Adjusted Operating Cash Flow to Interest Expense for each fiscal period specified below, calculated at the end of each fiscal quarter of Borrower on the basis of the four consecutive fiscal quarters then ended, shall not be less than the ratio set forth opposite such period:



   Period                                  Ratio of Adjusted Operating Cash Flow
                                           to Interest Expense
   Execution Date through 6/30/97          4.00 to 1.00

   7/1/97 through 12/31/97                 4.20 to 1.00

   1/1/98 through 6/30/98                  4.80 to 1.00

   Thereafter                              5.60 to 1.00


            17.7. Minimum Fixed Charge Coverage. The ratio of Borrower's Adjusted Operating Cash Flow to Fixed Charges, calculated at the end of each fiscal quarter of Borrower on the basis of the four consecutive fiscal quarters then ended, shall not be less than 1.00 to 1.00.

            17.8. Indebtedness to Adjusted Operating Cash Flow. The ratio of Borrower's Indebtedness to Adjusted Operating Cash Flow for each fiscal period specified below, calculated at the end of each fiscal quarter of Borrower on the basis of the four consecutive fiscal quarters then ended, shall not be greater than the ratio set forth opposite such period:



   Period                                  Ratio of Indebtedness to Adjusted
                                           Operating Cash Flow
   Execution Date through 6/30/97          3.00 to 1.00

   7/1/97 through 12/31/97                 2.90 to 1.00

   1/1/98 through 6/30/98                  2.70 to 1.00

   thereafter                              2.20 to 1.00


            17.9. Minimum Net Worth. Borrower's Net Worth shall at no time during any fiscal period specified in the table below be less than the amount specified for such period:



   Period                                  Minimum Net Worth
   Effective Date through 12/31/96         $85,000,000

   1/1/97 through 6/30/97                  $92,000,000

   7/1/97 through 6/30/98                  $98,000,000

   7/1/98 through 6/30/99                  $115,000,000

   thereafter                              $130,000,000


            17.10.   Minimum   Current  Ratio.   The  ratio  of  Borrower's
   Current  Assets  to  Current  Liabilities  shall at no time be less than
   1.00 to 1.00

            17.11. Indebtedness Plus Eight Times Operating Lease Payments to Capitalization. The ratio of Borrower's Indebtedness plus eight times total rental payments under all Operating Leases for the most recent four fiscal quarters then ended to Capitalization for each fiscal period specified below, calculated as of the last day of each fiscal quarter of Borrower, shall not be greater than the ratio set forth opposite such period:



   Period                                  Ratio of Indebtedness Plus Eight
                                           Times Operating Lease Payments to
                                           Capitalization
   Execution Date through 6/30/97          0.73 to 1.00

   7/1/97 through 6/30/98                  0.68 to 1.00

   thereafter                              0.60 to 1.00


   18.      Default.

            18.1. Events of Default. Any one or more of the following shall constitute an event of default (an "Event of Default") under this
   Agreement:

            18.1.1. Failure to Pay Principal or Interest. Failure of Borrower to pay any principal of the Loans or interest accrued thereon when due.

            18.1.2. Failure to Pay Other Amounts Owed to Lenders. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon) within 5 days after notice from Administrative Agent that the same is due. Borrower shall notify Lenders of any such default or event of default immediately upon the occurrence thereof.

            18.1.3. Failure to Pay Amounts Owed to Other Persons. Failure of any Covered Person to make any payment due on Indebtedness of such Covered Person over $250,000 to Persons other than Lenders which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness; provided however, that no Event of Default will occur if such default or breach is being diligently contested in good faith by appropriate proceedings and Borrower has established adequate reserves in conformity with GAAP. Borrower shall notify Lenders of any such default or breach immediately upon the occurrence thereof.

            18.1.4. Representations or Warranties. Any representation or warranty made by Borrower in this Agreement, or any statement or representation made in any certificate, report, opinion or other document delivered pursuant to this Agreement, is discovered to have been false in any material respect when made.

            18.1.5. Certain Covenants. Failure of any Covered Person to comply with the covenants in Sections 15.1, 15.9, 15.14, 15.20, 15.23, 15.24, 16, and 17.

            18.1.6. Other Covenants. Failure of any Covered Person to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 18.1.1 through 18.1.5) which is not remedied or waived in writing by Required Lenders within 30 days after notice thereof from Required Lenders to such Covered Person.

            18.1.7. Acceleration of Other Indebtedness. Any Obligation of a Covered Person (other than the Loan Obligations) for the payment of borrowed money in an amount over $250,000 becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by any Covered Person; provided however, that no Event of Default will occur if such default or breach is being diligently contested in good faith by appropriate proceedings and Borrower has established adequate reserves in conformity with GAAP. Borrower shall notify Lenders of the acceleration of any such Obligation immediately upon receipt of notice thereof.

            18.1.8. Default Under Other Agreements. The occurrence of any default or event of default under any agreement, including, without limitation, the Dresdner UK Loan Documents, to which a Covered Person is a party (other than the Loan Documents), which default or breach continues unwaived beyond any applicable grace period provided therein and either (i) involves an agreement providing for Indebtedness in an amount in excess of $500,000 (provided however, that no Event of Default will occur under this clause (i) if such default or breach is being diligently contested in good faith by appropriate proceedings and Borrower has established adequate reserves in conformity with GAAP) or
   (ii) would or is reasonably likely to have a Material Adverse Effect on such Covered Person. Borrower shall notify Lenders of any such Default or Event of Default immediately upon the occurrence thereof.

            18.1.9. Bankruptcy; Insolvency; Etc. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of ninety (90) days; or (vi) takes any corporate action to authorize any of the foregoing.

            18.1.10. Judgments; Attachment; Etc. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $1,000,000, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

            18.1.11. Pension Benefit Plan Termination, Etc. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Administrative Agent has been notified of such intent to voluntarily terminate such plan and Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lenders determine that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate to a liability in excess of $25,000.

            18.1.12. Liquidation or Dissolution. A Covered Person files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, other than in connection with the consolidation of Covered Persons and the assets of such Covered Person with and into another Covered Person.

            18.1.13. Seizure of Assets. All or any part of the property of Borrower is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

            18.1.14. Racketeering Proceeding. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any material portion of the Collateral.

            18.1.15. Loan Documents; Security Interests. For any reason other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid.

            18.1.16. Loss to Collateral. Any loss, theft, damage or destruction of any item or items of Collateral occurs which either (i) has a Material Adverse Effect or (ii) materially and adversely affects the operation of Borrower's business and is not covered by insurance as required herein.

            18.1.17. Material  Adverse  Change.  There  occurs any material adverse change in Borrower's property, business, operation, or condition (financial or otherwise), or there occurs any event which has or is reasonably likely to have a Material Adverse Effect.

            18.2. Cross-Default. Any Event of Default under this Agreement will constitute an event of default under any other agreement of Borrower with Lender and under any evidence of Indebtedness of Borrower held by Lender, whether or not such is an event of default specified therein.

            18.3.    Rights and Remedies in the Event of Default.

            18.3.1. Termination of Commitments. Upon an Event of Default described in Section 18.1.9, the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other
   Event of Default, and at any time thereafter, Required Lenders may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

            18.3.2.  Acceleration.  Upon an Event of Default  described  in
   Section 18.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

            18.3.3. Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may otherwise have.

            18.3.4.  Notice to  Account  Debtors.  Upon the  occurrence  of any Event of Default and at any time and from time to time thereafter, Administrative Agent may (if Required Lenders concur), without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent for the benefit of Lenders and that Administrative Agent has a Security Interest therein for the benefit of Lenders, and Administrative Agent may direct, or Borrower, at Administrative Agent's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent for the benefit of Lenders.

            18.3.5. Entry Upon Premises and Access to Information. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time thereafter: Administrative Agent may
   (i) enter upon the premises leased or owned by Borrower where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Administrative Agent or any agent of Administrative Agent for such time as Administrative Agent may desire in order effectively to collect or liquidate Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to any of the Collateral and, subject to any proprietary rights of third parties, use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate in connection with the exercise of Administrative Agent's rights; and
   (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Agent and to receive, open and process all mail addressed to Borrower.

            18.3.6. Completion of Uncompleted Inventory Items. Administrative Agent may request that Borrower, and Borrower shall upon such request, use Borrower's best efforts to obtain the consent of its customers to the completion (before or after foreclosure by Administrative Agent of its security interest therein) of the manufacture of all uncompleted Inventory items that Borrower was manufacturing for such customers pursuant to contracts or accepted purchase orders, and the commitment by such customers to purchase such items upon their completion as provided in the relevant contracts or accepted purchase orders. Borrower shall, as an uncompensated agent for Lenders, complete the manufacture and shipment of all such items as provided in the relevant contracts or accepted purchase orders if Administrative Agent so directs.

            18.3.7. Borrower's Obligations. Upon the occurrence of an Event of Default, Borrower shall, if Administrative Agent so requests, assemble all the movable tangible Collateral and make it available to Administrative Agent at a place or places to be designated by Administrative Agent in its discretion.

            18.3.8. Secured Party Rights. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

            18.3.8.1. Administrative Agent may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

            18.3.8.2. Administrative Agent may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Administrative Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Administrative Agent deems advisable, for cash or credit. A Lender may become the purchaser at any such sale if permissible under applicable Law, and such Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's obligations owing to Lender, and Borrower agrees that such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

   In connection with the advertising for sale, selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Administrative Agent may use and is hereby granted a license to use, without charge or liability to Administrative Agent or Lenders therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lenders' benefit.

            18.3.9. Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lenders may exercise any other rights and remedies available to Lenders under the Loan Documents or otherwise available to Lenders at law or in equity.

            18.3.10. Application  of Funds.  After  payment of any  amounts due to Dresdner UK required by the Subrogation Agreement, any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to the Loan Obligations after any acceleration, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lenders prorata for any amounts due to Lenders under Section 20.6; (ii) second, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Co-Arrangers prorata all unreimbursed costs and expenses paid or incurred by Co-Arrangers that are payable or reimbursable by Borrower hereunder; (iv) fourth, to reimburse to Lenders prorata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (v) fifth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon);
   (vi) sixth, to the payment of interest accrued on the Loans prorata to each of the Lenders; (vii) seventh, to the payment of the Loans of each of the Lenders, in such order as each Lender determines in its absolute discretion; and (viii) eighth, to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

            18.4. Limitation of Liability; Waiver. Administrative Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Administrative Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption laws. If Administrative Agent seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives
   (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the  commencement of any suit or action to recover  possession  thereof,
   (iii) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment, and
   (iv) to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Administrative Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

            18.5. Notice. Any notice of intended action required to be given by Administrative Agent (including notice of a public or private sale of Collateral), if given as provided in Section 21.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

   19.      Administrative Agent and Lenders.

            19.1. Appointment of Administrative Agent. Boatmen's is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. Each Lender irrevocably authorizes Boatmen's to act as the Administrative Agent and for such Lender. Administrative Agent shall not have any duties or responsibilities except those expressly stated in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, duties, responsibilities, obligations or liabilities shall be read into the Loan Documents or otherwise exist against Administrative Agent by reason of this Agreement.

            19.2. Powers. Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to
   Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action hereunder except action specifically provided by this Agreement to be taken by Administrative Agent.

            19.3. General Immunity of Administrative Agent. Neither Administrative Agent nor any of its directors, officers, agents, or employees shall be liable to any Lender for any act or failure to act with respect to their respective duties hereunder that does not constitute gross negligence or willful misconduct.

            19.4. No Responsibility for Loans, Recitals, Etc. Administrative Agent and its directors, officers, agents, and employees shall not be responsible to Lenders for any recitals, reports, statements, warranties or representations herein or in any Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

            19.5. Action on Instructions of Required Lenders. Administrative Agent and its directors, officers, agents, and employees shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions executed by Required Lenders, and such instructions and any act or failure to act pursuant thereto shall be binding on all of Lenders and on all holders of Notes.

            19.6. Employment of Agents and Counsel. Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

            19.7. Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by it, which counsel may be its employees.

            19.8. Administrative Agent's Reimbursement and Indemnification. Lenders agree to reimburse and indemnify Administrative Agent prorata according to their respective Commitments
   (i) for any amounts not reimbursed by Borrower for which Administrative Agent is entitled to reimbursement by Borrower under the Loan Documents (other than any Administrative Agent's fee payable by Borrower

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   to Administrative  Agent  and fees incurred by Administrative  Agent for its legal counsel and expenses advanced by Administrative Agent's legal counsel in connection with the preparation and negotiation of the Loan Documents and the closing of the transactions contemplated hereby),
   (ii) for any other expenses incurred by Administrative Agent on behalf of Lenders, in connection with the enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent arising from any act or failure to act of Administrative Agent that constitutes gross negligence or willful misconduct with respect to its duties as Administrative Agent.

            19.9. Rights as a Lender. With respect to its Commitments, Advances made by it and the Notes issued to it, Administrative Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity as a lender hereunder. Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower or any Subsidiary or Affiliate of Borrower as if it were not Administrative Agent.

            19.10. Independent Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the initial financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan documents.

            19.11. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon receipt of such notice of resignation, Required Lenders may, after consultation with Borrower, and subject to the requirements in this Section, appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of Borrower and Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Administrative Agent's resignation shall not be effective until a successor Administrative Agent has been appointed and accepts such appointment. Upon a successor Administrative Agent's acceptance of its appointment, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent as such, and the resigning Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder. After the resignation of Administrative Agent, the provision of this Section 19 shall continue in effect for the resigning Administrative Agent's benefit in respect of any act or failure to act while it was Administrative Agent hereunder.

            19.12. Notification of Lenders. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which would likely have a Material Adverse Effect, to promptly notify Co-Arrangers thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent gives

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

   to or
   receives from Borrower and which itself (a) constitutes, or which contains information about, something that would likely have a Material Adverse Effect with respect to Borrower's Loan Obligations to such Lender or (b) is otherwise delivered to Administrative Agent by
   Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Administrative Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

            19.13. No Knowledge of Default. Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless Administrative Agent has received written notice thereof from a Lender or Borrower referring to this Agreement and describing such
   Default or Event of Default, or Administrative Agent otherwise has actual knowledge thereof. If Administrative Agent receives such notice or otherwise acquires such actual knowledge, Administrative Agent shall notify Lenders of the same, solicit advice from Lenders as to the appropriate course of action, and take such action (including but not limited to actions contemplated by Sections 9 and 18.3) as is directed by Required Lenders; provided, however, that unless and until Administrative Agent has received such directions, Administrative Agent may at its option take such actions as it deems appropriate without the direction of Required Lenders in circumstances where the ability of Lenders to recover the Loan Obligations may otherwise be materially impaired.

            19.14. Collections and Distributions to Lenders by Administrative Agent. All interest, fees, and payments of principal received by Administrative Agent for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their prorata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Boatmen's in the case of interest, fees, and payments with respect to the Swingline Loan) on the same Business Day when received, unless received after 2:00 p.m., St. Louis time, in which case they shall be so distributed on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid promptly to Administrative Agent for distribution to Lenders in accordance with their prorata shares of the Loans. Such distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time.

   20.      General.

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

            20.1. Lenders' Right to Cure. Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Advance to pay) any amount or do any act required of Borrower hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Administrative Agent's Security Interests therein for the benefit of Lenders, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by it hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

            20.2. Rights Not Exclusive. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

            20.3. Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents, the making of every Advance and the issuance of every Letter of Credit. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 20.5 and 20.6, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

            20.4.    Assignments and Participations.

            20.4.1. Permitted Assignments. At any time after the Execution Date any Lender may assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it), provided that the terms of assignment satisfy the following requirements:

            20.4.1.1.  Administrative  Agent   shall   have   accepted  the
   assignment and Borrower shall have consented to the assignment, which acceptance and consent shall not be unreasonably withheld.

            20.4.1.2.  Each   such   assignment  shall  be  of  a constant,
   and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

            20.4.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as Exhibit 20.4.1.

            20.4.1.4. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Commitment, Term Commitment, Canadian Term Commitment, Post-Offering Acquisition Loan Commitment, General Acquisition Loan Commitment and Letter of Credit Commitment, which shall also be assigned) is $5,000,000 or

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

   such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between Lenders and their Affiliates.

            20.4.1.5. The assignee shall have an office located in the United States.

            20.4.2.    Consequences and Effect of Assignments.

            20.4.2.1. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement.

            20.4.2.2. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations;
   (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 15.14 hereof and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their respective terms all of the obligations which by the terms of this Agreement are required to be performed by such assignee as a Lender and a holder of a Note.

            20.4.3. Assignment Fee. Any Lender who makes an assignment shall pay to the Administrative Agent a one-time administrative fee of $3,500, which shall not be reimbursed by Borrower.

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

            20.4.4. Administrative Agent to Retain Copies of Assignments and Acceptances. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it.

            20.4.5. Notice to Borrower of Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. If Borrower consents to the assignment contemplated thereby, which consent shall not be unreasonably withheld, Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment.

            20.4.6. Sale of Participations. Each Lender may sell participations to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

            20.4.6.1. Such   Lender's   obligations   under  this Agreement
   shall remain unchanged.

            20.4.6.2. Such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations.

            20.4.6.3. Such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement.

            20.4.6.4. Such participations shall be in a minimum amount of $5,000,000, except that there shall be no such minimum amount between Lenders and their Affiliates or between Affiliates of Lenders.

            20.4.6.5. Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to Advances and payments to be made under this Agreement. Participation agreements between a Lender and its participants may, however, provide that such Lender will obtain the approval of such participant prior to such Lender agreeing to any amendment or waiver of any provisions of this Agreement which would
   (i) extend the maturity of the Notes, (ii) reduce the interest rates on the Loans, (iii) increase any of the Commitments of the Lender granting the participation, or (iv) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents.

   The sale of any such participation which requires Borrower to file a registration statement with the SEC or under the securities laws of any state shall not be permitted.

            20.4.7. Assignments to Affiliates. Notwithstanding anything in Section 20.4 to the contrary, any Lender may assign all or any portion of its interest in the Loans to its Affiliates without the acceptance or consent of Administrative Agent or Borrower upon payment of the administrative fee described in Section 20.4.3, and may assign all or any portion of its interest in the Loans to the Federal Reserve Bank without acceptance or approval of Administrative Agent or Borrower and without payment of any fees.

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

            20.5. Payment of Expenses. Borrower agrees to pay or reimburse to each Co-Arranger all of such Co-Arranger's out-of-pocket costs incurred in connection with such Co-Arranger's due diligence review before execution of the Loan Documents; the negotiation and preparation of the Commitment Letter and the Loan Documents; the perfection of Administrative Agent's Security Interests in any
   Collateral; the interpretation of any of the Loan Documents; the enforcement of such Co-Arranger's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Borrower further agrees to pay or reimburse to each Lender all of such Lender's out-of-pocket costs incurred in connection with the enforcement of such Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred: title insurance fees and premiums; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving either Co-Arranger and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to either Co-Arrangers or any Lender are Loan Obligations payable to such Co-Arranger or such Lender, secured by the Collateral, and are payable on demand by such Co-Arranger or such Lender.

            20.6.    General Indemnity.

            20.6.1.    Borrower  shall  pay,  indemnify  and hold  harmless
   Administrative Agent and each Lender and their respective directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified
   Parties  as  a  result  of  the  manufacture,  storage,  transportation, release  or  disposal  of any  Hazardous  Material  on,  from,  over  or affecting any of the Collateral or any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, arising out of or relating to any Acquisition Documents or enforcement by Administrative Agent of any of its rights with respect thereto,

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   except to the extent that  they  arise  from the  gross  negligence, bad faith or willful misconduct of any of the Indemnified Parties.

            20.6.2. The obligations of Borrower under this Section 20.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

            20.6.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

            20.7. Letters of Credit. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit.
   Neither Letter of Credit Issuer nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of any beneficiary in connection therewith;
   (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
   (c) payment by Letter of Credit Issuer against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or
   (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Letter of Credit Issuer would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            20.8. Changes in Accounting Principles. If Borrower, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of Borrower, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified
   Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

            20.9. Loan Records. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that each Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that a Lender's records are not correct. Borrower agrees that a Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Administrative Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 6.7 and corrections of errors discovered by such Lender), unless Borrower notifies such Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

            20.10. Other Security and Guaranties. Administrative Agent or any Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

            20.11.   Negotiated   Transaction.   Borrower,   Administrative
   Agent and Lenders represent one to the other that in the negotiation and drafting of this Agreement they have been represented by and have relied upon the advice of counsel of their choice. Borrower, Administrative Agent and Lenders affirm that their counsel have each had substantial roles in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed drafted by Borrower, Administrative Agent and Lenders, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter shall not be employed in the interpretation of this Agreement.

            20.12. Choice of Forum. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND LENDERS HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST.
   LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE
   FOREGOING: (1) ADMINISTRATIVE AGENT OR LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            20.13. Service of Process. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE
   COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR LENDERS' OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. ADMINISTRATIVE AGENT OR

   LENDERS SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            20.14.   Jury Trial.  BORROWER,  ADMINISTRATIVE AGENT, AND EACH
   LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

   21.      Miscellaneous.

            21.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by Administrative Agent or Lenders in any instance shall entitle Borrower to notice or demand in any other instance.

            21.2. Amendments, Waivers and Consents. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders; provided, however, that any such amendment, modification or consent shall be effective only in the specific instance and for the purpose for which given, and no such amendment, modification or consent shall, unless signed by authorized officers of Borrower and all of the Lenders: (i) change the Letter of Credit Commitment or any Revolving Commitment, Post-Offering Acquisition Loan Commitment, General Acquisition Loan Commitment, Term Commitment, or Canadian Term Commitment of any Lender or subject it to a greater obligation than expressly provided for herein, (ii) reduce or forgive the principal of any Advance or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to Lenders under the Loan Documents (including, without limitation, the Revolver Maturity Date), (iv) change the provisions of Section 19 to the detriment of any Lender, (v) change the definition of "Required Lenders" hereunder, (vi) change the provisions of this Section, (vii) release any of the Collateral (except in the ordinary course of business or as otherwise expressly permitted by the terms of this Agreement) or any Covered Person from its obligations under the Loan Documents, or (viii) change any provisions hereof requiring ratable distributions to the Lenders. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Administrative Agent and the Lenders hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time. Notwithstanding anything to the contrary in this Section, Administrative Agent may, with the consent of Required Lenders, take any action reasonably deemed necessary or desirable by Administrative Agent in connection with the Subrogation Agreement.

            21.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and Required Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

            21.4. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

            21.5. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

            21.6. Governing Law; No Third Party Rights. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

            21.7.    Counterpart  Facsimile  Execution.   For  purposes  of
   this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

            21.8. No Other Agreements. There are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

            21.9. Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

            21.10. Statutory Notice. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

            ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.




             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.

   DT INDUSTRIES, INC. a Delaware          SENCORP SYSTEMS, INC., a Delaware
   corporation                             corporation


   By: /s/ Bruce P. Erdel                  By: /s/ Bruce P. Erdel
       --------------------------------        --------------------------------
       Bruce P. Erdel, Vice President -        Bruce P. Erdel, Vice President
       Finance and Secretary                   and Secretary

   Notice Address:                         Notice Address:
   Corporate Centre, Suite 2-300           c/o DT Industries, Inc.
   1949 E. Sunshine                        Corporate Centre, Suite 2-300
   Springfield, MO  65804                  1949 E. Sunshine
   FAX # 417-890-0525                      Springfield, MO
   TEL # 417-890-1002                      FAX # 417-890-0525
                                           TEL # 417-890-0102


   DETROIT TOOL AND ENGINEERING COMPANY,   ADVANCED ASSEMBLY AUTOMATION, INC.,
   a Delaware corporation                  an Ohio corporation



   By: /s/ Bruce P. Erdel                  By: /s/ Bruce P. Erdel
       --------------------------------        --------------------------------
       Bruce P. Erdel, Vice President          Bruce P. Erdel, Vice President
       and Secretary                           and Secretary

   Notice Address:                         Notice Address:
   Corporate Centre, Suite 2-300           c/o DT Industries, Inc.
   1949 E. Sunshine                        Corporate Centre, Suite 2-300
   Springfield, MO                         1949 E. Sunshine
   FAX # 417-890-0525                      Springfield, MO
   TEL # 417-890-0102                      FAX # 417-890-0525
                                           TEL # 417-890-0102

   DETROIT TOOL METAL PRODUCTS CO., a      PHARMA GROUP, INC., a Delaware
   Missouri corporation                    corporation


   By: /s/ Bruce P. Erdel                  By: /s/ Bruce P. Erdel
       --------------------------------        --------------------------------
       Bruce P. Erdel, Vice President          Bruce P. Erdel, Vice President
       and Secretary                           and Secretary

   Notice Address:                         Notice Address:
   Corporate Centre, Suite 2-300           c/o DT Industries, Inc.
   1949 E. Sunshine                        Corporate Centre, Suite 2-300
   Springfield, MO                         1949 E. Sunshine
   FAX # 417-890-0525                      Springfield, MO
   TEL # 417-890-0102                      FAX # 417-890-0525
                                           TEL # 417-890-0102



   DT CANADA INC., a New Brunswick,        KALISH CANADA INC., a New Brunswick,
   Canada corporation                      Canada corporation


   By: /s/ Bruce P. Erdel                  By: /s/ Bruce P. Erdel
       --------------------------------        --------------------------------
       Bruce P. Erdel, Vice President          Bruce P. Erdel, Vice President
       and Secretary                           and Secretary

   Notice Address:                         Notice Address:
   c/o DT Industries, Inc.                 c/o DT Industries, Inc.
   Corporate Centre, Suite 2-300           Corporate Centre, Suite 2-300
   1949 E. Sunshine                        1949 E. Sunshine
   Springfield, MO                         Springfield, MO
   FAX # 417-890-0525                      FAX # 417-890-0525
   TEL # 417-890-0102                      TEL # 417-890-0102

   MID-WEST AUTOMATION ENTERPRISES, INC.,
   an Illinois corporation


   By: /s/ Bruce P. Erdel
       --------------------------------
       Bruce P. Erdel, Secretary

   Notice Address:
   c/o DT Industries, Inc.
   Corporate Centre, Suite 2-300
   1949 E. Sunshine
   Springfield, MO
   FAX # 417-890-0525
   TEL # 417-890-0102

                                  "GUARANTORS"

   ARMAC INDUSTRIES, CO., a Delaware       ASSEMBLY MACHINES, INC., a
   corporation                             Pennsylvania corporation


   By: /s/ Bruce P. Erdel                  By: /s/ Bruce P. Erdel
       --------------------------------        --------------------------------
       Bruce P. Erdel, Vice President          Bruce P. Erdel, Vice President
       and Secretary                           and Secretary

                                           Notice Address:
   Notice Address:                         c/o DT Industries, Inc.
   c/o DT Industries, Inc.                 Corporate Centre, Suite 2-300
   Corporate Centre, Suite 2-300           1949 E. Sunshine
   1949 E. Sunshine                        Springfield, MO
   Springfield, MO                         FAX # 417-890-0525
   FAX # 417-890-0525                      TEL # 417-890-0102
   TEL # 417-890-0102

   MID-WEST AUTOMATION SYSTEMS, INC., an
   Illinois corporation


   By: /s/ Bruce P. Erdel
       --------------------------------
       Bruce P. Erdel, Secretary

   Notice Address:
   c/o DT Industries, Inc.
   Corporate Centre, Suite 2-300
   1949 E. Sunshine
   Springfield, MO
   FAX # 417-890-0525
   TEL # 417-890-0102

                                   "LENDERS"

   THE BOATMEN'S NATIONAL BANK OF          DRESDNER BANK AG, NEW YORK AND GRAND
   ST. LOUIS, as Administrative Agent      CAYMAN BRANCHES
   and a Lender


   By: /s/ Paul Porter                     By: /s/ Thomas J. Nadramia
      --------------------------------        --------------------------------
   Name:  Paul Porter                      Name:  Thomas J. Nadramia
          ----------------------------            ----------------------------
   Title: Vice Pres                        Title: Vice President
          ----------------------------            ----------------------------

   Notice Address:
   One Boatmen's Plaza                     By: /s/ John N. Sweeney
   St. Louis, MO 63101                        --------------------------------
   FAX # 314-466-6645                      Name:  John N. Sweeney
   TEL # 314-466-6709                             ----------------------------
                                           Title: Assistant Vice President
                                                  ----------------------------

                                           Notice Address:
                                           190 South LaSalle Street
                                           Suite 2700
                                           Chicago, IL  60603
                                           FAX # 312-444-1305
                                           TEL # 312-444-1326

                                  EXHIBIT 2.1

                      GLOSSARY AND INDEX OF DEFINED TERMS


   "AAA" is defined on page 1.

   "Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

   "Account Assignment": the assignment of the Cash Collateral Account that is executed and delivered to Administrative Agent for the benefit of Lenders as provided herein, and all amendments, restatements, and replacements thereof.

   "Account Debtor": the obligor on any Account.

   "Acquiring Company": the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

   "Acquisition Documents": the agreement under which an Permitted Acquisition by a Borrower will be made, all amendments, schedules and exhibits thereto, and all other agreements, documents and certificates which will be executed and delivered in connection with the transactions contemplated thereby.

   "Adjusted LIBO Rate" is defined in Section 4.3.2.

   "Adjusted Operating Cash Flow" is defined in Section 17.1.

   "Administrative Agent": The Boatmen's National Bank of St. Louis.

   "Administrative Fee" is defined in Section 5.3.

   "Advance": a Revolving Advance, a Swingline Advance, a Term Advance, a Post-Offering Acquisition Advance or a General Acquisition Advance.

   "Advance Date" is defined in Section 7.5.1.

   "Advance Request": a request by a Borrowing Officer for an Advance that meets the requirements of Section 7.12.

   "Affected Principal Amount" is defined in Section 14.

   "Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

   "Aggregate Alternate Base Rate Canadian Term Loan": the sum of all Alternate Base Rate Loans that are Canadian Term Loans.

   "Aggregate Alternate Base Rate General Acquisition Loan": the sum of all Alternate Base Rate Loans that are General Acquisition Loans.

   "Aggregate Alternate Base Rate Post-Offering Acquisition Loan": the sum of all Alternate Base Rate Loans that are Post-Offering Acquisition Loans.

   "Aggregate   Alternate  Base  Rate  Revolving  Loan":  the  sum  of  all
   Alternate Base Rate Revolving Loans.

   "Aggregate Alternate Base Rate Term Loan": the sum of all Alternate Base Rate Loans that are Term Loans.

   "Aggregate Canadian Term Commitment": is defined in Section 3.4.

   "Aggregate Canadian Term Loan": is defined in Section 3.4.

   "Aggregate Commitment": the sum of the Aggregate Revolving Commitment, the Aggregate Term Commitment, the Aggregate Post-Offering Acquisition Loan Commitment and the Aggregate General Acquisition Loan Commitment.

   "Aggregate General Acquisition Loan" is defined in Section 3.8.

   "Aggregate General Acquisition Loan Commitment" is defined in Section 3.8.

   "Aggregate LIBOR Loan": the sum of all LIBOR Loans.

   "Aggregate  Loan":  the  sum  of  the  Aggregate   Revolving  Loan,  the
   Aggregate Swingline Loan, the Aggregate Term Loan, the Aggregate Canadian Term Loan, the Aggregate Post-Offering Acquisition Loan and the Aggregate General Acquisition Loan.

   "Aggregate   Post-Offering   Acquisition   Advance":   the  sum  of  all
   Post-Offering Acquisition Advances to be made on the same Advance Date.

   "Aggregate Post-Offering Acquisition Loan" is defined in Section 3.5.

   "Aggregate  Post-Offering  Acquisition  Loan  Commitment"  is defined in
   Section 3.5.

   "Aggregate Revolving Advance": the sum of all Revolving Advances to be made on the same Advance Date.

   "Aggregate Revolving Commitment" is defined in Section 3.1.1.

   "Aggregate Revolving Loan" is defined in Section 3.1.1.

   "Aggregate Swingline Loan": on any date, the outstanding principal amount of all Swingline Advances as of such date.

   "Aggregate Term Advance": the sum of all Term Advances to be made on the same Advance Date.

   "Aggregate Term Commitment" is defined in Section 3.3.

   "Aggregate Term Loan" is defined in Section 3.3.

   "Agreement" is defined on page 1.

   "Alternate Base Rate Advance": an Advance that will be a Loan that bears interest at the Alternate Base Rate.

   "Alternate Base Rate": the CBR plus the Corporate Base Rate Increment.

   "Alternate Base Rate Loan": a Loan that bears interest at the Alternate Base Rate.

   "Amendments": collectively, Amendment Number One to the Initial Loan Agreement dated as of August 28, 1995, Amendment Number Two to the Initial Loan Agreement dated as of September 26, 1995, Amendment Number Three to the Initial Loan Agreement dated as of November 22, 1995, St. Louis, Missouri time, (November 23, 1995, London, England time), Amendment Number Four to the Initial Loan Agreement dated as of January 16, 1996, and Amendment Number Five to the Initial Loan Agreement dated as of March 12, 1996.

   "AMI": Assembly Machines, Inc., a Pennsylvania Corporation.

   "Anniversary Date": each anniversary of the Execution Date.

   "Armac" is defined on page 1.

   "Asbestos Material": either asbestos or asbestos-containing materials.

   "Base Conversion Rate": as defined in Section 17.1.

   "Beneficial Owner": as defined in Rule 13-D-3 of the Securities and Exchange Commission.

   "Boatmen's" is defined on page 1.

   "Borrower" is defined in Section 2.2.

   "Borrower's Representative" is defined in Section 2.2.

   "Borrowing Base" is defined in Section 3.1.3.

   "Borrowing Base Certificate" is defined in Section 15.15.1.

   "Borrowing Officer": an officer of Borrower duly authorized on behalf of Borrower to request Advances under this Agreement.

   "British Pounds" and the sign "pound sterling": lawful money of Great
   Britain.

   "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the State of Missouri.

   "Canadian Borrowers": Kalish Canada and DT Canada.

   "Canadian Letter of Credit" is defined in Section 3.9.

   "Canadian Loan Guarantors": DTI, Engineering, Metal Products, Sencorp, PGI, AAA, Armac, AMI, Mid-West Systems, and Mid-West Enterprises.

   "Canadian Loan Guaranty": is defined in Section 8.6.

   "Canadian Term Advance": is defined in Section 3.4.

   "Canadian Term Commitment": is defined in Section 3.4.

   "Canadian Term Loan": is defined in Section 3.4.

   "Canadian Term Note": is defined in Section 3.4.

   "Capital Expenditure" is defined in Section 17.1.

   "Capitalization" is defined in Section 17.1.

   "Capital Lease": any lease that has been or should be capitalized under GAAP.

   "Cash Collateral Account" is defined in Section 6.1.2.1.

   "CBR Increment" is defined in Section 4.3.1.

   "Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; or the indenture of a trust.

   "Claims Act": the Assignment of Claims Act of 1940, as amended from time to time.

   "Co-Arranger": Boatmen's and Dresdner, individually.

   "Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder of the IRS.

   "Collateral": all of the Real Property Collateral, Personal Property Collateral, and other property in which Administrative Agent has a Security Interest for the benefit of Lenders and all proceeds thereof.

   "Commercial Letter of Credit": a commercial (documentary) letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section 3.9.

   "Commitment Fee" is defined in Section 5.2.

   "Commitment Fee Rate" is defined in Section 5.2.

   "Commitments": the Aggregate Revolving Commitment, the Swingline Commitment, the Aggregate Term Commitment, the Canadian Term Commitment, the Aggregate Post-Offering Acquisition Loan Commitment, the Aggregate General Acquisition Loan Commitment and the Letter of Credit Commitment.

   "Commonly Controlled Entity": a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

   "Contract":  any contract,  note, bond, indenture,  deed, mortgage, deed
   of  trust,   security  agreement,   pledge,   hypothecation   agreement,
   assignment, or other agreement or undertaking, or any security.

   "Covered Person" is defined in Section 2.3.

   "Conversion Date" is defined in Section 4.6.

   "Corporate Base Rate": the per annum interest rate designated from time to time by Administrative Agent as its Corporate Base Rate, which is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Administrative Agent.

   "Current Liabilities" is defined in Section 17.1.

   "Current Assets" is defined in Section 17.1.

   "Default": any of the events listed in Section 18.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

   "Disclosure  Schedule":  the  Disclosure  Schedule  attached  hereto  as
   Exhibit 13.

   "Distribution" is defined in Section 16.9.

   "DOL": the United States Department of Labor.

   "Dollars" and the sign "$": lawful money of the United States.

   "Dresdner": Dresdner Bank AG, New York and Grand Cayman Branches.

   "Dresdner UK Credit Agreement": that certain credit agreement dated as of November 23, 1995 London, England time (November 22, 1995 St. Louis, Missouri time) between Dresdner UK and DTUK.

   "Dresdner UK Loan": the credit facilities provided by Dresdner UK to DTUK pursuant to the DTUK Loan Documents.

   "Dresdner UK Loan Documents": the Dresdner UK Credit Agreement and all other agreements, certificates, documents, instruments and other writings executed in connection with the financing arrangements contemplated by the Dresdner UK Credit Agreement.

   "Dresdner UK": Dresdner Bank AG, London Branch.

   "DT Canada": DT Canada Inc., a New Brunswick, Canada corporation.

   "DTI": DT Industries, Inc., a Delaware corporation.

   "DTUK": DT Industries (UK) Limited, a United Kingdom corporation.

   "Effective Date" is defined in Section 1.

   "Eligible Accounts": only such Accounts of Borrower as Administrative Agent, in its sole discretion, which shall not be unreasonably exercised, shall from time to time elect to consider Eligible Accounts for the purposes of this Agreement. Without limiting the discretion of Administrative Agent to consider Accounts of Borrower not to be Eligible Accounts, and by way of example only of types of Accounts that Administrative Agent will consider not to be Eligible Accounts, the following classes of Accounts will not be Eligible Accounts, unless approved in writing by Administrative Agent in each case: (i) any Account with respect to which Administrative Agent does not have a valid and enforceable, first priority, perfected Security Interest; (ii) any Account which remains unpaid as of 90 days after the original date of the applicable invoice; (iii) any Account of a single Account Debtor if 25% or more of the balances due on all Accounts of such Account Debtor are neligible under clause (i) or
   (ii); (iv) any Account with respect to which the Account Debtor is (a) an Affiliate or employee of Borrower or (b) a supplier, creditor, sales representative or distributor or Borrower; provided, however that such Account shall be ineligible only to the extent of any payable due and owing by Borrower in favor of such Account Debtor; (v) any Account as to which the perfection of Administrative Agent's Security Interest is governed by any federal, state or local statutory requirements other than those of the UCC or the Claims Act; (vii) any Account with respect to which the Account Debtor is the United States of America or any department, agency, public corporation or other instrumentality thereof, unless filings and acknowledgements in accordance with the Claims Act and any other steps necessary to perfect Administrative Agent's
   Security Interest have been complied with to Administrative Agent's satisfaction; (viii) any Account with respect to which the Account Debtor is not organized under the laws of the United States or Canada and does not maintain its chief executive office within either the United States or Canada and any Account with respect to which the Account Debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof, unless either (a) the creditor with respect to such Account and Administrative Agent are beneficiaries of a letter of credit in the amount of such Account that secures such Account Debtor's payment on such Account and is in form and substance satisfactory to Administrative Agent and has been issued by a bank satisfactory to Administrative Agent and, if so required by Administrative Agent, confirmed by a bank satisfactory to Administrative Agent, or (b) the creditor with respect to such Account has obtained for the benefit of Administrative Agent F.C.I.A. insurance insuring such Account Debtor's payment of such Account; (ix) any Account with respect to which the Account Debtor is located in any state denying creditors access to its courts without qualifying to do business in such state or filing a notice in whatever form or substance, unless Borrower has so qualified or filed to Administrative Agent's satisfaction; (x) any Account with respect to goods or services whose delivery or performance has been rejected by the Account Debtor or whose earlier acceptance has been revoked; (xi) any Account, the goods giving rise to which have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to which have not been performed by Borrower, (xii) any Account arising from the delivery of goods or performance of services for which an invoice has not been sent to the Account Debtor within five days after such delivery or performance; (xiii) any Account owing by an Account Debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern or, if an individual, who is dead or has been judicially declared incompetent; (xiv) any Account with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis or, to the extent of any dilution resulting therefrom, Accounts arising from a sale involving any cash discount other than cash discounts offered by Borrower in the ordinary course of business, contra-account, credit memorandum or other similar factor; (xv) any Account owing by an Account Debtor that has disputed liability or made any claim with respect to any other Account due from such Account Debtor, or that has any right of setoff against such Account, or to which Borrower is indebted in any way, but only to the extent of such indebtedness, setoff, dispute or claim; (xvi) any Account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount; (xvii) any Account owing by an Account Debtor whose Indebtedness to Borrower exceeds a credit limit satisfactory to Administrative Agent; (xviii) any Account of an Account Debtor with respect to particular goods still in the possession of the creditor on the Account or included in Inventory of such creditor and against which the Account Debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Security Interest; (xix) any Account with respect to which the delivery of goods or performance of services is bonded; (xx) any Account as to which Administrative Agent does not have the right or ability to obtain direct payment to Administrative Agent; (xxi) any Account with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached; (xxii) any Account with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; (xxiii) any Account which represents a progress billing or as to which Borrower has extended the time for payment without the consent of Administrative Agent (for purposes hereof, "progress billing" being any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon Borrower's completion of any further performance under the contract or agreement); (xxiv) any Account which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment; (xxv) any Account which arises out of a sale not made in the ordinary course of Borrower's business; and (xxvi) any Account as to which Administrative Agent has determined in its absolute discretion that the prospect of payment or collection on a timely basis is impaired or that Administrative Agent otherwise deems in its absolute discretion to be uncreditworthy.

   "Eligible Inventory": all Inventory, including Inventory in Canada, except Inventory (i) that is obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of Borrower's business; (ii) that is not subject to a valid and enforceable, first priority, perfected Security Interest in favor of
   Bank; (iii) that is in the possession of Borrower but not owned by Borrower; (iv) that is stored at a location other than the locations listed in the Disclosure Statement, unless approved by Administrative Agent in writing; (v) that is not satisfactory to Administrative Agent because of its age, condition, type, or quantity, (vi) to which Borrower does not have lawful and absolute title, (vii) to which Borrower does not have the full and unqualified right to assign and grant a Security Interest to Administrative Agent as security for the Loan Obligations, (viii) which is subject to any Security Interest other than Permitted Security Interests and (xix) with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached.

   "Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace.

   "Encumbrance": as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

   "Engineering" is defined on page 1.

   "Environmental Law": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

   "Environmental   Property   Transfer  Act":  any  Law  that  conditions,
   restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed of title for any property for environmental reasons, including any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts".

   "EPA": the United States Environmental Protection Agency.

   "ERISA Affiliate": any trade or business (irrespective of whether incorporated) which is a member of a group of which Borrower is a member and thereafter treated as a single employer under section 414(b),
   (c), (m) or (o) of the Code or applicable Treasury Regulations.

   "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

   "Event of Default": any of the events listed in Section 18.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

   "Excess Cash Flow" is defined in Section 6.4.4.4.

   "Execution Date": the date when this Agreement has been executed.

   "Existing Default": a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Administrative Agent.

   "Federal Funds Rate": for any day, the rate per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal
   Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of St. Louis on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

   "Fee Letter":  that  certain  letter  from  Co-Arrangers  to  DTI  dated
   July 19, 1996.

   "Financial Statements": financial statements of Borrower that are furnished to Administrative Agent as required in Section 15.14 of this Agreement.

   "Fixed Charges" is defined in Section 17.1.

   "FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

   "GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

   "General Acquisition Advance" is defined in Section 3.8.

   "General Acquisition Balloon Payment" is defined in Section 6.3.2.

   "General Acquisition Expiration Date": the date that is the first anniversary of the Effective Date.

   "General Acquisition Loan" is defined in Section 3.8.

   "General Acquisition Loan Commitment" is defined in Section 3.8.

   "General Acquisition Loan Maturity Date": July 23, 2001.

   "General Acquisition Note" is defined in Section 3.8.

   "Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

   "Group": as used in Regulation 13-D issued by the Securities and Exchange Commission.

   "Guarantor": Armac, AMI, Mid-West Systems and any other Person party to a Guaranty.

   "Guaranty": each guaranty of part or all of the Loan Obligations executed and delivered to Administrative Agent for the benefit of Lenders by any Guarantor, and all amendments, restatements, and replacements thereof.

   "Hazardous Material": any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation), including Asbestos Material.

   "Historical Combined": for any period, means either consolidated and consolidating financial statements or financial measurements, as the case may be, in accordance with GAAP, that include all Borrowers and their Subsidiaries, including Borrowers and Subsidiaries that are Surviving Companies, as though such Borrowers and Subsidiaries were combined for the entire period.

   "Indebtedness": as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; and (viii) under any conditional sale agreement or title retention agreement; less, for the period between the Effective Date and the date 30 days after the Effective Date only, the amount of cash and marketable securities of Mid-West Systems and Mid-West Enterprises determined in accordance with GAAP.

   "Indemnified Parties" is defined in Section 20.6.

   "Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person
   (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

   "Initial Financial Statements" is defined in Section 10.1.4.

   "Initial Loan Agreement" is defined on page 1.

   "Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

   "Intellectual  Property  Assignment":  each  assignment of  Intellectual
   Property that Borrower executes and delivers to Administrative Agent for the benefit of Lenders, either on or after the Execution Date, and all amendments, restatements, and replacements thereof.

   "Intellectual Property": as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person.

   "Interest Expense" is defined in Section 17.1.

   "Interest Period" is defined in Section 4.5.

   "Interest Rate Protection Agreement": an agreement in form and substance acceptable to Administrative Agent designed to protect Borrower from the fluctuations of interest rates, whether in the form of an interest rate cap, interest rate swap or exchange, interest rate corridor, or interest rate collar.

   "Inventory": goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

   "Investment":  (a) a loan or advance of money or  property  to a Person,
   (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

   "IRS": the Internal Revenue Service.

   "Kalish Acquisition": the acquisition by DTI through one or more wholly-owned Subsidiaries of all or substantially all of the assets of H.G. Kalish, Inc., both in the United States and Canada.

   "Kalish   Canada":   Kalish  Canada  Inc.,  a  New   Brunswick,   Canada
   corporation.

   "Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

   "Lender": each of the lenders listed on the signature pages hereof.

   "Lenders'  Exposure":  The  sum of the  Aggregate  Revolving  Loan,  the
   Aggregate Swingline Loan, the Aggregate Term Loan, the Aggregate Canadian Term Loan, the Aggregate Post-Offering Acquisition Loan, the Aggregate General Acquisition Loan and the Letter of Credit Exposure.

   "Lending  Office":  800 Market Street,  St. Louis, MO 63101;  Attention:
   Leveraged Lending.

   "Letter of Credit": the Swiftpack Letter of Credit, the Canadian Letter of Credit and any letter of credit, whether a Standby Letter of Credit or a Commercial Letter of Credit, issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section 3.9.

   "Letter of Credit Commitment" is defined in Section 3.9.

   "Letter of Credit Exposure": the sum of (i) the undrawn amount of the Canadian Letter of Credit, plus (ii) the undrawn amount of the Swiftpack Letter of Credit, plus (iii) the undrawn amount of all outstanding letters of credit issued for the account of Borrower under the Letter of Credit Commitment, plus (iv) all amounts drawn on all Letters of Credit and not reimbursed by Borrower.

   "Letter of Credit Fee" is defined in Section 5.4.

   "Letter of Credit Issuer": the Lender that has committed in Section 3.9 to issue Letters of Credit.

   "Letter of Credit Request" is defined in Section 7.13.

   "LIBO Rate" is defined in Section 4.3.2.

   "LIBOR Advance": an Advance that will be a Loan bearing interest at the Adjusted LIBO Rate.

   "LIBOR Increment" is defined in Section 4.3.2.

   "LIBOR Loan: a Loan that bears interest at the Adjusted LIBO Rate

   "Loan":  a Revolving  Loan,  a Swingline  Loan,  a Term Loan, a Canadian
   Term Loan, a  Post-Offering  Acquisition  Loan or a General  Acquisition
   Loan.

   "Loan Documents": this Agreement, the Notes, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

   "Loan  Obligations":  all  of  the  obligations  of  the  Canadian  Loan
   Guarantors under the Canadian Loan Guaranty, all of Borrower's Indebtedness owing to each Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to each Lender with respect to the Letter of Credit Exposure, and any exchange rate fluctuations in connection therewith, all amounts paid or remitted or required to be paid or remitted by any Lender to Dresdner UK under the terms of the Subrogation Agreement, all obligations of Borrower to any Lender under Rate Hedging Obligations or the like or options therefor, and all other obligations and liabilities of Borrower to each Lender under the Loan Documents (including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and whether or not presently contemplated by Borrower, Guarantors, Canadian Loan
   Guarantors and Lenders in the Loan Documents; provided, however, that the term "Loan Obligations" (i) with respect to the Canadian Borrowers, is specifically limited to all of the foregoing that arises out of the Aggregate Canadian Term Commitment, and (ii) with respect to each other Borrower, Guarantor, and Canadian Loan Guarantor specifically includes all of the foregoing including its joint and several liability pursuant to the Canadian Loan Guaranty.

   "Lockboxes" is defined in Section 6.1.2.1.

   "Management Incentive Stock Issue": the issuance of capital stock of Borrower to its executive employees pursuant to purchase and shareholder agreements (copies of which will be provided to Co-Arrangers prior to such issuance) that results in all executive employees of Borrower owning not more than 10% of the total issued and outstanding shares of capital stock of Borrower immediately after such issuance.

   "Mandatory Advance" is defined in Section 7.2.1.

   "Material Adverse Effect": as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person taken as a whole, or the value of the Collateral, or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender.

   "Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person or any Covered Person.

   "Material Law": any Law whose violation by a Person would have a Material Adverse Effect with respect to such Person.

   "Material License": (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person would have a Material Adverse Effect with respect to such Covered Person or any other Covered Person, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

   "Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

   "Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of a Covered Person, and would have a Material Adverse Effect with respect to any Covered Person if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

   "Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

   "Maximum Available Amount" is defined in Section 3.1.2.

   "Maximum Swingline Amount" is defined in Section 3.2.2.

   "Metal Products" is defined on page 1.

   "Mid-West  Enterprises":   Mid-West  Automation  Enterprises,  Inc.,  an
   Illinois corporation.

   "Mid-West Systems": Mid-West Automation Systems, Inc., an Illinois corporation.

   "Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

   "Net Worth" is defined in Section 17.1.

   "Note": the Swingline Note, any Revolving Note, any Term Note, any Post-Offering Acquisition Note or any General Acquisition Note.

   "Notice of Conversion/Continuation" is defined in Section 4.6.

   "Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

   "Operating Cash Flow" is defined in Section 17.1.

   "Operating Lease": any lease that is not a Capital Lease.

   "Original Loan Agreement" is defined on page 1.

   "Overadvance" is defined in Section 6.4.3.

   "PBGC": the Pension Benefit Guaranty Corporation.

   "Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

   "Permitted  Acquisition":  an  acquisition  by  DTI  or  a  wholly-owned
   Subsidiary of DTI of at least 80% of the outstanding stock, or substantially all of the assets, of another Person and with respect to which all of the conditions in Section 11 have been satisfied or waived in writing by Required Lenders, or Lenders, as the case may be.

   "Permitted Indebtedness" is defined in Section 16.2.

   "Permitted Indirect Obligations" is defined in Section 16.4.

   "Permitted Investments" is defined in Section 16.1.

   "Permitted Security Interests" is defined in Section 16.5.

   "PGI" is defined on page 1.

   "Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

   "Personal Property Collateral": all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, in which Administrative Agent at any time holds a Security Interest for the benefit of Lenders.

   "Post-Offering Acquisition Advance" is defined in Section 3.5.

   "Post-Offering Acquisition Balloon Payment" is defined in Section 6.3.2.

   "Post-Offering Acquisition Loan" is defined in Section 3.5.

   "Post-Offering Acquisition Loan Availability Date": the date on which Borrower issues equity securities in a minimum amount of $50,000,000 and makes a prepayment on the Aggregate Term Loan with the net proceeds thereof.

   "Post-Offering Acquisition Loan Availability Period": the period beginning on the Post-Offering Acquisition Loan Availability Date and ending on (i) the first anniversary thereof, or (ii) if extended by Borrower pursuant to Section 3.6, the second anniversary thereof.

   "Post-Offering Acquisition Loan Commitment" is defined in Section 3.5.

   "Post-Offering Acquisition Loan Maturity Date": July 23, 2001.

   "Post-Offering Acquisition Note" is defined in Section 3.5.

   "Prior Lenders": the lenders under the Original Loan Agreement.

   "Prior Senior Indebtedness": as defined in Recital D.

   "Proceeds Account" is defined in Section 6.4.4.3.

   "Qualified Financial Institution": any commercial bank chartered under the laws of the United States or any state thereof having capital and surplus of not less than $500,000,000.

   "Rate Hedging Obligation": of a Person means any and all Obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, modifications thereof and substitutions therefor), under (a) any Interest Rate Protection Agreement and any and all other agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities, or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

   "Real Property Collateral": the real property of Borrower described in Attachment 1 to the Disclosure Schedule and all other real property in which Administrative Agent at any time holds a Security Interest for the benefit of Lenders pursuant to a Mortgage.

   "Regulation D", "Regulation G", and Regulation U": , respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

   "Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

   "Remaining Interest Period": is defined in Section 4.12.

   "Required Lenders" is defined in Section 2.4.

   "Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

   "Required Lenders" is defined in Section 2.4.

   "Revolver Maturity Date": July 23, 2001.

   "Revolving Advance" is defined in Section 3.1.1.

   "Revolving Commitment" is defined in Section 3.1.1.

   "Revolving Loan": on any date, the outstanding principal balance of all Revolving Advances as of such date.

   "Revolving Note" is defined in Section 3.1.1.

   "Security Agreement": each security agreement covering Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles or other personal property or the proceeds of the any of the foregoing that Borrower executes and delivers to Administrative Agent for the benefit of Lenders, either on or after the Execution Date, and all amendments, restatements, and replacements thereof.

   "Security Documents": all of the documents described in Section 8, and any similar documents that Borrower or any other Person executes and delivers to Administrative Agent for the benefit of Lenders after the Execution Date to secure part or all of the Loan Obligations, and all amendments, restatements, and replacements thereof

   "Security Interest": as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

   "Sencorp" is defined on page 1.

   "Settlement Date" is defined in Section 6.1.2.1.

   "Solvent": as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

   "Standby Letter of Credit": a standby letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section 3.9.

   "Stock Pledge Agreement": any stock pledge agreement that Borrower executes and delivers to Administrative Agent for the benefit of Lenders, either on or after the Execution Date, as provided herein, and all amendments, restatements, and replacements thereof.

   "Subrogation Agreement": that certain Subrogation and Assignment Agreement dated as of November 22, 1995 St. Louis, Missouri time (November 23, 1995 London, England time) between Administrative Agent, on behalf of the Prior Lenders and Dresdner UK.

   "Subsidiary": as to any Person, a corporation with respect to which more than 20% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

   "Surviving Company": as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted
   Acquisition upon the consummation thereof, (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof, or (iii) the Target Company whose stock will be acquired by another Person in a Permitted Acquisition upon the consummation thereof.

   "Swiftpack":   Swiftpack   Automation,   Limited,   a   United   Kingdom
   corporation.

   "Swiftpack Letter of Credit": that certain letter of credit dated November 22, 1995 issued by Boatmen's for the account of DT Industries, Inc. and for the benefit of Dresdner U.K., as amended by that certain Amendment No. 001 dated November 27, 1995, changing the date of the letter of credit to November 23, 1995.

   "Swiftpack Letter of Credit Available Amount": as of the date of calculation, the Dollar equivalent of pound sterling 13,500,000, calculated using the Base Conversion Rate, as such amount may have been reduced pursuant to the terms of the Swiftpack Letter of Credit.

   "Swiftpack Option": an option owned by DTUK to acquire the remaining 5% of the stock of Swiftpack.

   "Swingline Advance" is defined in Section 3.2.1.

   "Swingline Commitment" is defined in Section 3.2.1.

   "Swingline Loan" is defined in Section 3.2.1.

   "Swingline Note" is defined in Section 3.2.1.

   "Target Company": the Person whose assets or stock will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof.

   "Tax": as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

   "Term Advance" is defined in Section 3.3.

   "Term Commitment" is defined in Section 3.3.

   "Term Loan" is defined in Section 3.3.

   "Term Loan Equity Prepayment": the prepayment of principal on the Aggregate Term Loan with the net proceeds (which shall be at least $50,000,000) of the issuance by Borrower of equity securities.

   "Term Maturity Date": July 23, 2001.

   "Term Note" is defined in Section 3.3.

   "this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document), as amended from time to time.

   "Total Liabilities" is defined in Section 17.1.

   "Total Assets" is defined in Section 17.1.

   "UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

   "United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

   "Unused Aggregate Commitment" is defined in Section 5.2.

   "Upfront Fee" is defined in Section 5.1.

   "Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.

                                      NOTE

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

EXHIBIT 3           LENDERS' COMMITMENTS AND PRORATA SHARES
EXHIBIT 3.1.1       FORM OF REVOLVING NOTES
EXHIBIT 3.2.1       FORM OF SWINGLINE NOTE
EXHIBIT 3.3         FORM OF TERM NOTES
EXHIBIT 3.4         FORM OF CANADIAN TERM NOTES
EXHIBIT 3.5         FORM OF POST-OFFERING ACQUISITION NOTES
EXHIBIT 3.8         FORM OF GENERAL ACQUISITION NOTES
EXHIBIT 10.1.1      DOCUMENT AND REQUIREMENTS LIST
EXHIBIT 13          DISCLOSURE SCHEDULE OF BORROWER
EXHIBIT 15.14       FORM OF COMPLIANCE CERTIFICATE
EXHIBIT 15.15.1     BORROWING BASE CERTIFICATE
EXHIBIT 20.4.1      FORM OF ASSIGNMENT AND ACCEPTANCE